                                                                     EXHIBIT 4.8
================================================================================









                                    INDENTURE

                                      among

                                LEAR CORPORATION,

                                   as Issuer,

                 THE GUARANTORS PARTY HERETO FROM TIME TO TIME,

                                 as Guarantors,

                                       and

                              THE BANK OF NEW YORK,

                                   as Trustee



     $640,000,000 Zero-Coupon Convertible Senior Notes due February 20, 2022





                          Dated as of February 20, 2002



================================================================================

                                TABLE OF CONTENTS

                                                                                                      Page

ARTICLE I DEFINITIONS AND INCORPORATION BY REFERENCE....................................................1

     SECTION 1.01   Definitions.........................................................................1
     SECTION 1.02   Incorporation by Reference of Trust Indenture Act..................................13
     SECTION 1.03   Rules of Construction..............................................................14

ARTICLE II THE NOTES...................................................................................14

     SECTION 2.01   Form and Dating....................................................................14
     SECTION 2.02   Restrictive Legends................................................................15
     SECTION 2.03   Execution and Authentication.......................................................18
     SECTION 2.04   Registrar, Paying Agent and Conversion Agent.......................................18
     SECTION 2.05   Paying Agent to Hold Assets in Trust...............................................19
     SECTION 2.06   Holder Lists.......................................................................19
     SECTION 2.07   Exchange and Registration of Transfer of Notes; Restrictions on
                    Transfers; Depositary..............................................................20
     SECTION 2.08   Replacement Notes..................................................................24
     SECTION 2.09   Outstanding Notes..................................................................24
     SECTION 2.10   Treasury Notes.....................................................................25
     SECTION 2.11   Temporary Notes....................................................................25
     SECTION 2.12   Cancellation.......................................................................25
     SECTION 2.13   CUSIP and ISIN Numbers.............................................................25
     SECTION 2.14   Special Record Dates...............................................................26

ARTICLE III REDEMPTION AND CONVERSIONS.................................................................26

     SECTION 3.01   Optional Redemption by the Company.................................................26
     SECTION 3.02   Notes Redeemed in Part.............................................................28
     SECTION 3.03   Purchase at Option of the Holder upon a Fundamental Change.........................28
     SECTION 3.04   Purchase of Notes at the Option of the Holder; Payment of
                    Purchase Price in Stock............................................................35
     SECTION 3.05   Deposit of Fundamental Change Purchase Price or Purchase Price.....................40
     SECTION 3.06   Further Conditions for Purchase at the Option of Holders upon a
                    Fundamental Change and Purchase of Notes at the Option of the
                    Holder.............................................................................41
     SECTION 3.07   Conversion of Notes................................................................43
     SECTION 3.08   Adjustments to Conversion Rate.....................................................45
     SECTION 3.09   Miscellaneous Provisions Relating to Conversion....................................48
     SECTION 3.10   Optional Conversion to Semi-Annual Cash Pay Notes upon Tax
                    Event..............................................................................51
     SECTION 3.11   Payment of Interest................................................................51

ARTICLE IV COVENANTS...................................................................................53

     SECTION 4.01   Payment of Notes...................................................................53
     SECTION 4.02   Maintenance of Office or Agency....................................................54
     SECTION 4.03   Reports............................................................................54
     SECTION 4.04   Compliance Certificate.............................................................55
     SECTION 4.05   Taxes..............................................................................55
     SECTION 4.06   Corporate Existence................................................................56
     SECTION 4.07   Limitation on Liens................................................................56
     SECTION 4.08   Limitation on Sale and Lease-Back Transactions.....................................56

ARTICLE V MERGER, ETC..................................................................................57

     SECTION 5.01   When Company May Merge, etc........................................................57
     SECTION 5.02   Successor Corporation Substituted..................................................58

ARTICLE VI DEFAULTS AND REMEDIES.......................................................................58

     SECTION 6.01   Events of Default..................................................................58
     SECTION 6.02   Acceleration.......................................................................59
     SECTION 6.03   Other Remedies.....................................................................60
     SECTION 6.04   Waiver of Past Defaults............................................................61
     SECTION 6.05   Control by Majority................................................................61
     SECTION 6.06   Limitation on Suits................................................................61
     SECTION 6.07   Rights of Holders To Receive Payment...............................................62
     SECTION 6.08   Collection Suit by Trustee.........................................................62
     SECTION 6.09   Trustee May File Proofs of Claim...................................................62
     SECTION 6.10   Priorities.........................................................................62
     SECTION 6.11   Undertaking for Costs..............................................................63
     SECTION 6.12   Stay, Extension and Usury Laws.....................................................63

ARTICLE VII TRUSTEE....................................................................................63

     SECTION 7.01   Duties of Trustee..................................................................63
     SECTION 7.02   Rights of Trustee..................................................................65
     SECTION 7.03   Individual Rights of Trustee.......................................................66
     SECTION 7.04   Money Held in Trust................................................................66
     SECTION 7.05   Trustee's Disclaimer...............................................................66
     SECTION 7.06   Notice of Defaults.................................................................66
     SECTION 7.07   Reports by Trustee to Holders......................................................66
     SECTION 7.08   Compensation and Indemnity.........................................................67
     SECTION 7.09   Replacement of Trustee.............................................................67
     SECTION 7.10   Successor Trustee by Merger, Etc...................................................68
     SECTION 7.11   Eligibility; Disqualification......................................................69
     SECTION 7.12   Preferential Collection of Claims Against the Company..............................69

ARTICLE VIII DISCHARGE OF INDENTURE....................................................................69

     SECTION 8.01   Satisfaction and Discharge of Indenture............................................69
     SECTION 8.02   Application of Trust Funds; Indemnification........................................70
     SECTION 8.03   Repayment to Company...............................................................70

ARTICLE IX AMENDMENTS, SUPPLEMENTS AND WAIVERS.........................................................71

     SECTION 9.01   Without Consent of Holders.........................................................71
     SECTION 9.02   With Consent of Holders............................................................71
     SECTION 9.03   Compliance with Trust Indenture Act................................................73
     SECTION 9.04   Revocation and Effect of Consents..................................................73
     SECTION 9.05   Notation on or Exchange of Notes...................................................73
     SECTION 9.06   Trustee to Sign Amendment, etc.....................................................73

ARTICLE X GUARANTEES...................................................................................74

     SECTION 10.01  Guarantees.........................................................................74
     SECTION 10.02  Obligations of Guarantors Unconditional............................................76
     SECTION 10.03  Limitation on Guarantors' Liability................................................76
     SECTION 10.04  Releases of Guarantees.............................................................76
     SECTION 10.05  Application of Certain Terms and Provisions to Guarantors..........................77
     SECTION 10.06  Additional Guarantors..............................................................77

ARTICLE XI MISCELLANEOUS...............................................................................77

     SECTION 11.01  Trust Indenture Act Controls.......................................................77
     SECTION 11.02  Notices............................................................................78
     SECTION 11.03  Communication by Holders with Other Holders........................................78
     SECTION 11.04  Certificate and Opinion as to Conditions Precedent.................................79
     SECTION 11.05  Statements Required in Certificate or Opinion......................................79
     SECTION 11.06  Rules by Trustee and Agents........................................................79
     SECTION 11.07  Legal Holidays.....................................................................80
     SECTION 11.08  Duplicate Originals................................................................80
     SECTION 11.09  GOVERNING LAW......................................................................80
     SECTION 11.10  No Adverse Interpretation of Other Agreements......................................80
     SECTION 11.11  Successors.........................................................................80
     SECTION 11.12  Severability.......................................................................80
     SECTION 11.13  Counterpart Originals..............................................................80
     SECTION 11.14  Submission to Jurisdiction.........................................................80


EXHIBIT A:  Form of Note........................................................................    A-1

                             CROSS-REFERENCE TABLE*

Trust Indenture                                                 Indenture
Act Section                                                       Section
-----------                                                       -------

310(a)(1)...................................................         7.10
   (a)(2)...................................................         7.10
   (a)(3)...................................................          n/a
   (a)(4)...................................................          n/a
   (a)(5)...................................................         7.10
   (b)......................................................   7.03; 7.10
   (c)......................................................          n/a

311(a)......................................................         7.11
   (b)......................................................         7.11
   (c)......................................................          n/a

312(a)......................................................         2.06
   (b)......................................................        11.03
   (c)......................................................        11.03

313(a)......................................................         7.06
   (b)(1)...................................................          n/a
   (b)(2)...................................................   7.06; 7.07
   (c)......................................................  7.06; 11.02
   (d)......................................................         7.06

314(a)(1), (2), (3).........................................  4.03; 11.05
   (a)(4)...................................................         4.04
   (b)......................................................          n/a
   (c)(1)...................................................        11.04
   (c)(2)...................................................        11.04
   (c)(3)...................................................          n/a
   (d)......................................................          n/a
   (e)......................................................        11.05
   (f)......................................................          n/a

315(a)......................................................      7.01(b)
   (b)......................................................  7.05; 11.02
   (c)......................................................      7.01(a)
   (d)......................................................      7.01(c)
   (e)......................................................         6.11

316(a)(last sentence).......................................         2.12
   (a)(1)(A)................................................         6.05
   (a)(1)(B)................................................         6.04
   (a)(2)...................................................          n/a


Trust Indenture                                             Indenture
Act Section                                                   Section
---------------                                             ---------
   (b)......................................................         6.07
   (c)......................................................         9.04

317(a)(1)...................................................         6.08
   (a)(2)...................................................         6.09
   (b)......................................................         2.04

318(a)......................................................        11.01
   (b)......................................................          n/a
   (c)......................................................        11.01

------------------
"n/a" means not applicable.

*This Cross-Reference Table shall not, for any purpose, be deemed to be a part of the Indenture.

                  Indenture, dated as of February 20, 2002, among Lear Corporation, a Delaware corporation (the "Company"), as issuer, the companies listed on the signature pages hereto that are subsidiaries of the Company (the "Guarantors"), and The Bank of New York, a New York banking corporation, as trustee (the "Trustee").

                   RECITALS OF THE COMPANY AND THE GUARANTORS

                  The Company has duly authorized the execution and delivery of this Indenture to provide for the issuance of its Zero-Coupon Convertible Senior Notes due February 20, 2022 (the "Notes").

                   The Guarantors have duly authorized the execution and delivery of this Indenture to provide guarantees of the Notes and of certain of the obligations of the Company hereunder.

                  All things necessary to make this Indenture a valid agreement of the Company and the Guarantors, in accordance with its terms, have been done.

                  Upon the effectiveness of the Shelf Registration Statement (as defined herein), this Indenture shall be subject to, and shall be governed by, the provisions of the Trust Indenture Act of 1939, as amended, that are required or deemed to be part of and to govern indentures qualified thereunder.

                   NOW, THEREFORE, THIS INDENTURE WITNESSETH:

                  For and in consideration of the premises and the purchase of the Notes by the Holders thereof, it is mutually covenanted and agreed for the equal and ratable benefit of the Holders of the Notes, as follows:

                                   ARTICLE I

                   DEFINITIONS AND INCORPORATION BY REFERENCE

                  SECTION 1.01      Definitions.

                  "Accreted Value" means, at any date of determination, (1) prior to such time as the Notes are converted into Cash Pay Notes, the sum of
(x) the Issue Price of each Note and (y) the portion of the excess of the Principal Amount of each Note over such Issue Price (the "Original Issue Discount") which shall have been amortized by the Company in accordance with GAAP through such date, such amount to be so amortized on a daily basis and compounded semi-annually on each August 20 and February 20 at the rate of 4.75% per annum from the Issue Date through the date of determination computed on the basis of a 360-day year of twelve 30-day months and (2) at or after such time as the Notes are converted to Cash Pay Notes, the Restated Principal Amount.

                  "Acquired Indebtedness" means Indebtedness of a Person or any of its Restricted Subsidiaries existing at the time such Person becomes a Restricted Subsidiary of the Company or assumed in connection with the acquisition of assets from such Person and not incurred by such Person in contemplation of such Person becoming a Restricted Subsidiary of the Company or such acquisition, and any refinancings thereof.

                  "Additional Interest" means additional interest as defined in
Section 5(a) of the Registration Rights Agreement.

                  "Affiliate" means, when used with reference to the Company or another Person, any Person directly or indirectly controlling, controlled by, or under direct or indirect common control with, the Company or such other Person, as the case may be. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct or cause the direction of management or policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative of the foregoing.

                  "Agent" means any Registrar, Paying Agent, Conversion Agent, authenticating agent or co-Registrar.

                  "Agent Members" has the meaning specified in Section 2.01.

                  "Attributable Value" means, in connection with a sale and lease-back transaction, the lesser of (i) the fair market value of the assets subject to such transaction and (ii) the present value (discounted at a rate per annum equal to the rate of interest implicit in the lease involved in such sale and lease-back transaction, as determined in good faith by the Company) of the obligations of the lessee for rental payments during the term of the related lease.

                  "Bankruptcy Law" means Title 11 of the U.S. Code or any similar federal, state or foreign law for the relief of debtors.

                  "Benefited Party" has the meaning specified in Section 10.01.

                  "Board of Directors" means, with respect to any Person, the Board of Directors of such Person or any duly authorized committee of such Board of Directors.

                  "Board Resolution" means a copy of a resolution certified by the secretary or an assistant secretary of such Person to have been duly adopted by the Board of Directors of such Person or any duly authorized committee thereof and to be in full force and effect on the date of such certification, and delivered to the Trustee.

                  "Business Day" means a day that is not a Legal Holiday.

                  "Capital Stock" means, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated) of or in such Person's capital stock or other equity interests, and options, rights or warrants to purchase such capital stock or other equity interests, whether now outstanding or issued after the Issue Date, including, without limitation, all preferred stock.

                  "Cash" has the meaning specified in Section 3.01(f).

                   "Cash Pay Notes" means the Notes, after they have been converted to semi-annual cash pay Notes following the occurrence of a Tax Event.

                   "Common Equity" of any Person means capital stock of such Person that is generally entitled to (1) vote in the election of directors of such Person or (2) if such Person is not a corporation, vote or otherwise participate in the selection of the governing body, partners, managers or others that will control the management or policies of such Person.

                  "Common Stock" means common stock of the Company, par value $0.01 per share, as it exists on the date of this Indenture and any shares of any class or classes of Capital Stock of the Company resulting from any reclassification or reclassifications thereof and which have no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding-up of the Company and which are not subject to redemption by the Company; provided, however, that if at any time there shall be more than one such resulting class, the shares of each such class then so issuable on conversion of Notes shall be substantially in the proportion which the total number of shares of such class resulting from all such reclassifications bears to the total number of shares of all such classes resulting from all such reclassifications.

                  "Common Stock Record Date" means, with respect to any dividend, distribution or other transaction or event in which the holders of Common Stock have the right to receive any cash, securities or other property or in which the Common Stock (or other applicable security) is exchanged for or converted into any combination of cash, securities or other property, the date fixed for determination of stockholders entitled to receive such cash, securities or other property (whether such date is fixed by the Board of Directors or by statute, contract or otherwise).

                  "Company" means the party named as the Company in the first paragraph of this Indenture until one or more successor corporations shall have become such pursuant to the applicable provisions of this Indenture, and thereafter means such successors.

                  "Company Notice" has the meaning specified in Section 3.04(f).

                  "Company Notice Date" has the meaning specified in Section 3.04(f).

                   "Consolidated" or "consolidated" means, when used with reference to any amount, such amount determined on a consolidated basis in accordance with GAAP, after the elimination of intercompany items.

                  "Consolidated Assets" means at a particular date, all amounts which would be included under total assets on a consolidated balance sheet of the Company and its Restricted Subsidiaries as at such date, determined in accordance with GAAP.

                  "Continuing Director" means a director who either was a member of the Board of Directors of the Company on February 14, 2002 or who becomes a director of the Company subsequent to such date and whose election, or nomination for election by the Company's stockholders, was duly approved by a majority of the Continuing Directors on the Board of Directors of the Company at the time of such approval, either by a specific vote or by approval of the proxy statement issued by the Company on behalf of the entire Board of Directors of the Company in which such individual is named as nominee for director.

                  "Conversion Agent" has the meaning specified in Section 2.04.

                  "Conversion Date" has the meaning specified in Section
3.07(b).

                  "Conversion Rate" has the meaning specified in Section
3.07(a).

                  "Corporate Trust Office" means the office of the Trustee at which at any particular time its corporate services business shall be principally administered, which office at the date of execution of this Indenture is located at 101 Barclay Street, Floor 21W, New York, New York 10286.

                  "Custodian" means any receiver, trustee, assignee, liquidator, sequestrator or similar official under any Bankruptcy Law.

                  "Default" means any event which is, or after notice or lapse of time or both would be, an Event of Default.

                  "Depositary" means The Depository Trust Company, its nominees and their respective successors.

                  "Distributed Securities" has the meaning specified in Section 3.08(c).

                   "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, or any successor statute.

                   "Event of Default" has the meaning specified in Section 6.01.

                  "Exchange Act" means the Securities Exchange Act of 1934, as amended, or any successor statute.

                  "Existing Senior Notes" means the 7.96% Senior Notes due 2005, the 8.11% Senior Notes due 2009 and the 8 1/8% Senior Notes due 2008 issued by the Company.

                  "Fair Market Value" means, with respect to any asset, the price (after taking into account any liabilities relating to such assets) that would be negotiated in an arm's-length transaction for cash between a willing seller and a willing and able buyer, neither of which is under any compulsion to complete the transaction, as such price is determined in good faith by the Board of Directors of the Company or a duly authorized committee thereof, as evidenced by a resolution of such Board or committee.

                  "Financing Lease" means (i) any lease of property, real or personal, the obligations under which are capitalized on a consolidated balance sheet of the Company and its Restricted Subsidiaries and (ii) any other such lease to the extent that the then present value of the minimum rental commitment thereunder should, in accordance with GAAP, be capitalized on a balance sheet of the lessee.

                  "Fundamental Change" will be deemed to have occurred at such time after the Issue Date as any of the following occurs:

                           (a) any sale, lease or other transfer (in one transaction or a series of transactions) of all or substantially all of the consolidated assets of the Company and its Subsidiaries to any Person (other than a Subsidiary); provided, however, that a transaction where the holders of all classes of Common Equity of the Company immediately prior to such transaction own, directly or indirectly, more than 50% of all classes of Common Equity of such Person immediately after such transaction shall not be a Fundamental Change;

                           (b) a "person" or "group" (within the meaning of Section 13(d) of the Exchange Act) (other than the Company) becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act) of Common Equity of the Company representing more than 50% of the voting power of the Common Equity of the Company;

                           (c) Continuing Directors cease to constitute at least a majority of the Board of Directors of the Company; or

                           (d) the stockholders of the Company approve any plan or proposal for the liquidation or dissolution of the Company; provided, however, that a liquidation or dissolution of the Company which is part of a transaction that does not constitute a Fundamental Change under the proviso contained in clause (a) above shall not constitute a Fundamental Change.

                  A Fundamental Change will not be deemed to have occurred, however, if either:

                  (1) the Sale Price of the Common Stock for (a) any 10 Trading Days within the 20 consecutive Trading Days ending immediately before the Fundamental Change, and
                           (b) at least five Trading Days within the 10 consecutive Trading Days ending immediately before the Fundamental Change, shall equal or exceed 105% of the Accreted Value, divided by the Conversion Rate, or

                  (2)      both:

                                    (a)      at least 90% of the consideration
                           (excluding cash payments for fractional shares) in the transaction or transactions constituting the Fundamental Change consists of shares of Common Equity traded on a national securities exchange or quoted on the Nasdaq Stock Market (or which will be so traded or quoted when issued or exchanged in connection with such Fundamental Change) (such securities being referred to as "Publicly Traded Securities") and as a result of such transaction or transactions the Notes become convertible solely into such Publicly Traded Securities (excluding cash payments for fractional shares); and

                                    (b)      the consideration to be received
                           per share of Common Stock in the transaction or transactions constituting the Fundamental Change consists of cash, Publicly Traded Securities or a combination of cash and

                           Publicly Traded Securities with an aggregate fair market value (which, in the case of Publicly Traded Securities, shall be equal to the average closing price of such Publicly Traded Securities during the five consecutive Trading Days commencing with the Trading Day following consummation of the transaction or transactions constituting the Fundamental Change) of at least 105% of the Accreted Value, divided by the Conversion Rate.

                  "Fundamental Change Purchase Date" has the meaning specified in Section 3.03(a).

                  "Fundamental Change Notice" has the meaning specified in
Section 3.03(b).

                  "Fundamental Change Purchase Notice" has the meaning specified in Section 3.03(c).

                  "Fundamental Change Purchase Price" has the meaning specified in Section 3.03(a).

                  "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are applicable from time to time.

                  "Global Notes" has the meaning specified in Section 2.01.

                  "Guarantee" means the guarantee of the Notes by each Guarantor under Article X hereof.

                  "Guarantor" means (i) each of the Subsidiaries of the Company which have executed this Indenture as a Guarantor as of the date hereof, and
(ii) each of the Company's Subsidiaries, whether formed, created or acquired before or after the date hereof, which becomes a guarantor of Notes pursuant to the provisions of this Indenture.

                  "Holder" means the Person in whose name a Note is registered on the Registrar's books.

                  "Indebtedness" of a Person means all obligations which would be treated as liabilities upon a balance sheet of such Person prepared on a consolidated basis in accordance with GAAP.

                  "Indenture" means this Indenture, as amended, supplemented or modified from time to time.

                   "Interest Payment Date" has the meaning specified in Section 3.10.

                  "Investment" by any Person means:

                  (i) All investments by such Person in any other Person in the form of loans, advances or capital contributions;

                  (ii) all guarantees of Indebtedness or other obligations of any other Person by such Person;

                  (iii) all purchases (or other acquisitions for consideration) by such Person of Indebtedness, capital stock or other securities of any other Person;

                  (iv) all other items that would be classified as investments (including, without limitation, purchases outside the ordinary course of business) on a balance sheet of such Person prepared in accordance with GAAP.

                   "Issue Date" means the date of this Indenture.

                   "Issue Price" of the Notes means, in connection with the original issuance of the Notes, $391.06 for each $1,000 Principal Amount of Notes.

                  "Legal Holiday" has the meaning specified in Section 11.07.

                  "Lien" means any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement or any Financing Lease having substantially the same economic effect as any of the foregoing).

                  "Market Price" as of any date means the average of the Sale Prices of the Common Stock for the 20 Trading Day period ending on the third Business Day (if the third Business Day prior to the applicable date is a Trading Day or, if not, then on the last Trading Day prior to such third Business Day) prior to such date, appropriately adjusted to take into account the occurrence, during the period commencing on the first of such Trading Days during such 20 Trading Day period and ending on such date, of certain events with respect to the Common Stock that would result in an adjustment of the Conversion Rate under this Indenture.

                  "Maturity" or "Maturity Date" means February 20, 2022.

                  "Moody's" means Moody's Investors Service, Inc. or any successor to its debt rating business.

                  "Non-U.S. Persons" means a person who is not a "U.S. person" (as defined in Regulation S under the Securities Act).

                  "Notes" means the Notes issued under this Indenture.

                  "Obligations" means all obligations for principal, premium, interest, accreted value, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

                  "Officer" of any Person means the Chairman of the Board, the Chief Executive Officer, the President, any Vice President, the Treasurer, the Secretary or the Controller of such Person.

                  "Officers' Certificate" means a certificate signed by two Officers or by an Officer and an Assistant Treasurer, Assistant Secretary or Assistant Controller of any Person.

                  "Opinion of Counsel" means a written opinion from legal counsel who is reasonably acceptable to the Trustee. The counsel may be an employee of or counsel to the Company.

                  "Option Exercise Date" has the meaning specified in Section 3.10.

                  "Original Issue Discount" has the meaning specified in the definition of "Accreted Value."

                  "Paying Agent" has the meaning specified in Section 2.04.

                  "Permitted Liens" means:

                  (i) Liens for taxes not yet due or which are being contested in good faith by appropriate proceedings; provided that adequate reserves with respect thereto are maintained on the books of the Company or its Restricted Subsidiaries, as the case may be, in accordance with GAAP (or, in the case of Restricted Subsidiaries organized outside the United States, generally accepted accounting principles in effect from time to time in their respective jurisdictions of organization);

                  (ii) statutory Liens of landlords, carriers, warehousemen, mechanics, materialmen, repairmen, suppliers or other like Liens arising in the ordinary course of business relating to obligations not overdue for a period of more than 60 days or which are bonded or being contested in good faith by appropriate proceedings;

                  (iii) pledges or deposits in connection with workers' compensation, unemployment insurance and other social security legislation, including any Lien securing letters of credit issued in the ordinary course of business in connection therewith and deposits securing liabilities to insurance carriers under insurance and self-insurance programs;

                  (iv) Liens (other than any Lien imposed by ERISA) incurred on deposits to secure the performance of bids, trade contracts (other than for borrowed money), leases, statutory obligations, surety and appeal bonds, performance bonds, utility payments and other obligations of a like nature incurred in the ordinary course of business;

                  (v) easements, rights-of-way, restrictions and other similar encumbrances incurred which, in the aggregate, do not materially interfere with the ordinary conduct of the business of the Company and its Restricted Subsidiaries taken as a whole;

                  (vi) attachment, judgment or other similar Liens arising in connection with court or arbitration proceedings fully covered by insurance or involving, individually or in the aggregate, no more than $40,000,000 at any one time, provided that the same are discharged, or that execution or enforcement thereof is stayed pending appeal, within 60 days or, in the case of any stay of execution or enforcement pending appeal, within such lesser time during which such appeal may be taken;

                  (vii) Liens securing obligations (other than obligations representing Indebtedness for borrowed money) under operating, reciprocal easement or similar agreements entered into in the ordinary course of business;

                  (viii) statutory Liens and rights of offset arising in the ordinary course of business of the Company and its Restricted Subsidiaries;

                  (ix) Liens in connection with leases or subleases granted to others and the interest or title of a lessor or sublessor (other than the Company or any of its Subsidiaries) under any lease; and

                  (x) Liens securing Indebtedness in respect of interest rate agreement obligations or currency agreement obligations or commodity hedging arrangements entered into to protect against fluctuations in interest rates or exchange rates or commodity prices and not for speculative reasons.

                  "Person" means an individual, partnership, corporation, business trust, joint stock company, trust, unincorporated association, joint venture, governmental authority or other entity of whatever nature.

                  "Principal Amount" of a Note means the principal amount of such Note at Maturity.

                  "Principal Credit Facilities" means:

                  (i) the Third Amended and Restated Credit and Guarantee Agreement, dated as of March 26, 2001, among Lear Corporation, Lear Canada, the Foreign Subsidiary Borrowers (as defined therein), the Lenders party thereto, Bank of America, N.A., Citibank, N.A. and Deutsche Banc Alex. Brown Inc., as Syndication Agents, The Bank of Nova Scotia, as Documentation Agent and Canadian Administrative Agent, The Other Agents Named in Schedule IX thereto and The Chase Manhattan Bank, as General Administrative Agent;

                  (ii) the Amended and Restated Revolving Credit and Term Loan Agreement, dated as of March 26, 2001, among Lear Corporation, the Foreign Subsidiary Borrowers (as defined therein), the Lenders party thereto, Citicorp USA, Inc. as Syndication Agent, Toronto Dominion (Texas), Inc., as Documentation Agent, the Other Agents Named in
         Schedule IX thereto and Chase Manhattan Bank, as Administrative Agent; and

                  (iii) the Term Loan Agreement, dated November 17, 1998, between Lear and Toronto Dominion (Texas), Inc., as amended;

in the case of each agreement listed in clauses (i) through (iii), including any related notes, collateral documents, security documents, instruments and agreements entered into in connection therewith and, in each case, as the same may be amended, supplemented or otherwise modified (including any agreement extending the maturity of, increasing the total commitment under or otherwise restructuring all or any portion of the Indebtedness under any such agreement or any successor or replacement agreement), renewed, refunded, replaced, restated or refinanced from time to time.

                  "Publicly Traded Securities" has the meaning specified in the definition of "Fundamental Change."

                  "Purchase Agreement" means the Purchase Agreement dated February 14, 2002, among the Company, the Guarantors party thereto and Credit Suisse First Boston Corporation, J.P. Morgan Securities Inc. and Lehman Brothers Inc., as initial purchasers.

                  "Purchase Date" has the meaning specified in Section 3.04(a).

                  "Purchase Notice" has the meaning specified in Section 3.04(a)(1).

                  "Purchase Price" has the meaning specified in Section 3.04(a).

                  "Qualified Institutional Buyer" has the meaning set forth in Rule 144A.

                  "Receivable Financing Transaction" means any transaction or series of transactions involving a sale for cash of accounts receivable, without recourse based upon the collectibility of the receivables sold, by the Company or any of its Restricted Subsidiaries to a Special Purpose Subsidiary and a subsequent sale or pledge of such accounts receivable (or an interest therein) by such Special Purpose Subsidiary, in each case without any guarantee by the Company or any of its Restricted Subsidiaries (other than the Special Purpose Subsidiary).

                  "Redemption Date" means, with respect to any Notes to be redeemed, the date fixed for such redemption pursuant to this Indenture.

                  "Redemption Price" when used with respect to any Note to be redeemed, means the price at which it is to be redeemed pursuant to this Indenture.

                  "Register" has the meaning specified in Section 2.04.

                  "Registrar" has the meaning specified in Section 2.04.

                  "Regular Record Date" has the meaning specified in Section
3.10.

                  "Registration Rights Agreement" means the Registration Rights Agreement, dated as of February 14, 2002, among the Company, the Guarantors and Credit Suisse First Boston Corporation, J.P. Morgan Securities Inc. and Lehman Brothers Inc.

                   "Responsible Officer" shall mean, when used with respect to the Trustee, any officer within the corporate trust department of the Trustee, including any vice president, assistant vice president, assistant secretary, assistant treasurer, trust officer or any other officer of the Trustee who customarily performs functions similar to those performed by the Persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of such person's knowledge of and familiarity with the particular subject and who shall have direct responsibility for the administration of this Indenture.

                  "Restated Principal Amount" has the meaning specified in
Section 3.10.

                  "Restricted Securities" has the meaning specified in Section 2.07(e).

                  "Restricted Note Legend" has the meaning specified in Section 2.02(a)(i).

                  "Restricted Stock Legend" has the meaning specified in Section 2.02(c)(i).

                  "Restricted Subsidiary" means any Subsidiary other than a Unrestricted Subsidiary.

                  "Rule 144" has the meaning specified in Section 2.02(a)(ii).

                  "Rule 144A" has the meaning specified in Section 2.01.

                  "Rule 144(k)" has the meaning specified in Section
2.02(a)(ii).

                  "Sale Price" of the Common Stock on any date means the closing sale price per share (or if no closing sale price is reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and the average ask prices) on such date as reported in composite transactions for the principal national securities exchange on which the Common Stock is traded or, if the Common Stock is not listed on a national or regional securities exchange, as reported on the Nasdaq Stock Market.

                  "S&P" means Standard and Poor's Ratings Group or any successor to its debt rating business.

                  "SEC" means the Securities and Exchange Commission and any government agency succeeding to its functions.

                  "Securities Act" means the Securities Act of 1933, as amended, or any successor statute.

                  "Shelf Registration Statement" means the Shelf Registration Statement as defined in the Registration Rights Agreement.

                  "Significant Subsidiary" means any Subsidiary which has:

                  (i) consolidated assets or in which the Company and its other Subsidiaries have Investments, equal to or greater than 5% of the total consolidated assets of the Company at the end of its most recently completed fiscal year; or

                  (ii) consolidated gross revenue equal to or greater than 5% of the consolidated gross revenue of the Company for its most recently completed fiscal year.

                  "Special Purpose Subsidiary" means any wholly owned Restricted Subsidiary of the Company created by the Company for the sole purpose of facilitating a Receivable Financing Transaction.

                  "Special Record Date" has the meaning specified in Section 3.11(c)(ii)(A).

                   "Subsidiary" of any Person means:

                  (i) a corporation a majority of whose capital stock with voting power, under ordinary circumstances, to elect directors is at the time, directly or indirectly, owned by such Person or by such Person and a subsidiary or subsidiaries of such Person or by a subsidiary or subsidiaries of such Person; or

                  (ii) any other Person (other than a corporation) in which such Person or such Person and a subsidiary or subsidiaries of such Person or a subsidiary or subsidiaries of such Persons, at the time, directly or indirectly, own at least a majority voting interest under ordinary circumstances.

                  "Tax Event" means that the Company shall have received an opinion from independent tax counsel experienced in such matters to the effect that, on or after February 14, 2002, as a result of:

                  (i) any amendment to, or change (including any announced prospective change) in, the laws, rules or regulations thereunder of the United States or any political subdivision or taxing authority thereof or therein, or

                  (ii) any amendment to, or change in, an interpretation or application of such laws, rules or regulations by any legislative body, court, governmental agency or regulatory authority,

in each case which amendment or change is enacted, promulgated, issued or announced or which interpretation is issued or announced or which action is taken, on or after February 14, 2002, there is more than an insubstantial risk that interest (including Original Issue Discount ) payable on the Notes either
(i) would not be deductible on a current accrual basis, or (ii) would not be deductible under any other method, in either case in whole or in part, by the Company (by reason of deferral, disallowance, or otherwise) for U.S. federal income tax purposes.

                  "Tax Event Date" has the meaning specified in Section 3.10.

                  "TIA" means the Trust Indenture Act of 1939 (15 U.S. Code
Section 77aaa-77bbbb), as in effect on the date of this Indenture; provided, however, that in the event the

TIA is amended after such date, "TIA" means, to the extent required by such amendment, the Trust Indenture Act of 1939, as so amended, or any successor statute.

                  "Trading Day" means (x) if the applicable security is listed or admitted for trading on the New York Stock Exchange or another national securities exchange, a day on which the New York Stock Exchange or other national securities exchange is open for business or (y) if the applicable security is quoted on the Nasdaq National Market, a day on which trades may be made thereon or (z) if the applicable security is not so listed, admitted for trading or quoted, any day other than a Saturday or Sunday or a day on which banking institutions in the State of New York are authorized or obligated by law or executive order to close.

                  "Trustee" means the party named as such in this Indenture until a successor replaces it and thereafter, means the successor.

                   "Unrestricted Subsidiary" means any Subsidiary designated as such by the Board of Directors of the Company; provided, however, that at the time of any such designation by the Board of Directors, such Subsidiary does not constitute a Significant Subsidiary; and provided, further, that at the time that any Unrestricted Subsidiary becomes a Significant Subsidiary it shall cease to be an Unrestricted Subsidiary.

                  "U.S. Government Obligations" means (i) direct obligations of the United States of America for the payment of which the full faith and credit of the United States of America is pledged or (ii) obligations of a person controlled or supervised by and acting as an agency or instrumentality of the United States of America, the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America and which in either case, are non-callable at the option of the issuer thereof.

                  SECTION 1.02   Incorporation by Reference of Trust Indenture
                                 Act.

                  Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture.

                  The following TIA terms used in this Indenture have the following meanings:

                  "indenture securities" means the Notes and the Guarantees;

                  "indenture security holder" means a Holder;

                  "indenture to be qualified" means this Indenture;

                  "indenture trustee" or "institutional trustee" means the Trustee; and

                  "obligor" on the indenture securities means the Company, the Guarantors and any other obligor on the indenture securities.

                  All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule have the meanings assigned to them by such definitions.

                  SECTION 1.03   Rules of Construction.

                  Unless the context otherwise requires:

                  (i)      a term has the meaning assigned to it;

                  (ii) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

                  (iii)    "or" is not exclusive;

                  (iv)     "including" means including without limitation;

                  (v) words in the singular include the plural, and in the plural include the singular;

                  (vi) provisions apply to successive events and transactions; and

                  (vii) statements relating to the payment of interest shall include the payment of Additional Interest, if any.

                                   ARTICLE II

                                    THE NOTES

                  SECTION 2.01  Form and Dating.

                  The Notes and the Trustee's certificate of authentication shall be substantially in the form annexed hereto as Exhibit A with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture. The Notes may have notations, legends or endorsements required by law or stock exchange agreements to which the Company is subject. Each Note shall be dated the date of its authentication. The Notes shall be in minimum denominations of $1,000 Principal Amount and integral multiples thereof. The terms and provisions contained in the form of the Note annexed hereto as Exhibit A shall constitute, and are hereby expressly made, a part of this Indenture. To the extent applicable, the Company and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby.

                  Any Note in global form (a "Global Note") shall represent such of the outstanding Notes as shall be specified therein and shall provide that it shall represent the aggregate amount of outstanding Notes from time to time endorsed thereon and that the aggregate amount of outstanding Notes represented thereby may from time to time be increased or reduced to reflect exchanges, redemptions, purchases or conversions of such Notes permitted by this Indenture. Any endorsement of a Global Note to reflect the amount of any increase or decrease in the Principal Amount of outstanding Notes represented thereby shall be made by the Trustee. Payment of Principal Amount, Accreted Value, accrued Additional Interest, if any, Redemption Price, Purchase Price, Fundamental Change Purchase Price or interest, if any, on any Global Note shall be made to the Holder of such Note.

                  Members of, or participants in, the Depositary ("Agent Members") shall have no rights under this Indenture with respect to any Global Note held on their behalf by the Depositary or under the Global Note, and the Depositary (including, for this purpose, its nominee) may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner and Holder of such Global Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall (A) prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or (B) impair, as between the Depositary and its Agent Members, the operation of customary practices governing the exercise of the rights of a Holder of any Notes.

                  The Company initially appoints The Depository Trust Company to act as Depositary with respect to the Global Notes. Initially, the Global Note or Notes will be issued to the Depositary, registered in the name of Cede & Co., as the nominee of the Depositary, and deposited with the Trustee, as custodian for Cede & Co.

                  Notes offered and sold to Qualified Institutional Buyers in reliance on Rule 144A under the Securities Act (or any successor provision) ("Rule 144A") and Notes offered and sold outside the United States to persons other than "U.S. persons", as defined in Regulation S under the Securities Act ("Non-U.S. Persons"), in reliance on Regulation S under the Securities Act shall be (i) issued initially only in the form of one or more permanent Global Notes in registered form without interest coupons, (ii) duly executed by the Company and authenticated by the Trustee as hereinafter provided, (iii) registered in the name of the Depositary or its nominee for credit to the respective accounts of Holders at the Depositary and (iv) deposited with the Trustee, as custodian for the Depositary. Global Notes shall be substantially in the form set forth in Exhibit A attached hereto. The aggregate Principal Amount of the Global Notes may from time to time be increased or decreased by adjustments made on the records of the Trustee, as custodian for the Depositary or its nominee, in accordance with the instructions given by the Holder thereof, as hereinafter provided.

                  Notes that are not Restricted Securities shall not bear the Restricted Note Legend.

                  The definitive Notes shall be typed, printed, lithographed or engraved or produced by any combination of these methods or may be produced in any other manner permitted by the rules of any securities exchange on which the Notes may be listed, all as determined by the Officers executing such Notes, as evidenced by their execution of such Notes.

                  SECTION 2.02  Restrictive Legends.

                        (a)      Restricted Note Legend.

                  (i)      Except as permitted by the clause (ii) of this
         Section 2.02(a) or Section 2.07, each Note certificate shall bear the following legend (the "Restricted Note Legend"):

         THIS NOTE (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE UNITED

         STATES SECURITIES ACT OF 1933 (THE "SECURITIES ACT"), AND THIS NOTE AND COMMON STOCK ISSUABLE UPON CONVERSION OR OTHERWISE IN RESPECT HEREOF MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THIS NOTE IS HEREBY NOTIFIED THAT THE SELLER OF THIS NOTE MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER.

         THE HOLDER OF THIS NOTE AGREES FOR THE BENEFIT OF THE COMPANY THAT (A) THIS NOTE AND THE COMMON STOCK ISSUABLE UPON CONVERSION OR OTHERWISE IN RESPECT HEREOF MAY BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (I) IN THE UNITED STATES TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (II) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH RULE 904 UNDER THE SECURITIES ACT, (III) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE) OR (IV) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH OF CASES (I) THROUGH (IV) IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES, AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THIS NOTE FROM IT OF THE RESALE RESTRICTIONS REFERRED TO IN (A) ABOVE. IN ANY CASE, THE HOLDER HEREOF WILL NOT, DIRECTLY OR INDIRECTLY, ENGAGE IN ANY HEDGING TRANSACTIONS WITH REGARD TO THE NOTES OR THE COMMON STOCK EXCEPT AS PERMITTED UNDER THE SECURITIES ACT.

                  (ii) Upon any sale or transfer of a Note that is a Restricted Security in compliance with Rule 144 or any successor provision ("Rule 144") or pursuant to an effective registration statement under the Securities Act or after the expiration of the holding period applicable to sales of the securities evidenced hereby under Rule 144(k) under the Securities Act (or any successor provision) ("Rule 144(k)"), the Registrar shall permit the Holder thereof to exchange such Restricted Security for an interest in a Global Note that does not bear the Restricted Note Legend, and shall rescind any restriction on the transfer of such Restricted Security.

                           (b)      Global Note Legend. Each Global Note shall
also bear the following legend on the face thereof:

         UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY ("DTC") TO LEAR CORPORATION OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

                      (c) Common Stock Legend.

                  (i) Except as permitted by the clause (ii) of this Section 2.02(c) or Section 2.07, each Common Stock certificate required to bear a legend pursuant to Section 2.07(e) shall bear the substantially the following legend (the "Restricted Stock Legend"):

         THIS SECURITY (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE UNITED STATES SECURITIES ACT OF 1933 (THE "SECURITIES ACT"), AND ACCORDINGLY THIS SECURITY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THIS SECURITY IS HEREBY NOTIFIED THAT THE SELLER OF THIS SECURITY MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER.

         THE HOLDER OF THIS SECURITY AGREES FOR THE BENEFIT OF THE COMPANY THAT
         (A) THIS SECURITY MAY BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (I) IN THE UNITED STATES TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (II) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH RULE 904 UNDER THE SECURITIES ACT, (III) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE) OR (IV) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH OF CASES (I) THROUGH (IV) IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES, AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THIS SECURITY FROM IT OF THE RESALE RESTRICTIONS REFERRED TO IN

         (A) ABOVE. IN ANY CASE, THE HOLDER HEREOF WILL NOT, DIRECTLY OR INDIRECTLY, ENGAGE IN ANY HEDGING TRANSACTIONS WITH REGARD TO THIS SECURITY EXCEPT AS PERMITTED UNDER THE SECURITIES ACT.

                  (ii) Upon any sale or transfer of Common Stock that is a Restricted Security in compliance with Rule 144 or pursuant to an effective registration statement under the Securities Act or after the expiration of the holding period applicable to sales of the securities evidenced hereby under Rule 144(k), the holder of a Common Stock certificate bearing the legend set forth in Section 2.02(c)(i) may exchange such security for a security that does not bear the Restricted Stock Legend, and any restriction on the transfer of such security shall be rescinded.

                  SECTION 2.03 Execution and Authentication.

                  Two Officers shall sign the Notes for the Company by manual or facsimile signature. If an Officer whose signature is on a Note no longer holds that office at the time the Note is authenticated, the Note shall be valid nevertheless.

                  No Note shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Note a certificate of authentication substantially in the form provided for herein duly executed by the Trustee by manual signature of an authorized officer, and such certificate upon any Note shall be conclusive evidence, and the only evidence, that such Note has been duly authenticated and delivered hereunder.

                  The Trustee may appoint an authenticating agent reasonably acceptable to the Company to authenticate Notes. Unless limited by the terms of such appointment, an authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with the Company or an Affiliate of the Company.

                  The Trustee shall authenticate and deliver Notes for original issue in an aggregate Principal Amount of up to $640,000,000 upon a Company Order by the Company. The aggregate Principal Amount of Notes outstanding at any time may not exceed the amount set forth in the foregoing sentence, except as provided in Section 2.08.

                  SECTION 2.04 Registrar, Paying Agent and Conversion Agent.

                  The Company shall maintain an office or agency where the Notes may be presented for registration of transfer or for exchange (the "Registrar"), an office or agency where Notes may be presented for purchase or payment (the "Paying Agent") and an office or agency where Notes may be presented for conversion (the "Conversion Agent"). The Registrar shall keep a register of the Notes (the "Register") and of their transfer and exchange. The Company may appoint one or more co-Registrars, one or more additional Paying Agents and one or more additional Conversion Agents for the Notes. The term "Paying Agent" includes any additional paying agent, the term "Registrar" includes any additional registrar and the term "Conversion

Agent" includes any additional conversion agent. The Company may change any Paying Agent, Registrar or Conversion Agent without prior notice to any Holder.

                  The Company shall enter into an appropriate agency agreement with any Agent not a party to this Indenture, which shall incorporate the terms of the TIA and implement the terms of this Indenture which relate to such Agent. The Company shall give prompt written notice to the Trustee of the name and address of any Agent who is not a party to this Indenture. If the Company fails to appoint or maintain another entity as Registrar, Paying Agent or Conversion Agent, the Trustee shall act as such. The Company or any Affiliate of the Company may act as Paying Agent, Registrar or Conversion Agent; provided, however, that none of the Company, its Subsidiaries or the Affiliates of the foregoing shall act (i) as Paying Agent in connection with redemptions, offers to purchase and discharges, as otherwise specified in this Indenture, and (ii) as Paying Agent, Registrar or Conversion Agent if a Default or Event of Default has occurred and is continuing.

                  The Company hereby initially appoints the Trustee as Registrar, Paying Agent and Conversion Agent for the Notes.

SECTION 2.05      Paying Agent to Hold Assets in Trust.

                  Not later than 11:00 a.m. (New York City time) on each due date of any payment in respect of the Notes, the Company shall deposit with one or more Paying Agents money in immediately available funds sufficient to pay the amount so becoming due. The Company shall require each Paying Agent other than the Trustee to agree in writing that the Paying Agent shall hold in trust for the benefit of Holders or the Trustee all assets held by the Paying Agent for the payment of amounts in respect of the Notes (whether such money has been paid to it by the Company or any other obligor on the Notes, including any Guarantor) and shall notify the Trustee of any failure by the Company (or any other obligor on the Notes, including any Guarantor) in making any such payment. While any such failure continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee and to account for any funds disbursed. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee. Upon payment over to the Trustee, the Paying Agent (if other than the Company or a Subsidiary of the Company) shall have no further liability for the money so paid over to the Trustee.

                  If the Company or any Subsidiary of the Company or any Affiliate of any of them acts as Paying Agent, it shall, prior to or on each due date of any amount payable in respect of the Notes, segregate and hold in a separate trust fund for the benefit of the Holders a sum of money sufficient with monies held by all other Paying Agents, to pay such amount so becoming due until such sum of money shall be paid to such Holders or otherwise disposed of as provided in this Indenture, and will promptly notify the Trustee of its actions or failure to act.

                  SECTION 2.06 Holder Lists.

                  The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Holders, and shall otherwise comply with Section 312(a) of the TIA. If the Trustee is not the Registrar, the Company shall furnish to the Trustee prior to or on each Interest Payment Date for the Notes and at such other times as the Trustee may request in writing a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Holders, relating to such Interest Payment Date or request, as the case may be.

                  SECTION 2.07 Exchange and Registration of Transfer of Notes;
                               Restrictions on Transfers; Depositary.

                  (a) Upon surrender for registration of transfer of any Note at any office or agency of the Company designated as Registrar or co-registrar pursuant to Section 2.04 and satisfaction of the requirements for such transfer set forth in this Section 2.07, the Company shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Notes of any authorized denominations and of a like aggregate Principal Amount and bearing such restrictive legends as may be required by this Indenture.

                  Notes may be exchanged for a like aggregate Principal Amount of Notes of other authorized denominations. Notes to be exchanged shall be surrendered at any office or agency to be maintained by the Company designated as Registrar or co-registrar pursuant to Section 2.04 and the Company shall execute and register, and the Trustee shall authenticate and deliver in exchange therefor, the Note or Notes which the Holder making the exchange shall be entitled to receive, bearing registration numbers not contemporaneously outstanding.

                  All Notes presented for registration of transfer or for exchange into like Notes, purchase, redemption or conversion into Common Stock or payment shall (if so required by the Company, the Trustee, the Registrar or any co-registrar) be duly endorsed by, or be accompanied by a written instrument or instruments of transfer in form satisfactory to the Company and the Trustee, duly executed by the Holder or such Holder's attorney duly authorized in writing.

                  No service charge shall be charged to the Holder for any exchange for like Notes or registration of transfer of Notes, but the Company may require payment of a sum sufficient to cover any tax, assessments or other governmental charges that may be imposed in connection therewith.

                  None of the Company, the Trustee, the Registrar or any co-registrar shall be required to exchange for like Notes or register a transfer of (a) any Notes for a period of 15 days next preceding any selection of Notes to be redeemed, or (b) any Notes or portions thereof selected or called for redemption, except the unredeemed portion of any Note redeemed in part.

                  All Notes issued upon any transfer or exchange for like Notes shall be valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture as the Notes surrendered upon such exchange or transfer.

                  (b) So long as the Notes are eligible for book-entry settlement with the Depositary, or unless otherwise required by law, all Notes that are so eligible may be represented by one or more Global Notes registered in the name of the Depositary or the nominee of the Depositary, except as otherwise specified below. The transfer and exchange of beneficial interests in such Global Notes shall be effected through the Depositary in accordance with this Indenture and the procedures of the Depositary therefor.

                  Notes that upon initial issuance are beneficially owned by Qualified Initial Buyers or Non-U.S. Persons will be represented by one or more Global Notes. Transfers of interests in a Global Note will be made in accordance with the standing instructions and procedures of the Depositary and its participants. The Trustee shall make appropriate endorsements to reflect increases or decreases in the Principal Amounts of such Global Notes as set forth on the schedule appended to the Global Note to reflect any such transfers.

                  Except as provided below, beneficial owners of a Global Note shall not be entitled to have certificates registered in their names, will not receive or be entitled to receive physical delivery of certificates in definitive form and will not be considered Holders of such Global Notes.

                  (c) So long as the Notes are eligible for book-entry settlement, or unless otherwise required by law, upon any transfer of a definitive Note which the transferee wishes to take delivery of in the form of an interest in a Global Note and upon receipt of the definitive Note or Notes being so transferred, together with a certification, substantially in the form of the reverse of the Note, from the transferor that the transfer is being made in compliance with applicable securities laws (or other evidence satisfactory to the Trustee), the Trustee shall make an endorsement on the Global Note to reflect an increase in the aggregate Principal Amount of the Notes represented by the Global Note, the Trustee shall cancel such Note or Notes in certificated form in accordance with the standing instructions and procedures of the Depositary and the aggregate Principal Amount of Notes represented by the Global Note will be increased accordingly; provided that no definitive Note, or portion thereof, in respect of which the Company or an Affiliate of the Company held any beneficial interest shall be included in such Global Note until such definitive
Note is not a Restricted Security; provided, further, that upon any transfer of a beneficial interest in any Global Note to the Company or any Affiliate of the Company, the Company shall issue and the Trustee, upon receipt of an Officers' Certificate and Company Order for authentication and delivery of Notes, shall authenticate and deliver, Notes in certificated form, in an aggregate Principal Amount equal to the Principal Amount or the portion thereof of the Global Note transferred, in exchange for such portion of such Global Note and the Trustee shall make an endorsement on the Global Note to reflect a corresponding decrease in the aggregate Principal Amount of the Global Note.

                  (d) Any Global Note may be endorsed with or have incorporated in the text thereof such legends or recitals or changes not inconsistent with the provisions of this Indenture as may be required by the Depositary, by the National Association of Securities Dealers, Inc. or by the New York Stock Exchange in order for the Notes to be tradeable on The Portal Market or as may be required for the Notes to be tradeable on any other market developed for trading of securities pursuant to Rule 144A or required to comply with any applicable law or any regulation thereunder or with the rules and regulations of any securities exchange upon which the Notes may be listed or traded or to conform with any usage with respect thereto, or to indicate any special limitations or restrictions to which any particular Notes are subject.

                  (e) Every Note that bears or is required under this Section 2.07(e) to bear the legend set forth in Section 2.02 (a)(together with any Common Stock issued upon conversion of the Notes and required to bear the legend set forth in Section 2.02(c), collectively, the "Restricted Securities") shall be subject to the restrictions on transfer set forth in this Section 2.07(e) (including those set forth in the legends set forth in Section 2.02) unless such restrictions on transfer have lapsed by their terms or shall be waived by written consent of the Company, and the holder of each such Restricted Security, by such Holder's acceptance thereof, agrees to be bound by all such restrictions on transfer. As used in Sections 2.07(e) and 2.07(f), the term "transfer" encompasses any sale, pledge, transfer or other disposition whatsoever of any Restricted Security.

                  Until the expiration of the holding period applicable to sales thereof under Rule 144(k), any certificate evidencing such Note (and all securities issued in exchange therefor or in substitution thereof, other than Common Stock, if any, issued upon conversion therefor, which shall bear the legend set forth in Section 2.02(c), if applicable) shall bear a legend in substantially the form set forth in Section 2.02(a), unless such Note has been sold pursuant to a registration statement that has been declared effective under the Securities Act (and which continues to be effective at the time of such transfer), such Note has been transferred in compliance with Rule 144 or unless otherwise agreed by the Company in writing, with written notice thereof to the Trustee.

                  Any Note (or security issued in exchange or substitution therefor) as to which such restrictions on transfer shall have expired as set forth in Section 2.02(a)(ii) or as to which the conditions for removal of the legend set forth in Section 2.02(a)(ii) have been satisfied may, upon surrender of such Notes for exchange to the Registrar in accordance with the provisions of this Section 2.07, be exchanged for a new Note or Notes, of like tenor and aggregate Principal Amount, which shall not bear the restrictive legend required by Section 2.02(a) or this Section 2.07(e).

                  Notwithstanding any other provisions of this Indenture (other than the provisions set forth in this Section 2.07(e)), a Global Note may not be transferred as a whole except by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee or to a successor Depositary or a nominee of such successor Depositary.

                  If at any time the Depositary for a Global Note notifies the Company that it is unwilling or unable to continue as Depositary for such Note, the Company may appoint a successor Depositary with respect to such Note. If (A) a successor Depositary for the Note is not appointed by the Company within 90 days after the Company receives such notice, (B) the Company in its sole discretion determines not to have the Notes represented by a Global Note or (C) upon the request of a Holder in the event of that an Event of Default has occurred and is continuing, the Company will execute, and the Trustee, upon receipt of an Officers' Certificate and Company Order for authentication and delivery of Notes, will authenticate and deliver, Notes in certificated form, in an aggregate Principal Amount equal to the Principal Amount of the Global Note (or portion thereof, in the case of a request by a Holder), in exchange for such Global Note. Such exchange shall be effected in accordance with such rules and procedures of the Depositary as are applicable to the exchange. Only Restricted Securities shall be issued in exchange for Global Notes that constitute "restricted securities" under Rule 144.

                  Notes in certificated form issued in exchange for all or a part of a Global Note pursuant to this Section 2.07 shall be registered in such names and in such authorized denominations as the Depositary, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Trustee. Upon execution and authentication, the Trustee shall deliver such Notes in certificated form to the Persons in whose names such Notes in certificated form are so registered.

                  At such time as all interests in a Global Note have been redeemed, converted, exchanged, repurchased or canceled for Notes in certificated form, or transferred to a transferee who receives Notes in certificated form, such Global Note shall be, upon receipt thereof, canceled by the Trustee. At any time prior to such cancellation, if any interest in a Global
Note is exchanged for Notes in certificated form, redeemed, converted, exchanged, repurchased by the Company or canceled, or transferred for part of another Global Note, the Principal Amount of such Global Note shall be reduced or increased, as the case may be, and an endorsement shall be made on such Global Note by the Trustee to reflect such reduction or increase.

                  Until the expiration of the holding period applicable to sales thereof under Rule 144(k), any stock certificate representing Common Stock issued upon conversion of a Note shall bear a legend in substantially the form set forth in Section 2.02(c), unless such Common Stock has been sold pursuant to a registration statement that has been declared effective under the Securities Act (and which continues to be effective at the time of such transfer) or such Common Stock has been issued upon conversion of Notes that have been transferred pursuant to a registration statement that has been declared effective under the Securities Act, such Common Stock has been transferred in compliance with Rule 144 or unless otherwise agreed by the Company in writing with written notice thereof to the transfer agent for the Common Stock.

                  Any such Common Stock as to which such restrictions on transfer shall have expired in accordance with the terms of Section 2.02(c)(ii) or as to which the conditions for removal of the legend set forth in Section 2.02(c)(ii) have been satisfied may, upon surrender of the certificates representing such shares of Common Stock for exchange in accordance with the procedures of the transfer agent for the Common Stock, be exchanged for a new certificate or certificates for a like number of shares of Common Stock, which shall not bear the restrictive legend required by Section 2.02(c) or this
Section 2.07(e).

                  (f) Any Note or Common Stock issued upon the conversion or exchange of a Note that, prior to the expiration of the holding period applicable to sales thereof under Rule 144(k), is purchased or owned by the Company or any Affiliate thereof may not be resold by the Company or such Affiliate unless registered under the Securities Act or resold pursuant to an exemption from the registration requirements of the Securities Act in a transaction which results in such Notes or Common Stock, as the case may be, no longer being "restricted securities" (as defined under Rule 144).

                  (g) By its acceptance of any Note bearing the Restricted Note Legend, each Holder of such a Note acknowledges the restrictions on transfer set forth in this Indenture and such legend and agrees that it will transfer such securities only as provided in this Indenture or such legend. The Registrar shall not register a transfer of any such securities unless such transfer complies with the restrictions on transfer set forth in this Indenture and such legend. The

Registrar shall be entitled to receive and rely on written instructions from the Company verifying that such transfer complies with such restrictions on transfer. In connection with any transfer of Notes, each Holder agrees by its acceptance of the Notes to furnish the Registrar or the Company such certifications, legal opinions or other information as either of them may reasonably require to confirm that such transfer is being made pursuant to an exemption from, or a transaction not subject to, the registration requirements of the Securities Act; provided that the Registrar shall not be required to determine (but may conclusively rely on a determination made by the Company with respect to) the sufficiency of any such certifications, legal opinions or other information.

                  By its acceptance of any Common Stock certificate bearing the Restricted Stock Legend, each holder of such a security acknowledges the restrictions on transfer set forth in this Indenture and such legend and agrees that it will transfer such securities only as provided in this Indenture or such legend.

                  The Registrar shall retain copies of all letters, notices and other written communications received pursuant to this Section 2.07. The Company shall have the right to inspect and make copies of all such letters, notices or other written communications at any reasonable time upon the giving of reasonable written notice to the Registrar.

                  SECTION 2.08 Replacement Notes.

                  If a mutilated Note is surrendered to the Trustee or if the Holder of a Note claims that the Note has been lost, destroyed or wrongfully taken, the Company shall issue and the Trustee shall authenticate a replacement
Note if the requirements of the Trustee and the Company are met; provided that, if any such Note has been called for redemption in accordance with the terms thereof, the Trustee may pay the Redemption Price thereof on the Redemption Date without authenticating or replacing such Note. The Trustee or the Company may, in either case, require the Holder to provide an indemnity bond sufficient in the judgment of each of the Trustee and the Company to protect the Company, the Trustee or any Agent from any loss which any of them may suffer if a Note is replaced or if the Redemption Price therefor is paid pursuant to this Section
2.08. The Company may charge the Holder who has lost a Note for its expenses in replacing a Note.

                  Every replacement Note is an obligation of the Company and shall be entitled to the benefits of this Indenture equally and proportionately with any and all other Notes duly issued hereunder.

                  SECTION 2.09 Outstanding Notes.

                  The Notes outstanding at any time are all the Notes authenticated by the Trustee, except for (i) those cancelled by it, (ii) those delivered to it for cancellation and (iii) those described in this Section as not outstanding.

                  If a Note is replaced pursuant to Section 2.08 hereof, it ceases to be outstanding and interest ceases to accrue unless the Trustee receives proof satisfactory to it that the replaced Note is held by a bona fide purchaser.

                  If all amounts payable in respect of any Note are considered paid under Section 4.01 hereof, such Note ceases to be outstanding and Original Issue Discount and/or interest on it ceases to accrue.

                  Except as provided in Section 2.10 hereof, a Note does not cease to be outstanding because the Company or an Affiliate of the Company holds such Note.

                  SECTION 2.10 Treasury Notes.

                  In determining whether the Holders of the required Principal Amount of Notes have concurred in any direction, waiver or consent, Notes owned by the Company or an Affiliate of the Company shall be considered as though they are not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes which such Trustee actually knows are so owned shall be so disregarded.

                  SECTION 2.11 Temporary Notes.

                  Until definitive Notes are ready for delivery, the Company may prepare and execute, and the Trustee shall authenticate upon a written order of the Company signed by one Officer of the Company, temporary Notes. Temporary Notes shall be substantially in the form of definitive Notes but may have variations that the Company considers appropriate for temporary Notes. Without unreasonable delay, the Company shall prepare, and the Trustee shall authenticate, definitive Notes in exchange for temporary Notes. Holders of temporary Notes shall be entitled to all of the benefits of this Indenture.

                  SECTION 2.12 Cancellation.

                  The Company at any time may deliver Notes to the Trustee for cancellation. The Registrar and Paying Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange, payment, conversion or repurchase. The Trustee shall cancel all Notes surrendered for registration of transfer, exchange, payment, repurchase, redemption, replacement, conversion or cancellation and shall return such cancelled Notes to the Company upon the Company's written request (subject to the record retention requirements of the Exchange Act). The Company may not issue new Notes to replace Notes that it has paid or that have been delivered to the Trustee for cancellation.

                  SECTION 2.13 CUSIP and ISIN Numbers.

                  The Company in issuing the Notes may use "CUSIP" and "ISIN" numbers (if then generally in use), and the Trustee shall use CUSIP and ISIN numbers in notices of redemption or exchange as a convenience to Holders; provided that any such notice shall state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any such notice and that reliance may be placed only on the other identification numbers printed on the Notes, and any such redemption shall not be affected by any defect in or omission of such numbers. The Company shall promptly notify the Trustee of any change in the CUSIP or ISIN numbers.

                  SECTION 2.14 Special Record Dates.

                  The Company may, but shall not be obligated to, set a record date for the purpose of determining the identity of Holders of Notes entitled to consent to any supplement, amendment or waiver permitted by this Indenture. If a record date is fixed, the Holders of Notes outstanding on such record date, and no other Holders, shall be entitled to consent to such supplement, amendment or waiver or revoke any consent previously given, whether or not such Holders remain Holders after such record date. No consent shall be valid or effective for more than 90 days after such record date unless consents from Holders of the Principal Amount of Notes required hereunder for such amendment or waiver to be effective shall have also been given and not revoked within such 90-day period.

                                  ARTICLE III
                           REDEMPTION AND CONVERSIONS

                  SECTION 3.01 Optional Redemption by the Company.

                  (a) Right to Redeem; Notice to Trustee. The Company, at its option, may redeem the Notes, in whole or in part, in accordance with the provisions of paragraphs 5 and 7 of the Notes. If the Company elects to redeem Notes pursuant to paragraph 5 of the Notes, it shall notify the Trustee in writing of the Redemption Date, the Principal Amount of Notes to be redeemed, the Redemption Price and the amount of accrued and unpaid interest, if any, on Cash Pay Notes from the date of conversion to Cash Pay Notes through the Redemption Date. The Company shall give the notice to the Trustee provided for in this Section 3.01(a) and an Officers' Certificate at least 45 days before the Redemption Date (unless a shorter period shall be satisfactory to the Trustee).

                  (b) Selection of Notes to Be Redeemed. If fewer than all the Notes are to be redeemed, the Trustee shall select the Notes to be redeemed from the outstanding Notes by a method that complies with the requirements of any exchange on which the Notes are listed, or, if the Notes are not listed on an exchange, on a pro rata basis or by lot or in accordance with any other method the Trustee considers fair and appropriate.

                  Notes and portions thereof that the Trustee selects shall be in amounts equal to the minimum authorized denomination for Notes to be redeemed or any integral multiple thereof. Provisions of this Indenture that apply to Notes called for redemption also apply to portions of Notes called for redemption. The Trustee shall notify the Company promptly in writing of the Notes or portions of Notes to be called for redemption.

                  If any Note selected for partial redemption is thereafter surrendered for conversion in part before termination of the conversion right with respect to the portion of the Note so selected, the converted portion of such Note shall be deemed (so far as may be), solely for purposes of determining the aggregate Principal Amount of Notes to be redeemed by the Company, to be the portion selected for redemption. Notes which have been converted during a selection of Notes to be redeemed may be treated by the Trustee as outstanding for the purpose of such selection. Nothing in this Section 3.01(b) shall affect the right of any Holder to convert any Note pursuant to Sections 3.06, 3.07 and 3.08 before the termination of the conversion right with respect thereto.

                  (c) Notice of Redemption. At least 30 days but not more than 60 days before a Redemption Date, the Company shall provide notice of redemption to each Holder of Notes to be redeemed.

                  The notice shall identify the Notes to be redeemed and shall state:

                  (1) the Redemption Date;

                  (2) the Redemption Price and, to the extent known at the time of such notice, the amount of accrued and unpaid interest, if any, with respect to Cash Pay Notes payable on the Redemption Date;

                  (3) the then current Conversion Rate;

                  (4) the name and address of the Paying Agent and the Conversion Agent;

                  (5) that Notes called for redemption must be presented and surrendered to the Paying Agent to collect the Redemption Price and, with respect to Cash Pay Notes, accrued and unpaid interest, if any;

                  (6) that the Notes called for redemption may be converted at any time before the close of business on the Redemption Date;

                  (7) that Holders who wish to convert Notes must comply with the procedures in paragraph 8 of the Notes;

                  (8) that, unless the Company defaults in making payment of such Redemption Price, Original Issue Discount and interest, if any, on the Notes called for redemption will cease to accrue on and after the Redemption Date and the only remaining right of the Holder will be to receive payment of the Redemption Price upon presentation and surrender to the Paying Agent of the Notes;

                  (9) if fewer than all the outstanding Notes are to be redeemed, the certificate number and Principal Amounts of the particular Notes to be redeemed; and

                  (10) the CUSIP and ISIN number or numbers for the Notes called for redemption.

                  At the Company's written request, the Trustee shall give the notice of redemption in the Company's name and at the Company's expense. The notice mailed in the manner herein provided shall be conclusively presumed to have been duly given whether or not the Holder receives such notice. In any case, failure to give such notice by mail or any defect in the notice to the Holder of any Notes shall not affect the validity of the proceeding for the redemption of any other Notes.

                  (d) Effect of Notice of Redemption. Once notice of redemption is given, Notes called for redemption become due and payable on the Redemption Date and at the Redemption Price calculated as contemplated by paragraph 5 of the Notes and stated in the notice, except for Notes that are converted in accordance with the provisions of Sections 3.07, 3.08 and 3.09. Upon presentation and surrender to the Paying Agent, Notes called for redemption shall be paid at the Redemption Price (together with accrued and unpaid interest, if any, with respect to Cash Pay Notes).

                  (e) Sinking Fund. There shall be no sinking fund provided for the Notes.

                  (f) Deposit of Redemption Price. On or before 11:00 a.m. (New York City time) on the Redemption Date, the Company shall deposit with the Trustee or with the Paying Agent (or, if the Company or an Affiliate of the Company is acting as the Paying Agent, shall segregate and hold in trust) an amount of money in U.S. legal tender ("Cash") sufficient to pay the aggregate Redemption Price of, and, with respect to any Cash Pay Notes, any accrued and unpaid interest with respect to, all the Notes to be redeemed on that date other than the Notes or portions thereof called for redemption which on or prior thereto have been delivered by the Company to the Trustee for cancellation or have been converted. The Trustee and the Paying Agent shall, as promptly as practicable, return to the Company any money not required for that purpose because of conversion of the Notes in accordance with the provisions of Sections 3.07, 3.08 and 3.09. If such money is then held by the Company or a Subsidiary in trust and is not required for such purpose, it shall be discharged from such trust.

                  SECTION 3.02 Notes Redeemed in Part.

                  Upon surrender of a Note that is redeemed in part, the Company shall execute and the Trustee shall authenticate for the Holder at the expense of the Company, a new Note equal in Principal Amount to the unredeemed and unconverted portion of the Note surrendered.

                  SECTION 3.03 Purchase at Option of the Holder upon a
                               Fundamental Change.

                  (a) If a Fundamental Change shall occur at any time, each Holder of Notes shall have the right, at such Holder's option, to require the Company to purchase such Holder's Notes on the date (the "Fundamental Change Purchase Date") that is 35 Business Days after the date of the Fundamental Change. The Notes shall be purchased in integral multiples of $1,000 of Principal Amount. The Company shall purchase such Notes at a price per Note (the "Fundamental Change Purchase Price") equal to the Accreted Value on the Fundamental Change Purchase Date; provided, however, that if prior to the Fundamental Change Purchase Date, the Company elects to convert the Notes to Cash Pay Notes, the Fundamental Change Purchase Price will be equal to the Restated Principal Amount plus accrued and unpaid interest from the date of such conversion to the Fundamental Change Purchase Date. No Notes may be purchased at the option of the Holders due to a Fundamental Change if there has occurred and is continuing an Event of Default other than an Event of Default that is cured by the payment of the Fundamental Change Purchase Price of all such Notes.

                  (b) The Company, or at its request (which must be received by the Trustee at least three Business Days (or such lesser period as agreed to by the Trustee) prior to the date the Trustee is requested to give such notice as described below) the Trustee in the name of and at the expense of the Company, shall mail to all Holders of record of the Notes a notice (a "Fundamental Change Notice") of the occurrence of a Fundamental Change and of the purchase right arising as a result thereof, on or before the 20th day after the occurrence of such Fundamental Change.

                  The Fundamental Change Notice shall state:

                  (1) briefly, the events causing a Fundamental Change and the date of such Fundamental Change;

                  (2) the date by which the Fundamental Change Purchase Notice pursuant to this Section 3.03 must be given;

                  (3) the Fundamental Change Purchase Date;

                  (4) the Fundamental Change Purchase Price;

                  (5) the name and address of the Paying Agent and the Conversion Agent;

                  (6) the Conversion Rate and any adjustments thereto applicable on the date the Fundamental Change Notice is given to the Holders;

                  (7) that Notes as to which a Fundamental Change Purchase Notice has been given may be converted pursuant to Sections 3.07, 3.08 and 3.09 of this Indenture only if the applicable Fundamental Change Purchase Notice has been withdrawn in accordance with the terms of this Indenture;

                  (8) that Notes must be surrendered to the Paying Agent for cancellation to collect payment of the Fundamental Change Purchase Price;

                  (9) that the Fundamental Change Purchase Price for any Note as to which a Fundamental Change Purchase Notice has been duly given and not withdrawn will be paid promptly following the later of the Fundamental Change Purchase Date and the time of surrender of such Note as described in (8);

                  (10) briefly, the procedures the Holder must follow to exercise rights under this Section 3.03;

                  (11) whether the Company will pay the Fundamental Change Purchase Price in Cash or Common Stock or any combination thereof, specifying the percentages of each and, if the Company elects to pay all or any portion of the Fundamental Change Purchase Price in Common Stock, the Fundamental Change Notice shall also include the information set forth in Section 3.03(g);

                  (12) briefly, the conversion rights of the Notes;

                  (13) the procedures for withdrawing a Fundamental Change Purchase Notice;

                  (14) that, unless the Company defaults in making payment of such Fundamental Change Purchase Price, Original Issue Discount on Notes covered by any Fundamental Change Purchase Notice (or interest, if the Notes have been converted into Cash Pay Notes pursuant to
         Section 3.10 of this Indenture) will cease to accrue on and after the Fundamental Change Purchase Date; and

                  (15) the CUSIP number or ISIN number of the Notes.

         The Company shall promptly furnish to the Trustee a copy of such notice.

                  (c) For a Note to be so purchased at the option of the Holder, the Paying Agent must receive a written notice of purchase (a "Fundamental Change Purchase Notice"), the form of which appears on the reverse of the Notes under the heading "Option to Elect to Purchase Upon a Fundamental Change" duly completed prior to the close of business on the Fundamental Change Purchase Date stating:

                  (1) if certificated, the certificate numbers of the Notes which the Holder shall deliver to be purchased;

                  (2) the portion of the Principal Amount of the Notes which the Holder shall deliver to be purchased, which portion must be $1,000 in Principal Amount or a multiple thereof;

                  (3) that such Notes shall be purchased as of the Fundamental Change Purchase Date pursuant to the terms and conditions specified in paragraph 6 of the Notes and this Indenture; and

                  (4) if the Company elects, pursuant to a Fundamental Change Notice, to pay all or a portion of the Fundamental Change Purchase Price, in Common Stock but such portion of the Fundamental Change Purchase Price shall ultimately be payable to such Holder in Cash because any of the conditions to the payment of the Fundamental Change Purchase Price in Common Stock are not satisfied prior to or on the Fundamental Change Purchase Date, as set forth in Section 3.03(f), whether such Holder elects (x) to withdraw such Fundamental Change Purchase Notice as to some or all of the Notes to which such Fundamental Change Purchase Notice relates (stating the Principal Amount of the Notes as to which such withdrawal shall relate), or (y) to receive Cash in respect of the entire Fundamental Change Purchase Price for all Notes (or portions thereof) to which such Fundamental Change Purchase Notice relates.

If a Holder, in such Holder's Fundamental Change Purchase Notice (and in any written notice of withdrawal of a portion of a Holder's Notes previously submitted for purchase pursuant to a Fundamental Change Purchase Notice, the portion that remains subject to the Fundamental Change Purchase Notice), fails to indicate such Holder's choice with respect to the election regarding a conditional withdrawal pursuant to the terms of clause (4) of this Section 3.03(c), such Holder shall be deemed to have elected to receive Cash in respect of all Notes subject to such Fundamental Change Purchase Notice in the circumstances set forth in such clause (4).

                  In addition to delivering a Fundamental Change Purchase Notice as contemplated above, the Holder must arrange for delivery or book-entry transfer of Note or Notes which is the subject of the Fundamental Change Purchase Notice to the Paying Agent prior to, on or after the Fundamental Change Purchase Date (together with all necessary endorsements) at the offices of the Paying Agent, such delivery or transfer being a condition to receipt by the Holder of the Fundamental Change Purchase Price therefor; provided that the Fundamental Change Purchase Price shall be so paid pursuant to this Section 3.03 only if the Note or Notes so delivered or transferred to the Paying Agent shall conform in all respects to the description thereof in the related Fundamental Change Purchase Notice.

                  All questions as to the validity, eligibility (including time of receipt) and acceptance of any Note for purchase shall be determined by the Company, whose determination shall be final and binding.

                  The Company shall purchase from the Holder thereof, pursuant to this Section 3.03, a portion of a Note if the Principal Amount of such portion is $1,000 or a multiple of $1,000 if so requested by the Holder. Provisions of this Indenture that apply to the purchase of all of a Note also apply to the purchase of such portion of such Note.

                  Any purchase by the Company contemplated pursuant to the provisions of this Section 3.03 shall be consummated by the delivery of the consideration to be received by the Holder promptly following the later of the Fundamental Change Purchase Date and the time of delivery or book-entry transfer of the Note.

                  Notwithstanding anything herein to the contrary, any Holder delivering to the Paying Agent the Fundamental Change Purchase Notice contemplated by this Section 3.03 shall have the right at any time prior to the close of business on the Fundamental Change Purchase Date to withdraw such Fundamental Change Purchase Notice (in whole or in part) by delivery of a written notice of withdrawal to the Paying Agent in accordance with Section 3.06(a).

                  The Paying Agent shall promptly notify the Company of the receipt by it of any Fundamental Change Purchase Notice or written notice of withdrawal thereof.

                  (d) Company's Right to Elect Manner of Payment of Fundamental Change Purchase Price. The Company may elect to pay the Fundamental Change Purchase Price in respect of the Notes to be purchased pursuant to this Section 3.03, in Cash or Common Stock, or in any combination of Cash and Common Stock, subject to the conditions set forth in Section 3.03(f). The Company shall designate, in the Fundamental Change Notice delivered pursuant to Section 3.03(b), whether the Company shall purchase the Notes for Cash or Common Stock, or, if a combination thereof, the percentages of the Fundamental Change Purchase Price in respect of which it shall pay in Cash and/or Common Stock; provided that the Company shall pay Cash for fractional interests in Common Stock. For purposes of determining the existence of potential fractional interests, all Notes subject to purchase by the Company held by a Holder shall be considered together (no matter how many separate certificates are to be presented). Each Holder whose Notes are purchased pursuant to this Section 3.03 shall receive the same percentage of Cash and/or Common Stock in payment of the Fundamental Change Purchase Price for such Notes, except (i) as provided in Section 3.03(f) with regard to the payment of Cash in lieu of fractional interests in Common Stock and (ii) in the event that the Company is unable to purchase the Notes of a Holder or Holders for Common Stock because any necessary qualifications or registrations of the Common Stock under applicable federal or state securities laws cannot be obtained, the Company may purchase the Notes of such Holder or Holders for Cash, subject to the elections made in the Fundamental Change Purchase Notice. Once the Company has given its Fundamental Change Notice to Holders, the Company may not change its election with respect to the consideration (or components or percentages of components thereof) to be paid except pursuant to this Section 3.03(d) or Section 3.03(f).

                  At least five Business Days before the date the Fundamental Change Notice is given (or such shorter period as agreed to by the Trustee), the Company shall deliver an Officers' Certificate to the Trustee specifying:

                  (1) the manner of payment selected by the Company;

                  (2) the information required by Section 3.03(g);

                  (3) if the Company elects to pay the Fundamental Change Purchase Price, or a specified percentage thereof, in Common Stock, that the conditions to such manner of payment set forth in Section 3.03(f) have been or shall be complied with; and

                  (4) whether the Company desires the Trustee to give the Company Notice required by Section 3.04(f).

                  (e) Purchase with Cash. On the Fundamental Change Purchase Date, at the option of the Company, the Fundamental Change Purchase Price in respect of which a Fundamental Change Purchase Notice pursuant to Section 3.03(c) has been given, or a specified percentage thereof, may be paid by the Company with Cash equal to the aggregate Fundamental Change Purchase Price, or such specified percentage thereof, as the case may be, of such Notes.

                  (f) Payment by Issuance of Common Stock. On the Fundamental Change Purchase Date, at the option of the Company, subject to Section 3.03(d), the Fundamental Change Purchase Price of Notes in respect of which a Fundamental Change Purchase Notice pursuant to Section 3.03(c) has been given, or a specified percentage thereof, may be paid by the Company by the issuance of a number of shares of Common Stock equal to the quotient obtained by dividing (x) the amount of Cash to which the Holders would have been entitled had the Company elected to pay all or such specified percentage, as the case may be, of the Fundamental Change Purchase Price of such Notes in Cash by (y) the Market Price of a share of Common Stock calculated as of the Fundamental Change Purchase Date, subject to the next succeeding paragraph.

                  The Company shall not issue a fractional share of Common Stock in payment of the Fundamental Change Purchase Price. Instead the Company shall pay Cash for the current market value of the fractional share. The current market value of a fraction of a share shall be determined by multiplying the Market Price by such fraction and rounding the product to the nearest whole cent. It is understood that if a Holder elects to have more than one Note purchased, the number of shares of Common Stock shall be based on the aggregate amount of Notes to be purchased.

                  The Company's right to exercise its election to purchase the Notes pursuant to Section 3.03 through the issuance of shares of Common Stock shall be conditioned upon:

                  (1) the Company having given timely notice in accordance with
         Section 3.03(g) of its election to purchase all or a specified percentage of the Notes with Common Stock as provided herein;

                  (2) the shares of Common Stock having been admitted for listing or admitted for listing subject to notice of issuance on the United States national securities exchange on which the Common Stock is then listed or, if the Common Stock is not then listed on a national securities exchange, having been approved for trading on the Nasdaq National Market;

                  (3) (A) (1) the registration of the shares of Common Stock to be issued in respect of the payment of the specified percentage of the Fundamental Change Purchase Price under the Securities Act or (2) the issuance of the shares of Common Stock in a transaction which is exempt from the registration requirements of the Securities Act and which will not result in such shares of Common Stock being deemed "restricted securities" under the Securities Act or otherwise and (B) the registration of the shares of Common Stock under the Exchange Act, each to the extent required thereby;

                  (4) any necessary qualification or registration under applicable state securities laws or the availability of an exemption from such qualification and registration; and the receipt by the Trustee on or prior to the Fundamental Change Purchase Date of an Officers' Certificate and an Opinion of Counsel each stating that (A) the terms of the issuance of the Common Stock are in conformity with this Indenture and (B) the shares of Common Stock to be issued by the Company in payment of the specified percentage of the Fundamental Change Purchase Price in respect of Notes have been duly authorized and, when issued and delivered pursuant to the terms of this Indenture in payment of the specified percentage of the Fundamental Change Purchase Price in respect of Notes, shall be validly issued, fully paid and nonassessable, and, to the best of such counsel's knowledge, free from preemptive rights, and in the case of such Officers' Certificate, stating that conditions (1), (2), (3) and (4) above have been satisfied and, in the case of such Opinion of Counsel, stating that condition (3) has been satisfied.

                  Such Officers' Certificate shall also set forth the number of shares of Common Stock to be issued for each $1,000 Principal Amount of Notes and the Sale Price of a share of Common Stock on each Trading Day during the period during which the Market Price is calculated. The Company may elect to pay the Fundamental Change Purchase Price (or any portion thereof) in Common Stock only if the information necessary to calculate the Market Price is publicly reported. If any of the conditions set forth in this Section 3.03(f) are not satisfied with respect to a Holder or Holders prior to or on the Fundamental Change Purchase

Date and the Company elected to purchase the Notes to be purchased as of such Fundamental Change Purchase Date pursuant to this Section 3.03 through the issuance of shares of Common Stock, the Company shall pay the entire Fundamental Change Purchase Price in respect of such Notes of such Holder or Holders in Cash.

                  Upon determination of the actual number of shares of Common Stock which the Holder of each $1,000 Principal Amount of the Notes shall receive, the Company shall provide notice of such determination.

                  (g) Notice of Election to Pay all or any Portion of the Fundamental Change Purchase Price in Common Stock. In the event the Company elects to pay all or any portion of the Fundamental Change Purchase Price in Common Stock, the Fundamental Change Notice shall state the manner of payment elected and shall:

                  (1) state that each Holder shall receive Common Stock in respect of the specified percentage of the Fundamental Change Purchase Price of the Notes held by such Holder (except any Cash amount to be paid in lieu of fractional shares);

                  (2) state that the total number of shares of Common Stock to be issued to Holders will be equal to the quotient obtained by dividing
         (x) the amount of Cash to which the Holders would have been entitled had the Company elected to pay all or such specified percentage, as the case may be, of the Fundamental Change Purchase Price of such Notes in Cash by (y) the Market Price of a share of Common Stock calculated as of the Fundamental Change Purchase Date;

                  (3) set forth the method of calculating the Market Price of the Common Stock; and

                  (4) state that because the Market Price of Common Stock will be determined prior to the Fundamental Change Purchase Date, Holders will bear the market risk with respect to the value of the Common Stock to be received from the date such Market Price is determined to the Fundamental Change Purchase Date.

                  (h) Covenants of the Company. All shares of Common Stock delivered upon conversion or purchase of the Notes shall be newly issued shares or treasury shares, shall be duly and validly issued, fully paid and nonassessable and shall be free from preemptive rights and free of any lien or adverse claim.

                  The Company shall cause to have listed or quoted all such shares of Common Stock on each United States national securities exchange or over-the-counter or other domestic market on which the Common Stock is then listed or quoted.

                  (i) Taxes. If a Holder of a Note is paid in Common Stock, the Company shall pay any documentary, stamp or similar issue or transfer tax due on such issue of shares of Common Stock. However, the Holder shall pay any such tax which is due because the Holder requests the shares of Common Stock to be issued in a name other than the Holder's name. The Paying Agent may refuse to deliver the certificates representing the Common Stock being issued in a name other than the Holder's name until the Paying Agent receives a sum sufficient to pay any tax which shall be due because the shares of Common Stock are to be issued in a name other than the Holder's name. Nothing herein shall preclude any income tax withholding required by law or regulations.

                  SECTION 3.04 Purchase of Notes at the Option of the Holder;
                               Payment of Purchase Price in Stock.

                  (a) Purchase of Notes at the Option of the Holder. A Holder of Notes shall have the option to require the Company to purchase any of such Holder's Notes, on each of February 20, 2007, February 20, 2012 and February 20, 2017 (each, a "Purchase Date"), at the purchase price specified in paragraph 6 of the Notes (each, a "Purchase Price"), upon:

                  (1) delivery to the Paying Agent by the Holder of a written notice of purchase (a "Purchase Notice") at any time from the opening of business on the date that is 30 Business Days prior to a Purchase Date until the close of business on such Purchase Date, stating:

                  (i) if certificated, the certificate numbers of the Notes which the Holder shall deliver to be purchased;

                  (ii) the portion of the Principal Amount of the Notes which the Holder shall deliver to be purchased, which portion must be $1,000 in Principal Amount or a multiple thereof;

                  (iii) that such Notes shall be purchased as of the Purchase Date pursuant to the terms and conditions specified in paragraph 6 of the Notes and this Indenture; and

                  (iv) if the Company elects, pursuant to a Company Notice, to pay the Purchase Price to be paid as of such Purchase Date, in whole or in part, in Common Stock but such portion of the Purchase Price shall ultimately be payable to such Holder in Cash because any of the conditions to the payment of the Purchase Price in Common Stock are not satisfied prior to or on the Purchase Date, as set forth in Section 3.04(e), whether such Holder elects (x) to withdraw such Purchase Notice as to some or all of the Notes to which such Purchase Notice relates (stating the Principal Amount and certificate numbers, if the Notes are in certificated form, of the Notes as to which such withdrawal shall relate), or (y) to receive Cash in respect of the entire Purchase Price for all Notes (or portions thereof) to which such Purchase Notice relates; and

                  (2) delivery or book-entry transfer of such Note to the Paying Agent prior to, on or after the Purchase Date (together with all necessary endorsements) at the offices of the Paying Agent, such delivery or transfer being a condition to receipt by the Holder of the Purchase Price therefor; provided, however, that such Purchase Price shall be so paid pursuant to this Section 3.04 only if the Note so delivered or transferred to the Paying Agent shall conform in all respects to the description thereof in the related Purchase Notice.

                  (b) Procedures. If a Holder, in such Holder's Purchase Notice (and in any written notice of withdrawal of a portion of a Holder's Notes previously submitted for purchase pursuant to a Purchase Notice, the portion that remains subject to the Purchase Notice), fails to indicate such Holder's choice with respect to the election regarding a conditional withdrawal pursuant to the terms of clause (iv) of Section 3.04(a)(1), such Holder shall be deemed to have elected to receive Cash in respect of all Notes subject to such Purchase Notice in the circumstances set forth in such clause (iv).

                  The Company shall purchase from the Holder thereof, pursuant to this Section 3.04, a portion of a Note if the Principal Amount of such portion is $1,000 or a multiple of $1,000 if so requested by the Holder. Provisions of this Indenture that apply to the purchase of all of a Note also apply to the purchase of such portion of such Note.

                  Any purchase by the Company contemplated pursuant to the provisions of this Section 3.04 shall be consummated by the delivery of the consideration to be received by the Holder promptly following the later of the Purchase Date and the time of delivery or book-entry transfer of the Note.

                  Notwithstanding anything herein to the contrary, any Holder delivering to the Paying Agent the Purchase Notice contemplated by this Section 3.04(b) shall have the right at any time prior to the close of business on the Purchase Date to withdraw such Purchase Notice (in whole or in part) by delivery of a written notice of withdrawal to the Paying Agent in accordance with Section 3.06(a).

                  The Paying Agent shall promptly notify the Company of the receipt by it of any Purchase Notice or written notice of withdrawal thereof.

                  (c) Company's Right to Elect Manner of Payment of Purchase Price. The Company may elect with respect to any Purchase Date to pay the Purchase Price in respect of the Notes to be purchased pursuant to Section 3.04(a) as of such Purchase Date, in Cash or Common Stock, or in any combination of Cash and Common Stock, subject to the conditions set forth in Section 3.04(d) and (e). The Company shall designate, in the Company Notice delivered pursuant to Section 3.04(f), whether the Company shall purchase the Notes for Cash or Common Stock, or, if a combination thereof, the percentages of the Purchase Price of Notes in respect of which it shall pay in Cash and/or Common Stock; provided that the Company shall pay Cash for fractional interests in Common Stock. For purposes of determining the existence of potential fractional interests, all Notes subject to purchase by the Company held by a Holder shall be considered together (no matter how many separate certificates are to be presented). Each Holder whose Notes are purchased pursuant to this Section 3.04(e) shall receive the same percentage of Cash and/or Common Stock in payment of the Purchase Price for such Notes, except (i) as provided in Section 3.04(e) with regard to the payment of Cash in lieu of fractional interests in Common Stock and (ii) in the event that the Company is unable to purchase the Notes of a Holder or Holders for Common Stock because any necessary qualifications or registrations of the Common Stock under applicable federal or state securities laws cannot be obtained, the Company may purchase the Notes of such Holder or Holders for Cash. Once the Company has given its Company Notice to Holders, the Company may not change its election with respect to the consideration (or components or percentages of components thereof) to be paid except pursuant to this Section 3.04(c) or Section 3.04(e).

                  At least five Business Days before the Company Notice Date (or such shorter period as agreed to by the Trustee), the Company shall deliver an Officers' Certificate to the Trustee specifying:

                  (1) the manner of payment selected by the Company;

                  (2) the information required by Section 3.04(f), if applicable;

                  (3) if the Company elects to pay the Purchase Price, or a specified percentage thereof, in Common Stock, that the conditions to such manner of payment set forth in Section 3.04(e) have been or shall be complied with; and

                  (4) whether the Company desires the Trustee to give the Company Notice required by Section 3.04(f).

                  (d) Purchase with Cash. On each Purchase Date, at the option of the Company, the Purchase Price in respect of which a Purchase Notice pursuant to Section 3.04(a) has been given, or a specified percentage thereof, may be paid by the Company with Cash equal to the aggregate Purchase Price, or such specified percentage thereof, as the case may be, of such Notes.

                  (e) Payment by Issuance of Common Stock. On each Purchase Date, at the option of the Company, subject to Section 3.04(c), the Purchase Price of Notes in respect of which a Purchase Notice pursuant to Section 3.04(a) has been given, or a specified percentage thereof, may be paid by the Company by the issuance of a number of shares of Common Stock equal to the quotient obtained by dividing (x) the amount of Cash to which the Holders would have been entitled had the Company elected to pay all or such specified percentage, as the case may be, of the Purchase Price of such Notes in Cash by (y) the Market Price of a share of Common Stock calculated as of the relevant Purchase Date, subject to the next succeeding paragraph.

                  The Company shall not issue a fractional share of Common Stock in payment of the Purchase Price. Instead the Company shall pay Cash for the current market value of the fractional share. The current market value of a fraction of a share shall be determined by multiplying the Market Price by such fraction and rounding the product to the nearest whole cent. It is understood that if a Holder elects to have more than one Note purchased, the number of shares of Common Stock shall be based on the aggregate amount of Notes to be purchased.

                  The Company's right to exercise its election to purchase the Notes pursuant to Section 3.04 through the issuance of shares of Common Stock shall be conditioned upon:

                  (1) the Company having given timely notice in accordance with
         Section 3.04(f) of its election to purchase all or a specified percentage of the Notes with Common Stock as provided herein;

                  (2) the shares of Common Stock having been admitted for listing or admitted for listing subject to notice of issuance on the United States national securities exchange on which the Common Stock is then listed or, if the Common Stock is not then listed on a national securities exchange, having been approved for trading on the Nasdaq National Market;

                  (3) (A) (1) the registration of the shares of Common Stock to be issued in respect of the payment of the specified percentage of the Purchase Price under the Securities Act or (2) the issuance of the shares of Common Stock in a transaction which is exempt from the registration requirements of the Securities Act and which will not result in such shares of Common Stock being deemed "restricted securities" under the Securities Act or otherwise and (B) the registration of the shares of Common Stock under the Exchange Act, each to the extent required thereby;

                  (4) any necessary qualification or registration under applicable state securities laws or the availability of an exemption from such qualification and registration; and the receipt by the Trustee on or prior to the Purchase Date of an Officers' Certificate and an Opinion of Counsel each stating that (A) the terms of the issuance of the Common Stock are in conformity with this Indenture and
         (B) the shares of Common Stock to be issued by the Company in payment of the specified percentage of the Purchase Price in respect of Notes have been duly authorized and, when issued and delivered pursuant to the terms of this Indenture in payment of the specified percentage of the Purchase Price in respect of Notes, shall be validly issued, fully paid and nonassessable, and, to the best of such counsel's knowledge, free from preemptive rights, and in the case of such Officers' Certificate, stating that conditions (1), (2), (3) and (4) above have been satisfied and, in the case of such Opinion of Counsel, stating that condition (3) has been satisfied.

                  Such Officers' Certificate shall also set forth the number of shares of Common Stock to be issued for each $1,000 Principal Amount of Notes and the Sale Price of a share of Common Stock on each Trading Day during the period during which the Market Price is calculated. The Company may elect to pay the Purchase Price (or any portion thereof) in Common Stock only if the information necessary to calculate the Market Price is publicly reported. If any of the conditions set forth in this Section 3.04(e) are not satisfied with respect to a Holder or Holders prior to or on the Purchase Date and the Company elected to purchase the Notes to be purchased as of such Purchase Date pursuant to this Section 3.04 through the issuance of shares of Common Stock, the Company shall pay the entire Purchase Price in respect of such Notes of such Holder or Holders in Cash.

                  Upon determination of the actual number of shares of Common Stock which the Holder of each $1,000 Principal Amount of the Notes shall receive, the Company shall provide notice of such determination.

                  (f) Notice of Election. The Company's notice of election to purchase with Cash or Common Stock, or any combination thereof (each, a "Company Notice"), shall be sent to the Holders (and to beneficial owners if required by applicable law) at their addresses shown in the Note register maintained by the Registrar, and delivered to the Trustee, not less than 30 Business Days prior to the applicable Purchase Date (the "Company Notice Date"). Each

Company Notice shall state the manner of payment elected and shall contain the following information.

                  In the event the Company has elected to pay a Purchase Price (or a specified percentage thereof) with Common Stock, the Company Notice shall:

                  (1) state that each Holder shall receive Common Stock in respect of the specified percentage of the Purchase Price of the Notes held by such Holder (except any Cash amount to be paid in lieu of fractional shares);

                  (2) state that the total number of shares of Common Stock to be issued to Holders will be equal to the quotient obtained by dividing (x) the amount of Cash to which the Holders would have been entitled had the Company elected to pay all or such specified percentage, as the case may be, of the Purchase Price of such Notes in Cash by (y) the Market Price of a share of Common Stock calculated as of the relevant Purchase Date;

                  (3) set forth the method of calculating the Market Price of the Common Stock; and

                  (4) state that because the Market Price of Common Stock will be determined prior to the Purchase Date, Holders will bear the market risk with respect to the value of the Common Stock to be received from the date such Market Price is determined to the Purchase Date.

                  In any case, each Company Notice shall include a form of Purchase Notice to be completed by a Holder and shall state:

                  (1)      the Purchase Price and the Conversion Rate;

                  (2) the name and address of the Paying Agent and the Conversion Agent;

                  (3) that Notes as to which a Purchase Notice has been given may be converted only if the applicable Purchase Notice has been withdrawn in accordance with the terms of this Indenture;

                  (4) that Notes must be surrendered to the Paying Agent to collect payment of the Purchase Price;

                  (5) that the Purchase Price for any Note as to which a Purchase Notice has been given and not withdrawn shall be paid promptly following the later of the Purchase Date and the time of surrender of such Note as described in clause (4) above;

                  (6) a brief summary of the procedures the Holder must follow under this Section 3.04;

                  (7)      briefly, the conversion rights of the Notes;

                  (8) that, unless the Company defaults in making payment of such Purchase Price, Original Issue Discount on Notes covered by any Purchase Notice (or interest, if the Notes have been converted into Cash Pay Notes pursuant to Section 3.10 of this Indenture) will cease to accrue on and after the Purchase Date;

                  (9)      the CUSIP or ISIN number of the Notes; and

                  (10) the procedures for withdrawing a Purchase Notice (including, without limitation, for a conditional withdrawal pursuant to the terms of Section 3.04(a)(1)(iv).

                  At the Company's request and at the Company's expense, the Trustee shall give the Company Notice in the Company's name; provided, however, that, in all cases, the text of the Company Notice shall be prepared by the Company.

                  (g) Covenants of the Company. All shares of Common Stock delivered upon conversion or purchase of the Notes shall be newly issued shares or treasury shares, shall be duly and validly issued and fully paid and nonassessable and shall be free from preemptive rights and free of any lien or adverse claim.

                  The Company shall cause to have listed or quoted all such shares of Common Stock on each United States national securities exchange or over-the-counter or other domestic market on which the Common Stock is then listed or quoted.

                  (h) Taxes. If a Holder of a Note is paid in Common Stock, the Company shall pay any documentary, stamp or similar issue or transfer tax due on such issuance of shares of Common Stock. However, the Holder shall pay any such tax which is due because the Holder requests the shares of Common Stock to be issued in a name other than the Holder's name. The Paying Agent may refuse to deliver the certificates representing the Common Stock being issued in a name other than the Holder's name until the Paying Agent receives a sum sufficient to pay any tax which shall be due because the shares of Common Stock are to be issued in a name other than the Holder's name. Nothing herein shall preclude any income tax withholding required by law or regulations.

                  SECTION 3.05 Deposit of Fundamental Change Purchase Price or Purchase Price.

                  On or before 11:00 a.m. (New York City time) on the Fundamental Change Purchase Date or Purchase Date, the Company shall deposit with the Trustee or with the Paying Agent Cash (or, if the Company or an Affiliate of the Company is acting as Paying Agent, shall segregate and hold in trust an amount of Cash) in respect of a Cash purchase under Sections 3.03(e) or 3.04(d) or for fractional interests, as applicable, or shares of Common Stock, or a combination thereof, as applicable, sufficient to pay the aggregate Fundamental Change Purchase Price or Purchase Price of, and, if applicable, any accrued and unpaid interest with respect to, all Notes or portions thereof to be purchased pursuant to Section 3.03(a) or 3.04(a). Payment of the Fundamental Change Purchase Price or Purchase Price for such Notes shall be made promptly following the later of the Fundamental Change Purchase Date or Purchase Date, as the case may be, or the time of book-entry transfer or delivery of such Notes in accordance with this Indenture. If the Company is delivering Common Stock, the Company shall promptly deliver to each Holder entitled to receive Common Stock, through the Paying Agent, a certificate for the number of full shares of Common Stock, as applicable, issuable in payment of such purchase price and Cash in lieu of any fractional interests. The Person in whose name the certificate for Common Stock is registered shall be treated as a holder of record following the Fundamental Change Purchase Date or the Purchase Date. Subject to Sections 3.03(f) and 3.04(e), no payment or adjustment shall be made for dividends on the Common Stock in respect of a Common Stock Record Date which occurred on or prior to the Fundamental Change Purchase Date or the Purchase Date. If the Paying Agent holds, in accordance with the terms of the Indenture, money or securities sufficient to pay the Fundamental Change Purchase Price or Purchase Price of a Note on the Business Day following the Fundamental Change Purchase Date or Purchase Date, then, on and after such date, such Note shall cease to be outstanding and such securities shall cease to accrue Original Interest Discount or interest, whether or not book-entry transfer of such Note is made or such
Note is delivered to the Paying Agent, and all other rights of the Holder shall terminate (other than the right to receive the Fundamental Change Purchase Price or Purchase Price, as the case may be, upon delivery or transfer of the Note).

                  SECTION 3.06 Further Conditions for Purchase at the Option of Holders upon a Fundamental Change and Purchase of Notes at the Option of the Holder.

                  (a) Effect of Purchase Notice or Fundamental Change Purchase Notice. Upon receipt by the Company of the Fundamental Change Purchase Notice or Purchase Notice specified in Section 3.03(c) or Section 3.04(a), as applicable, the Holder of the Note in respect of which such Fundamental Change Purchase Notice or Purchase Notice, as the case may be, was given shall (unless such Fundamental Change Purchase Notice or Purchase Notice is withdrawn as specified in the following two paragraphs) thereafter be entitled to receive solely the Fundamental Change Purchase Price or Purchase Price, as the case may be, with respect to such Note. Such Fundamental Change Purchase Price or Purchase Price shall be paid to such Holder promptly following the later of (x) the Fundamental Change Purchase Date or the Purchase Date, as the case may be, with respect to such Note (provided the conditions in Section 3.03(c) or Section 3.04(a), as applicable, have been satisfied) and (y) the time of delivery or book-entry transfer of such Note to the Paying Agent by the Holder thereof in the manner required by Section 3.03(c) or Section 3.04(a), as applicable. Notes in respect of which a Purchase Notice or Fundamental Change Purchase Notice, as the case may be, has been given by the Holder thereof may not be converted for shares of Common Stock on or after the date of the delivery of such Purchase Notice (or Fundamental Change Purchase Notice, as the case may be), unless such Purchase Notice (or Fundamental Change Purchase Notice, as the case may be) has first been validly withdrawn as specified in the following two paragraphs.

                  A Purchase Notice or Fundamental Change Purchase Notice, as the case may be, may be withdrawn by means of a written notice of withdrawal delivered to the office of the Paying Agent at any time prior to the close of business on the Purchase Date or the Fundamental Change Purchase Date, as the case may be, to which it relates specifying:

                  (i) if certificated, the certificate number of the Notes in respect of which such notice of withdrawal is being submitted;

                  (ii) the Principal Amount of the Notes with respect to which such notice of withdrawal is being submitted; and

                  (iii) the Principal Amount, if any, of the Notes which remain subject to the original Fundamental Change Purchase Notice or Purchase Notice, as the case may be, and which has been or shall be delivered for purchase by the Company.

                  A written notice of withdrawal of a Fundamental Change Purchase Notice or Purchase Notice may be in the form of (i) a conditional withdrawal contained in a purchase notice pursuant to the terms of Sections 3.03(c)(4) or 3.04(a)(1)(iv) or (ii) a conditional withdrawal containing the information set forth in the preceding paragraph and contained in a written notice of withdrawal delivered to the Paying Agent as set forth in the preceding paragraph.

                  There shall be no purchase of any Notes pursuant to Section
3.03 or Section 3.04 if there has occurred prior to, on or after, as the case may be, the giving, by the Holders of such Notes, of the required Fundamental Change Purchase Notice or Purchase Notice, as the case may be, and is continuing an Event of Default (other than an Event of Default that is cured by the payment of the Fundamental Change Purchase Price or Purchase Price, as the case may be, with respect to such Notes). The Paying Agent will promptly return to the respective Holders thereof any Notes (x) with respect to which a Fundamental Change Purchase Notice or Purchase Notice, as the case may be, has been withdrawn in compliance with this Indenture, or (y) held by it during the continuance of an Event of Default (other than an Event of Default that is cured by the payment of the Fundamental Change Purchase Price or Purchase Price, as the case may be, with respect to such Notes) in which case, upon such return, the Fundamental Change Purchase Notice or Purchase Notice with respect thereto shall be deemed to have been withdrawn.

                  (b) Notes Purchased in Part. Any Note that is to be purchased only in part shall be surrendered at the office of the Paying Agent (with, if the Company or the Trustee so, requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or such Holder's attorney duly authorized in writing) and the Company shall execute and the Trustee shall authenticate and deliver to the Holder of such Note, without service charge, a new Note or Notes, of any authorized denomination as requested by such Holder in an aggregate Principal Amount equal to, and in exchange for, the portion of the Principal Amount of the Note so surrendered which is not purchased.

                  (c) Covenant to Comply with Securities Laws upon Purchase of Notes. In connection with any offer to purchase Notes under Section 3.03(a) or 3.04(a), the Company shall (i) comply with Rules 13e-4 and 14e-1 (which terms, as used herein, include any successor provision thereto) under the Exchange Act, if applicable; (ii) file the related Schedule TO (or any successor schedule, form or report) under the Exchange Act, if applicable; and (iii) otherwise comply with all federal and state securities laws so as to permit the rights and obligations under Sections 3.03 and 3.04 to be exercised in the time and in the manner specified in Sections 3.03 and 3.04.

                  (d) Repayment to the Company. The Trustee and the Paying Agent shall return to the Company any Cash or shares of Common Stock that remain unclaimed as provided in paragraph 14 of the Notes, together with interest that the Trustee has earned, if any, or dividends, if any, paid thereon while such shares are held by the Trustee or the Paying Agent, held by them for the payment of a Fundamental Change Purchase Price or Purchase Price, as the case may be; provided, however, that to the extent that the aggregate amount of Cash or shares of Common Stock deposited by the Company pursuant to Section 3.05 exceeds the aggregate Fundamental Change Purchase Price or Purchase Price, as the case may be, of the Notes or portions thereof which the Company is obligated to purchase as of the Fundamental Change Purchase Date or Purchase Date, as the case may be, then promptly after the Business Day following the Fundamental Change Purchase Date or Purchase Date, as the case may be, the Trustee and the Paying Agent shall return any such excess to the Company together with interest that the Trustee has earned, if any, or dividends, if any, paid thereon while such Cash or shares are held by the Trustee or the Paying Agent.

                  SECTION 3.07  Conversion of Notes.

                  (a)      Right to Convert. A Holder of a Note may convert such
Note into Common Stock at any time during which the conditions stated in paragraph 8 of the Notes are met. The number of shares of Common Stock issuable upon conversion of a Note per $1,000 of Principal Amount (the "Conversion Rate") shall be that set forth in paragraph 8 in the Notes, subject to adjustment as herein set forth.

                  A Holder may convert a portion of the Principal Amount of a
Note if the portion is $1,000 or a multiple of $1,000. Provisions of this Indenture that apply to conversion of all of a Note also apply to conversion of a portion of a Note.

                  (b) Conversion Procedures. To convert a Note a Holder must satisfy the requirements in paragraph 8 of the Notes. The date on which the Holder of Notes satisfies all those requirements is the conversion date (the "Conversion Date"). The Conversion Agent shall notify the Company of the Conversion Date within one Business Day following the Conversion Date (the "Conversion Notice Date"). The Company shall deliver to the Holder through the Conversion Agent, as promptly as practicable but in any event no later than the fifth Business Day following the Conversion Notice Date, a certificate for the number of full shares of Common Stock deliverable upon the conversion and Cash in lieu of any fractional share determined pursuant to Section 3.07(c) hereof. The Person in whose name the certificate representing such conversion shares is registered shall be treated as a stockholder of record on and after the Conversion Date; provided, however, that no surrender of a Note on any date when the stock transfer books of the Company shall be closed shall be effective to constitute the Person or Persons entitled to receive the shares of Common Stock upon such conversion as the record holder or holders of such shares of Common Stock on such date, but such surrender shall be effective to constitute the Person or Persons entitled to receive such shares of Common Stock as the record holder or holders thereof for all purposes at the close of business on the next succeeding day on which such stock transfer books are open; such conversion shall be at the Conversion Rate in effect on the date that such Note shall have been surrendered for conversion, as if the stock transfer books of the Company had not been closed. Upon conversion of a Note, the Holder thereof shall no longer be a Holder of such Note and such Note shall be cancelled and no longer outstanding.

                  No payment or adjustment shall be made for dividends on or other distributions with respect to any Common Stock except as provided in
Section 3.08. On conversion of a Note, that portion of Accreted Value (or accrued and unpaid interest, if the Company has exercised its option to convert the Notes to Cash Pay Notes pursuant to Section 3.10) attributable to the period from the Issue Date of the Note to the Conversion Date with respect to the converted Note shall not be cancelled, extinguished or forfeited, but rather shall be deemed to be paid in full to the Holder thereof through delivery of the Common Stock (together with the Cash payment, if any, in lieu of fractional shares) in exchange for the Note being converted.

                  If a Holder converts more than one Note at the same time, the number of shares of Common Stock issuable upon the conversion shall be based on the total Principal Amount of the Notes converted.

                  Upon surrender of a Note that is converted in part, the Company shall execute, and the Trustee shall authenticate and deliver to the Holder, a new Note in an authorized denomination equal in Principal Amount (or the Restated Principal Amount, if applicable) to the unconverted portion of the Note surrendered.

                  If the last day on which a Note may be converted is a Legal Holiday in a place where a Conversion Agent is located, the Note may be surrendered to that Conversion Agent on the next succeeding day that it is not a Legal Holiday.

                  (c) Cash Payments in Lieu of Fractional Shares. The Company shall not issue a fractional share of Common Stock upon conversion of a Note. Instead the Company shall deliver Cash for the current market value of the fractional share. The current market value of a fractional share shall be determined to the nearest 1/10,000th of a share by multiplying the Sale Price of a full share of Common Stock on the Trading Day immediately preceding the Conversion Date by the fractional amount and rounding the product to the nearest whole cent.

                  (d) Taxes on Conversion. If a Holder converts a Note, the Company shall pay any documentary, stamp or similar issue or transfer tax due on the issue of shares of Common Stock upon the conversion. However, the Holder shall pay any such tax which is due because the Holder requests the shares to be issued in a name other than the Holder's name. The Conversion Agent may refuse to deliver the certificates representing the Common Stock being issued in a name other than the Holder's name until the Conversion Agent receives a sum sufficient to pay any tax which shall be due because the shares are to be issued in a name other than the Holder's name. Nothing herein shall preclude any tax withholding required by applicable law or regulations.

                  (e) Company to Provide Stock. The Company shall, prior to issuance of any Notes hereunder, and from time to time as may be necessary, reserve out of its authorized but unissued Common Stock a sufficient number of shares of Common Stock to permit the conversion of the Notes.

                  All shares of Common Stock delivered upon conversion of the Notes shall be newly issued shares or treasury shares, shall be duly and validly issued and fully paid and nonassessable and shall be free from preemptive rights and free of any lien or adverse claim.

                  The Company shall endeavor promptly to comply with all federal and state securities laws regulating the order and delivery of shares of Common Stock upon the conversion of Notes, if any, and shall cause to have listed or quoted all such shares of Common Stock on each United States national securities exchange or over-the-counter or other domestic market on which the Common Stock is then listed or quoted.

                  SECTION 3.08      Adjustments to Conversion Rate.

                  The Conversion Rate shall be adjusted from time to time by the Company as follows:

                  (a) In case the Company shall (i) pay a dividend, or make a distribution, in shares of Common Stock or other Capital Stock, on Common Stock; (ii) subdivide its outstanding Common Stock into a greater number of shares; or (iii) combine its outstanding Common Stock into a smaller number of shares, the Conversion Rate in effect immediately prior thereto shall be adjusted so that the holder of any Note thereafter surrendered for conversion shall be entitled to receive the number of shares of Common Stock which such holder would have owned or have been entitled to receive after the happening of any of the events described above had such Note been converted immediately prior to the happening of such event. An adjustment made pursuant to this Section 3.08(a) shall become effective immediately after the Common Stock Record Date in the case of a dividend or distribution and shall become effective immediately after the effective date in the case of subdivision, combination or reclassification. If any dividend or distribution of the type described in clause (i) above is not so paid or made, the Conversion Rate shall again be adjusted to the Conversion Rate which would then be in effect if such dividend or distribution had not been declared.

                  (b) In case the Company shall issue rights or warrants to all holders of its Common Stock entitling them (for a period expiring within 60 days after the date fixed for determination of stockholders entitled to receive such rights or warrants) to subscribe for or purchase Common Stock at a price per share less than the Sale Price per share of Common Stock on the day preceding the date of announcement of the Common Stock Record Date for the determination of stockholders entitled to receive such rights or warrants, the Conversion Rate in effect immediately prior thereto shall be adjusted so that the same shall equal the Conversion Rate determined by multiplying the Conversion Rate in effect immediately prior to the date of the issuance of such rights or warrants by a fraction of which the numerator shall be the number of shares of Common Stock outstanding on the date of issuance of such rights or warrants plus the number of additional shares of Common Stock offered for subscription or purchase, and of which the denominator shall be the number of shares of Common Stock outstanding on the date of issuance of such rights or warrants plus the number of shares which the aggregate offering price of the total number of shares so offered would purchase at such Sale Price. Such adjustment shall be made successively whenever any such rights or warrants are issued, and shall become effective immediately after the opening of business on the day following the Common Stock Record Date for the determination of the stockholders entitled to receive such rights or warrants. To the extent that shares of Common Stock are not delivered after the expiration of such rights or warrants, the Conversion Rate shall be readjusted to the Conversion Rate which would then be in effect had the adjustments made upon the issuance of such rights or warrants been made on the basis of delivery of only the number of shares of Common Stock actually delivered. If such rights or warrants are not so issued, the Conversion Rate shall again be adjusted to be the Conversion Rate which would then be in effect if such Common Stock Record Date for the determination of stockholders entitled to receive such rights or warrants had not been fixed. In determining whether any rights or warrants entitle the holders to subscribe for or purchase shares of Common Stock at less than such Sale Price, and in determining the aggregate offering price of such shares of Common Stock, there shall be taken into account any consideration received by the Company for such rights or warrants, the value of such consideration, if other than cash, to be determined by the Board of Directors.

                  (c) In case the Company shall, by dividend or otherwise, distribute to all holders of its Common Stock (excluding any distribution in connection with the liquidation, dissolution or winding up of the Company, whether voluntary or involuntary) any evidences of its indebtedness or assets (other than Cash) or rights or warrants to subscribe for or purchase any of its securities (excluding those referred to in Section 3.08(b)) (any of the foregoing hereinafter in this Section 3.08 called the "Distributed Securities"), then, the Conversion Rate shall be adjusted so that the same shall equal the Conversion Rate determined by multiplying the Conversion Rate in effect immediately prior to the date of such distribution by a fraction of which the numerator shall be the Market Price per share of the Common Stock on the Common Stock Record Date mentioned below, and the denominator shall be the Sale Price per share of the Common Stock on such Common Stock Record Date less the Fair Market Value on such Common Stock Record Date (as determined by the Board of Directors, whose determination shall be conclusive, and described in a certificate filed with the Trustee) of the Distributed Securities so distributed applicable to one share of Common Stock. Such adjustment shall become effective immediately after the Common Stock Record Date for the determination of stockholders entitled to receive such distribution. Notwithstanding the foregoing, in the event (a) the then Fair Market Value (as so determined) of the portion of the Distributed Securities so distributed applicable to one share of Common Stock is equal to or greater than the Market Price of the Common Stock on the Common Stock Record Date or (b) such Market Price exceeds the Fair Market Value of such Distributed Securities by less than $1.00, in lieu of the foregoing adjustment, adequate provision shall be made so that each Holder shall have the right to receive upon conversion the amount of Distributed Securities such Holder would have received had such Holder converted each Note immediately prior to such Common Stock Record Date. In the event that such distribution is not so paid or made, the Conversion Rate shall again be adjusted to the Conversion Rate which would then be in effect if such distribution had not been declared. If the Board of Directors determines the fair market value of any distribution for purposes of this Section 3.08(c) by reference to the actual or when issued trading market for any securities, it must in doing so consider the prices in such market on the same day used in computing the Sale Price of the Common Stock.

                  Notwithstanding the foregoing provisions of this Section 3.08, no adjustment shall be made thereunder for any distribution of Distributed Securities if the Company makes proper provision so that each Holder of a Note who converts such Note (or any portion thereof) after the

Common Stock Record Date for such distribution shall be entitled to receive upon such conversion, in addition to the shares of Common Stock issuable upon such conversion, the amount and kind of Distributed Securities that such Holder would have been entitled to receive if such Holder had, immediately prior to such Common Stock Record Date, converted such Note into Common Stock; provided that, with respect to any Distributed Securities that are convertible, exchangeable or exercisable, the foregoing provision shall only apply to the extent (and so long as) the Distributed Securities receivable upon conversion of such Note would be convertible, exchangeable or exercisable, as applicable, without any loss of rights or privileges for a period of at least 60 days following conversion of such Note.

                  Upon conversion of the Notes the Holders shall receive, in addition to the Common Stock issuable upon such conversion, any rights issued under any existing or future stockholder rights plan the Company implements (notwithstanding the occurrence of an event causing such rights to separate from the Common Stock at or prior to the time of conversion).

                  (d) In case the Company shall, by dividend or otherwise, distribute to all holders of its Common Stock Cash (excluding any Cash that is distributed upon a merger or consolidation to which Section 3.09(f) applies) in an aggregate amount per share that, combined together with the aggregate amount of any other such distributions to all holders of its Common Stock made exclusively in Cash within the 12 months preceding the date of payment of such distribution, and in respect of which no adjustment pursuant to this Section
3.08 has been made, exceeds on a per share basis 15% of the Sale Price on the day preceding the date of declaration of such dividend or distribution, then, and in each such case, immediately after the close of business on such date, the Conversion Rate shall be increased so that the same shall equal the Conversion Rate determined by multiplying the Conversion Rate in effect immediately prior to the Common Stock Record Date by a fraction of which the numerator shall be such Sale Price of the Common Stock and the denominator shall be such Sale Price of the Common Stock less the amount of Cash and the Fair Market Value (as so determined) of such other consideration so distributed (and not excluded as provided above) applicable to one share of Common Stock, such increase to be effective immediately prior to the opening of business on the day following the Common Stock Record Date; provided, however, that, if the portion of the Cash so distributed applicable to one share of Common Stock is equal to or greater than the Market Price of the Common Stock on the day preceding the date of declaration of such dividend or distribution then, in lieu of the foregoing adjustment, adequate provision shall be made so that each Holder shall have the right to receive upon conversion, in addition to the shares of Common Stock, Cash and other consideration the Holder would have received had such Holder converted such Note immediately prior to such Common Stock Record Date. If such dividend or distribution is not so paid or made, the Conversion Rate shall again be adjusted to be the Conversion Rate that would then be in effect if such dividend or distribution had not been declared. If any adjustment is required to be made as set forth in this Section 3.08(d) as a result of a distribution that is a quarterly dividend, such adjustment shall be based upon the amount by which such distribution exceeds the amount of the quarterly cash dividend permitted to be excluded pursuant hereto. If an adjustment is required to be made as set forth in this Section 3.08(d) above as a result of a distribution that is not a quarterly dividend, such adjustment shall be based upon the full amount of the distribution.

                  (e) For purposes of this Section 3.08, the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Company but shall include shares issuable in respect of scrip certificates issued in lieu of fractions of shares of Common Stock. The Company shall not pay any dividend or make any distribution on shares of Common Stock held in the treasury of the Company.

                  SECTION 3.09  Miscellaneous Provisions Relating to Conversion.

                  (a) When Adjustment May Be Deferred. No adjustment in the Conversion Rate need be made unless the adjustment would require an increase or decrease of at least 1% in the Conversion Rate then in effect; provided that any adjustment that would otherwise be required to be made shall be carried forward and taken into account in any subsequent adjustment. Except as stated in Section 3.08, the Conversion Rate will not be adjusted for the issuance of Common Stock or any securities convertible into or exchangeable for Common Stock or carrying the right to purchase any of the foregoing. Any adjustments that are made shall be carried forward and taken into account in any subsequent adjustment. All calculations under Sections 3.07, 3.08 and 3.09 shall be made to the nearest cent or to the nearest 10,000th of a share, as the case may be.

                  (b) When No Adjustment Required. No adjustment need be made for rights to purchase Common Stock pursuant to a Company plan for reinvestment of dividends or interest. No adjustment need be made for a change in the par value or on par value of the Common Stock. To the extent the Notes become convertible into cash, assets, property or securities (other than Capital Stock of the Company), no adjustment need be made thereafter as to the Cash, assets, property or such securities subject to Section 3.09(f). Interest shall not accrue on the Cash.

                  No adjustment need be made for a transaction referred to in
Section 3.08(a), (b), (c) or (d) if Holders are to participate in the transaction without conversion on a basis and with notice that the Board of Directors determines to be fair and appropriate in light of the basis and notice on which holders of Common Stock participate in the transaction and the Holders are not economically harmed by such transaction and the failure to make an adjustment. Such participation by a Holder may include participation in the transaction upon conversion of Notes by the Holder provided that an adjustment shall be made at such time as the Holder is not entitled to participate on the basis described in the prior sentence.

                  (c) Notice of Adjustment. Whenever the Conversion Rate is adjusted, the Company shall promptly provide to Holders a notice of the adjustment. The Company shall file with the Trustee and the Conversion Agent such notice. The certificate shall, absent manifest error, be conclusive evidence that the adjustment is correct. Neither the Trustee nor any Conversion Agent shall be under any duty or responsibility with respect to any such certificate except to exhibit the same to any Holder desiring inspection thereof.

                  (d) Voluntary Increase. The Company may make such increases in the Conversion Rate, in addition to those required by Section 3.08, as the Board of Directors considers to be advisable to avoid or diminish any income tax to holders of Common Stock or rights to purchase Common Stock resulting from any dividend or distribution of stock (or rights to acquire stock) or from any event treated as such for income tax purposes. To the extent permitted by applicable law, the Company may from time to time increase the Conversion Rate by any amount for any period of time if the period is at least 20 days, the increase is irrevocable during the period and the Board of Directors shall have made a determination that such increase would be in the best interests of the Company, which determination shall be conclusive. Whenever the Conversion Rate is so increased, the Company shall mail to Holders and file with the Trustee and the Conversion Agent a notice of such increase. Neither the Trustee nor any Conversion Agent shall be under any duty or responsibility with respect to any such certificate except to exhibit the same to any holder desiring inspection thereof. The Company shall mail the notice at least 15 days before the date the increased Conversion Rate takes affect. The notice shall state the increased Conversion Rate and the period it shall be in effect.

                  (e)      Notice to Holders Prior to Certain Actions. In case:

                  (1) the Company shall declare a dividend (or any other distribution) on its Common Stock that would require an adjustment in the Conversion Rate pursuant to Section 3.08;

                  (2) the Company shall authorize the granting to all or substantially all the Holders of its Common Stock of rights or warrants to subscribe for or purchase any Common Stock;

                  (3) of any reclassification or reorganization of the Common Stock of the Company (other than a subdivision or combination of its outstanding Common Stock, or a change in par value, or from par value to no par value, or from no par value to par value), or of any consolidation or merger to which the Company is a party and for which approval of any stockholders of the Company is required, or of the sale or transfer of all or substantially all of the assets of the Company; or

                  (4) of the voluntary or involuntary dissolution, liquidation or winding-up of the Company;

the Company shall cause to be filed with the Trustee and to be provided to Holders of Notes, as promptly as practicable but in any event at least 15 days prior to the applicable date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution or rights or warrants, or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution, or rights or warrants are to be determined or (y) the date on which such reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding-up is expected to become effective or occur, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding-up. Failure to give such notice, or any defect therein, shall not affect the legality or validity of such dividend, distribution, reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding-up.

                  (f) Effect of Reclassification, Consolidation, Merger or Sale. If any of the following events occur, namely (i) any reclassification or reorganization of outstanding shares of

Common Stock (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination); (ii) any consolidation, merger or combination of the Company with another corporation as a result of which holders of Common Stock shall be entitled to receive stock, securities or other property or assets (including
Cash) with respect to or in exchange for such Common Stock; or (iii) any sale, conveyance of or other transfer of all, or substantially all, of the properties and assets of the Company to any other corporation as a result of which holders of Common Stock shall be entitled to receive stock, securities or other property or assets (including Cash) with respect to or in exchange for such Common Stock, then the Company or the successor or purchasing corporation, as the case may be, shall execute with the Trustee a supplemental indenture, providing that each Note shall be convertible into the kind and amount of shares of stock and other securities or property or assets (including Cash) receivable upon such reclassification, reorganization, consolidation, merger, combination, sale, conveyance or transfer by a holder of a number of shares of Common Stock issuable upon conversion of such Notes immediately prior to such reclassification, reorganization, consolidation, merger, combination, sale, conveyance or transfer. Such supplemental indenture shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section 3.09(f).


                  The Company shall cause notice of the execution of such supplemental indenture to be provided to Holders of Notes within 20 days after execution thereof. Failure to deliver such notice shall not affect the legality or validity of such supplemental indenture.

                  The above provisions of this Section shall similarly apply to successive reclassifications, changes, consolidations, mergers, combinations, sales and conveyances.

                  If this Section 3.09(f) applies to any event or occurrence,
Section 3.08 shall not apply.

                  (g) Responsibility of Trustee. The Trustee and any other Conversion Agent shall not at any time be under any duty or responsibility to any Holder of Notes to either calculate the Conversion Rate or determine whether any facts exist which may require any adjustment of the Conversion Rate, or with respect to the nature or extent or calculation of any such adjustment when made, or with respect to the method employed, or herein or in any supplemental indenture provided to be employed, in making the same and shall be protected in relying upon an Officers' Certificate with respect to the same. The Trustee and any other Conversion Agent shall not be accountable with respect to the validity or value (or the kind or amount) of any shares of Common Stock, or of any securities or property, which may at any time be issued or delivered upon the conversion of any Note and the Trustee and any other Conversion Agent make no representations with respect thereto. Neither the Trustee nor any Conversion Agent shall be responsible for any failure of the Company to issue, transfer or deliver any shares of Common Stock or stock certificates or other securities or property or Cash upon the surrender of any Note for the purpose of conversion or to comply with any of the duties, responsibilities or covenants of the Company contained in this Section 3.09. Without limiting the generality of the foregoing, neither the Trustee nor any Conversion Agent shall be under any responsibility to determine the correctness of any provisions contained in any supplemental indenture entered into pursuant to Section 3.09(f) relating either to the kind or amount of shares of stock or securities or property (including
Cash) receivable by Holders upon
the conversion of their Notes after any event referred to in such Section 3.09(f) or to any adjustment to be made with respect thereto, but, may accept as conclusive evidence of the correctness of any such provisions, and shall be protected in relying upon, the Officers' Certificate (which the Company shall be obligated to file with the Trustee prior to the execution of any such supplemental indenture) with respect thereto.

                  (h) Simultaneous Adjustments. In the event that Sections 3.07, 3.08 and 3.09 require adjustments to the Conversion Rate under more than one of Section 3.08(a), (b), (c) or (d), and the Common Stock Record Dates for the distributions giving rise to such adjustments shall occur on the same date, then such adjustments shall be made by applying, first, the provisions of
Section 3.08(c), second, the provisions of Section 3.08(d), third, the provisions of Section 3.08(a), and fourth, the provisions of Section 3.08(b).

                  (i) Successive Adjustments. After an adjustment to the Conversion Rate under Sections 3.07, 3.08 or 3.09, any subsequent event requiring an adjustment under Sections 3.07, 3.08 or 3.09 shall cause an adjustment to the Conversion Rate as so adjusted.

                  SECTION 3.10 Optional Conversion to Semi-Annual Cash Pay Notes upon Tax Event.

                  From and after (i) the date (the "Tax Event Date") of the occurrence of a Tax Event and (ii) the date the Company exercises its option set forth in this Section 3.10, whichever is later (the "Option Exercise Date"), at the option of the Company, cash interest in lieu of the future accrual of Original Issue Discount shall accrue at the rate of 4.75% per annum on a restated principal amount per $1,000 original Principal Amount (the "Restated Principal Amount") equal to its Accreted Value on the Option Exercise Date and shall be payable semi-annually on February 20 and August 20 of each year (each, an "Interest Payment Date") to holders of record at the close of business on February 5 and August 5 (each, a "Regular Record Date") immediately preceding such Interest Payment Date. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months and will accrue from the most recent date on which interest has been paid or, if no interest has been paid, from the Option Exercise Date. Within 15 days of the occurrence of a Tax Event, the Company shall deliver a written notice of such Tax Event by facsimile and first-class mail to the Trustee and within 15 days of its exercise of such option the Company shall deliver a written notice of the Option Exercise Date by facsimile and first-class mail to the Trustee and provide notice to the Holders of the Notes. From and after the Option Exercise Date, the Company shall be obligated to pay at Maturity or upon a Redemption Date, Purchase Date or Fundamental Change Purchase Date, in lieu of the Principal Amount or Accreted Value, as applicable, of a Note, the Restated Principal Amount thereof plus accrued and unpaid interest. Notes authenticated and delivered after the Option Exercise Date may, and shall if required by the Trustee, bear a notation in a form approved by the Trustee as to the conversion of the Notes to Cash Pay Notes.

                  SECTION 3.11      Payment of Interest.

                  (a) Paying Agent to Hold Money in Trust. Prior to 11:00 a.m. (New York City time) on any applicable payment date, the Company shall deposit with the Paying Agent (or if the Company or a Subsidiary is acting as Paying Agent, segregate and hold in trust for the benefit of the Persons entitled thereto) a sum sufficient to pay semi-annual interest when due on Cash Pay Notes. The Company shall require each Paying Agent (other than the Trustee) to agree in writing that the Paying Agent shall hold in trust for the benefit of Holders or the Trustee all money held by the Paying Agent for the payment of amounts in respect of the Notes and shall notify the Trustee of any default by the Company in making any such payment. If the Company or a Subsidiary acts as Paying Agent, it shall segregate the money held by it as Paying Agent and hold it as a separate trust fund. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee and to account for any funds disbursed by the Paying Agent. Upon complying with this Section, the Paying Agent shall have no further liability for the money delivered to the Trustee.

                  (b) Holder Lists. The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Holders. If the Trustee is not the Registrar, the Company shall furnish, or cause the Registrar to furnish, to the Trustee, in writing at least five Business Days before each Interest Payment Date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Holders.

                  (c)      Payment of Interest; Interest Rights Preserved.

                  (i) Semi-annual interest on any Cash Pay Note that is payable, and is punctually paid or duly provided for, on any applicable payment date shall be paid to the Person in whose name that Note is registered at the close of business on the Regular Record Date for such interest at the office or agency of the Company maintained for such purpose. Each installment of semi-annual interest on any Cash Pay Note shall be paid in same-day funds by transfer to an account maintained by the payee located inside the United States. In the case of a Global Note, semi-annual interest payable on any applicable payment date will be paid to the Depositary, with respect to that portion of such Global Note held for its account by Cede & Co. for the purpose of permitting such party to credit the interest received by it in respect of such Global Note to the accounts of the beneficial owners thereof.

                  (ii) Except as otherwise specified with respect to the Cash Pay Notes, any semi-annual interest on any Note that is payable, but is not punctually paid or duly provided for, within 30 days following any applicable payment date (herein called "Defaulted Interest," which term shall include any accrued and unpaid interest that has accrued on such defaulted amount in accordance with paragraph 1 of the Notes), shall forthwith cease to be payable to the registered Holder thereof on the relevant Regular Record Date or accrual date, as the case may be, by virtue of having been such Holder, and such Defaulted Interest may be paid by the Company, at its election in each case, as provided in clause (A) or (B) below.

                  (A) The Company may elect to make payment of any Defaulted Interest to the Persons in whose names the Notes are registered at the close of business on a date for the payment of such Defaulted Interest, which shall be fixed in the following manner: The Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each Note and the date of the proposed payment (which shall not be less than 25 days after such notice is received by the Trustee), and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit on or prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as in this clause provided. Thereupon, the Trustee shall fix a special record date for the payment of such Defaulted Interest which shall be not more than 15 days and not less than 10 days prior to the date of the proposed payment and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment (the "Special Record Date"). The Trustee shall promptly notify the Company of such Special Record Date and, in the name and at the expense of the Company, shall cause Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be mailed, first-class postage prepaid, to each Holder of Notes at its address as it appears on the list of Holders maintained pursuant to the Indenture not less than 10 days prior to such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date thereof or having been mailed as aforesaid, such Defaulted Interest shall be paid to the Persons in whose names the Notes are registered at the close of business on such Special Record Date and shall no longer be payable pursuant to the following clause (B).

                  (B) Alternatively, the Company may make payment of any Defaulted Interest on the Notes in any other lawful manner not inconsistent with the requirements of any securities exchange on which such Notes may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Company to the Trustee of the proposed payment pursuant to this clause, such manner of payment shall be deemed practicable by the Trustee.

                  Subject to the foregoing provisions of this Section 3.11, each Cash Pay Note delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Cash Pay Note shall carry the rights to semi-annual interest accrued and unpaid to, and to accrue, which were carried by such other Note.

                                   ARTICLE IV

                                    COVENANTS

                  SECTION 4.01      Payment of Notes.

                  The Company shall pay, or cause to be paid, all payments in respect of the Notes on the dates and in the manner provided in this Indenture and the Notes. Principal Amount, Accreted Value, Redemption Price, Fundamental Change Purchase Price, Purchase Price and interest, if any, shall be considered paid on the date due if the Paying Agent, if other than the Company, a Subsidiary of the Company or any Affiliate of any of them, holds as of 11:00 a.m. (New York City time) on that date immediately available funds designated for and sufficient to pay all amounts then due. If the Company or any Subsidiary of the Company or any Affiliate of any of them acts as Paying Agent, amounts payable in respect of the Notes shall be considered paid on the due date if the entity acting as Paying Agent complies with the second paragraph of Section 2.05 and Section 3.11 hereof.

                  The Company shall pay interest on overdue amounts, to the extent lawful, at a rate per annum of 4.75%.

                  Notwithstanding anything to the contrary contained in this Indenture, the Company may, to the extent it is required to do so by law, deduct or withhold income or other similar taxes imposed by the United States of America from payments hereunder.

                  SECTION 4.02      Maintenance of Office or Agency.

                  The Company shall maintain in the Borough of Manhattan, The City of New York, an office or agency (which may be an office of the Trustee or an affiliate of the Trustee or Registrar) where the Notes may be surrendered for registration of transfer or exchange or for conversion and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served. The Company shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company fails to maintain any such required office or agency or fails to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee.

                  The Company may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in the Borough of Manhattan, The City of New York for such purposes. The Company shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

                  The Company hereby designates the Corporate Trust Office of the Trustee as one such office or agency of the Company in accordance with
Section 2.04 hereof.

                  SECTION 4.03      Reports.

                  (a) So long as any Note is outstanding, the Company will file with the SEC and, within 15 days after it files them with the SEC, file with the Trustee and mail or cause to be mailed to the Holders at their addresses as set forth in the Register, copies of the annual reports and of the information, documents and other reports which the Company is required to file with the Commission pursuant to Section 13 or 15(d) of the Exchange Act or which the Company would be required to file with the Commission if the Company then had a series of securities registered under the Exchange Act; provided, however, the Company shall not be required to deliver to the Trustee any materials for which the Company has sought and received confidential treatment by the SEC. The Company also shall comply with the other provisions of Section 314(a) of the TIA.

                  In addition, the Company shall cause its annual report to stockholders and any quarterly or other financial reports furnished to its stockholders generally to be filed with the Trustee and mailed, no later than the date such materials are mailed or made available to the Company's stockholders, to the Holders at their addresses as set forth in the Register.

                  Delivery of such reports, information and documents to the Trustee is for informational purposes only, and the Trustee's receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including information concerning the Company's compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers' Certificates), provided that the foregoing shall not relieve the Trustee of any of its responsibilities hereunder.

                  (b) If at any time the Company is not subject to Section 13 or Section 15(d) of the Exchange Act, upon the request of a Holder of Notes, the Company will promptly furnish or cause the Trustee to furnish to such Holder or to a prospective purchaser of a Note designated by such Holder, as the case may be, the information, if any, required to be delivered by it pursuant to Rule 144A(d)(4) under the Securities Act to permit compliance with Rule 144A in connection with resales of the Notes.

                  SECTION 4.04      Compliance Certificate.

                  The Company shall deliver to the Trustee, within 120 days after the end of each fiscal year of the Company, an Officers' Certificate stating that in the course of the performance by the signers of their duties as officers of the Company, they would normally have knowledge of any failure by the Company to comply with all conditions, or Default by the Company with respect to any covenants, under this Indenture, and further stating whether or not they have knowledge of any such failure or Default and, if so, specifying each such failure or Default and the nature thereof; provided, however, that the first such Officers' Certificate shall be delivered on or before February 20, 2003. For purposes of this Section, such compliance shall be determined without regard to any period of grace or requirement of notice provided for in this Indenture. The certificate need not comply with Section 11.04 hereof.

                  In addition, the Company shall file with the Trustee within thirty (30) days following the end of each calendar year (i) a written notice specifying the amount of Original Issue Discount (including daily rates and accrual period) accrued on outstanding Notes as of the end of such calendar year and (ii) such other specific information relating to such Original Issue Discount as may then be relevant under the Internal Revenue Code of 1986, as amended from time to time.

                  SECTION 4.05      Taxes.

                  The Company shall pay prior to delinquency, all material taxes, assessments, and governmental levies except as contested in good faith by appropriate proceedings.

                  SECTION 4.06      Corporate Existence.

                  Subject to Article V hereof, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect (i) its corporate existence and (ii) the material rights (charter and statutory), licenses and franchises of the Company and its Subsidiaries taken as a whole; provided, however, that the Company shall not be required to preserve any such right, license or franchise if the Board of Directors or management of the Company determines that the preservation thereof is no longer in the best interests of the Company, and that the loss thereof is not adverse in any material respect to the Holders.

                  SECTION 4.07      Limitation on Liens.

                  The Company shall not, nor shall it permit any of its Restricted Subsidiaries to, create, incur, assume or permit to exist any Lien on any of their respective properties or assets, whether now owned or hereafter acquired, or upon any income or profits therefrom, without effectively providing that the Notes shall be equally and ratably secured until such time as such Indebtedness is no longer secured by such Lien, except:

                  (i)      Permitted Liens;

                  (ii) Liens on shares of capital stock of Subsidiaries of the Company (and the proceeds thereof) securing obligations under the Principal Credit Facilities;

                  (iii) Liens on receivables subject to a Receivable Financing Transaction;

                  (iv) Liens arising in connection with industrial development bonds or other industrial development, pollution control or other tax-favored or government-sponsored financing transactions, provided that such Liens do not at any time encumber any property other than the property financed by such transaction and other property, assets or revenues related to the property so financed on which Liens are customarily granted in connection with such transactions (in each case, together with improvements and attachments thereto);

                  (v) Liens granted after the Issue Date on any assets or properties of the Company or any of its Restricted Subsidiaries to secure obligations under the Notes;

                  (vi) Extensions, renewals and replacements of any Lien described in subsections (i) through (v) above; and

                  (vii) Other Liens in respect of Indebtedness of the Company and its Restricted Subsidiaries in an aggregate principal amount at any time not exceeding 5% of Consolidated Assets at such time.

                  SECTION 4.08   Limitation on Sale and Lease-Back Transactions.

                  The Company shall not, nor shall it permit any of its Restricted Subsidiaries to, enter into any sale and lease-back transaction for the sale and leasing back of any property or asset, whether now owned or hereafter acquired, of the Company or any of its Restricted

Subsidiaries (except such transactions (i) entered into prior to the Issue Date, (ii) for the sale and leasing back of any property or asset by the Company or a Restricted Subsidiary of the Company to the Company or any other Restricted Subsidiary of the Company, (iii) involving leases for less than three years or
(iv) in which the lease for the property or asset is entered into within 120 days after the later of the date of acquisition, completion of construction or commencement of full operations of such property or asset) unless:

                           (a) the Company or such Restricted Subsidiary would be entitled under Section 4.07 hereof to create, incur, assume or permit to exist a Lien on the assets to be leased in an amount at least equal to the Attributable Value in respect of such transaction without equally and ratably securing the Notes; or

                           (b) the proceeds of the sale of the assets to be leased are at least equal to their fair market value and the proceeds are applied to the purchase, acquisition, construction or refurbishment of assets or to the repayment of Indebtedness of the Company or any of its Restricted Subsidiaries which on the date of original incurrence had a maturity of more than one year.

                                   ARTICLE V

                                  MERGER, ETC.

                  SECTION 5.01      When Company May Merge, etc.

                  The Company shall not consolidate or merge with or into, or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its assets to, any Person unless:

                  (i) the Person formed by or surviving any such consolidation or merger (if other than the Company), or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made, is a corporation organized and existing under the laws of the United States of America, any state thereof or the District of Columbia;

                  (ii) the Person formed by or surviving any such consolidation or merger (if other than the Company), or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made, assumes by supplemental indenture satisfactory in form to the Trustee all of the obligations of the Company under the Notes and this Indenture; and

                  (iii) immediately after such transaction, and giving effect thereto, no Default or Event of Default shall have occurred and be continuing.

                  Notwithstanding the foregoing, the Company may merge with another Person or acquire by purchase or otherwise all or any part of the property or assets of any other corporation or Person in a transaction in which the surviving entity is the Company.

                  SECTION 5.02      Successor Corporation Substituted.

                  Upon any consolidation or merger, or any sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all the assets of the Company in accordance with Section 5.01 hereof, the successor corporation formed by such consolidation or into which the Company is merged or to which such sale, assignment, transfer, lease, conveyance or other disposition is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor corporation had been named as the Company herein. In the event of any such sale or conveyance, but not any such lease, the Company or any successor corporation which thereafter will have become such in the manner described in this Article V shall be discharged from all obligations and covenants under the Notes and this Indenture and may be dissolved, wound up or liquidated.

                                   ARTICLE VI

                              DEFAULTS AND REMEDIES

                  SECTION 6.01      Events of Default.

                  An "Event of Default" with respect to the Notes occurs when any of the following occurs:

                  (i) the Company defaults in the payment of the Principal Amount (or if the Notes have been converted to Cash Pay Notes following a Tax Event pursuant to Section 3.10, the Restated Principal Amount), Redemption Price, Purchase Price or Fundamental Change Purchase Price with respect to any Notes when such amount becomes due and payable at maturity, upon acceleration, redemption, repurchase or otherwise;

                  (ii) if the Notes have been converted to Cash Pay Notes following a Tax Event pursuant to Section 3.10 or Additional Interest is payable pursuant to the Registration Rights Agreement, the Company defaults in the payment of interest when it becomes due and payable and such default continues for a period of 30 days;

                  (iii) the Company or any Guarantor fails to comply with any of its other agreements or covenants in, or provisions of, the Notes or this Indenture, and the Default continues for the period and after the notice specified below;

                  (iv) any Guarantee of the Notes ceases to be in full force and effect or any Guarantor denies or disaffirms its obligations under its Guarantee of the Notes, except, in each case, in connection with a release of a Guarantee in accordance with the terms of this Indenture;

                  (v) the nonpayment at maturity or other default (beyond any applicable grace period) under any agreement or instrument relating to any other Indebtedness of the Company or any of its Subsidiaries (the unpaid principal amount of which is not less than

         $40,000,000), which default results in the acceleration of the maturity of such Indebtedness prior to its stated maturity or occurs at the final maturity thereof;

                  (vi) the entry of any final judgment or orders against the Company or any of its Subsidiaries in excess of $40,000,000 individually or in the aggregate (not covered by insurance) that is not paid, discharged or otherwise stayed (by appeal or otherwise) within 60 days after the entry of such judgments or orders;

                  (vii) the Company or a Significant Subsidiary pursuant to or within the meaning of any Bankruptcy Law:

                           (a)      commences a voluntary case or proceeding;

                           (b) consents to the entry of an order for relief against it in an involuntary case or proceeding;

                           (c) consents to the appointment of a Custodian of it or for all or substantially all of its property; or

                           (d) makes a general assignment for the benefit of its creditors; or

                  (viii) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

                           (a) is for relief against the Company or any Significant Subsidiary in an involuntary case or proceeding;

                           (b) appoints a Custodian for the Company or any Significant Subsidiary or for all or substantially all of its property; or

                           (c) orders the winding up or liquidation of the Company or any Significant Subsidiary,

         and any such order or decree under this clause (viii) remains unstayed and in effect for 60 days.

                  A Default under clause (iii) of this Section 6.01 is not an Event of Default until the Trustee notifies the Company in writing, or the Holders of at least 25% in Principal Amount of the outstanding Notes notify the Company and the Trustee in writing, of the Default, and the Company does not cure the Default within 30 days after receipt of the notice. The notice must specify the Default, demand that it be remedied and state that the notice is a "Notice of Default".

                  SECTION 6.02      Acceleration.

                  If an Event of Default with respect to outstanding Notes (other than an Event of Default specified in clause (vii) or (viii) of Section
6.01 hereof) occurs and is continuing, the Trustee or the Holders of at least 25% in Principal Amount of the outstanding Notes, by written notice to the Company, may declare due and payable the Accreted Value of the Notes. Upon a declaration of acceleration, such Accreted Value to the date of payment shall be due and payable. If an Event of Default specified in clause (vii) or (viii) of
Section 6.01 hereof occurs, the Accreted Value accrued through the occurrence of the event described in clause (vii) or (viii) shall become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder.

                  If the Notes have been converted to Cash Pay Notes following the occurrence of a Tax Event, the amount due on an acceleration will be the Restated Principal Amount plus accrued and unpaid interest to the date of payment.

                  The Holders of a majority in aggregate Principal Amount of the Notes at the time outstanding by notice to the Trustee and without notice to any other Holder may rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree already rendered and if all existing Events of Default have been cured or waived except nonpayment of the Accreted Value (or if the Notes have been converted to Cash Pay Notes following a Tax Event pursuant to Section 3.10, the Restated Principal Amount and accrued and unpaid interest, if any) that has become due solely because of acceleration. Upon any such rescission, the parties hereto shall be restored respectively to their several positions and rights hereunder, and all rights, remedies and powers of the parties hereto shall continue as though no such proceeding had been taken. The foregoing Events of Default shall constitute Events of Default whatever the reason for any such Event of Default and whether it is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body.

                  In case the Trustee or any Holder shall have proceeded to enforce any right under this Indenture and such proceedings shall have been discontinued or abandoned because of such rescission or annulment or for any other reason or shall have been determined adversely to the Trustee or such Holder, then and in every such case the parties hereto shall be restored respectively to their several positions and rights hereunder, and all rights, remedies and powers of the parties hereto shall continue as though no such proceeding had been taken.

                  The Company shall deliver to the Trustee, within 30 days after the occurrence thereof, written notice in the form of an Officers' Certificate of any event which with the giving of notice and the lapse of time would become an Event of Default under clause (v), (vi), (vii) or (viii) of Section 6.01 indicating its status and what action the Company is taking or proposes to take with respect thereto.

                  SECTION 6.03      Other Remedies.

                  If an Event of Default with respect to outstanding Notes occurs and is continuing, the Trustee may pursue any available remedy by proceeding at law or in equity to collect the payment of amounts payable in respect of the Notes or to enforce the performance of any provision of the Notes or this Indenture, including, without limitation, seeking recourse against any Guarantor.

                  The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder in exercising any right or remedy accruing upon the Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All remedies are cumulative to the extent permitted by law.

                  SECTION 6.04      Waiver of Past Defaults.

                  Subject to Sections 6.07 and 9.02 hereof, the Holders of at least a majority in Principal Amount of the outstanding Notes by notice to the Trustee may waive an existing Default or Event of Default except (1) a Default or Event of Default described in Section 6.01 (i) or (ii) (provided, however, that, subject to Section 6.07, the Holders of a majority in Principal Amount of the then outstanding Notes may rescind an acceleration and its consequences, including any related payment default that resulted from such acceleration), (2) a Default or Event of Default with respect to a provision of the Indenture that cannot be amended pursuant to Section 9.02 without the consent of each Holder affected by such amendment and (3) a Default or Event of Default which constitutes a failure to convert any Note in accordance with its terms and the terms of the Indenture. When a Default or Event of Default is waived, it is deemed cured and ceases.

                  SECTION 6.05      Control by Majority.

                  The Holders of at least a majority in Principal Amount of the outstanding Notes may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on it. However, the Trustee may refuse to follow any direction that (i) conflicts with law or this Indenture, (ii) the Trustee determines may be unduly prejudicial to the rights of other Holders or (iii) may involve the Trustee in personal liability. The Trustee may take any other action which it deems proper which is not inconsistent with any such direction.

                  SECTION 6.06      Limitation on Suits.

                  Subject to the provisions of Section 6.07 hereof, no Holder of Notes may pursue any remedy with respect to this Indenture or the Notes unless:

                  (i) the Holder gives to the Trustee written notice stating that an Event of Default is continuing;

                  (ii) the Holders of at least 25% in Principal Amount of the outstanding Notes make a written request to the Trustee to pursue the remedy;

                  (iii) such Holder or Holders offer to the Trustee indemnity satisfactory to the Trustee against any loss, liability, cost or expense;

                  (iv) the Trustee does not comply with the request within 60 days after receipt of the request and the offer of indemnity; and

                  (v) during such 60-day period, the Holders of at least a majority in Principal Amount of the outstanding Notes do not give the Trustee a direction inconsistent with the request.



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

                  A Holder may not use this Indenture to prejudice the rights of another Holder or to obtain a preference or priority over another Holder.

                  SECTION 6.07      Rights of Holders To Receive Payment.

                  Notwithstanding any other provision of this Indenture, the right of any Holder to (i) receive payment of the Principal Amount, Accreted Value, Redemption Price, Purchase Price, Fundamental Change Purchase Price, Additional Interest or interest, if any, in respect of the Notes held by such Holder on or after the respective due dates expressed in the Notes or any date of redemption, (ii) convert the Notes in accordance with Article III, or (iii) bring suit for the enforcement of any such payment on or after such respective dates or the right to convert, shall not be impaired or affected adversely without the consent of each such Holder.

                  SECTION 6.08      Collection Suit by Trustee.

                  If an Event of Default specified in Section 6.01(i) or (ii) hereof occurs and is continuing with respect to Notes, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company (and any other obligor on the Notes, including any Guarantor) for the whole amount owing in respect of the outstanding Notes (and the related Guarantees), together with (to the extent lawful) interest on overdue amounts payable in respect of the Notes, and such further amount as shall be sufficient to cover the costs and, to the extent lawful, expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel and any other amounts due the Trustee under Section 7.08 hereof.

                  SECTION 6.09      Trustee May File Proofs of Claim.

                  The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee and the Holders allowed in any judicial proceeding relative to the Company (or any other obligor upon the Notes, including any Guarantor), its creditors or its property and shall be entitled and empowered to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same, and any custodian in any such judicial proceedings is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.08 hereof. Nothing contained in this Indenture shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

                  SECTION 6.10      Priorities.

                  If the Trustee collects any amount of money with respect to the Notes pursuant to this Article VI, it shall pay out the money in the following order:



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
                  (First) to the Trustee, its agents and attorneys for amounts due under Section 7.08 hereof, including payment of all compensation, expense and liabilities incurred, and all advances made by the trustee and the costs and expenses of collection;

                  (Second) to Holders for amounts due and unpaid on the Notes for the Principal Amount, Accreted Value, accrued Additional Interest, if any, Redemption Price, Purchase Price, Fundamental Change Purchase Price or interest, if any, as the case may be, ratably, without preference or priority of any kind, according to such amounts due and payable on the Notes; and

                  (Third) to the Company or any other obligors on the Notes, as their interests may appear, or to such party as a court of competent jurisdiction may direct.

                  The Trustee, upon prior written notice to the Company, may fix a record date and payment date for any payment to Holders pursuant to this
Section 6.10. The Trustee shall notify the Company in writing reasonably in advance of any such record date and payment date.

                  SECTION 6.11      Undertaking for Costs.

                  In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.07 hereof or a suit by Holders of more than 10% in Principal Amount of the outstanding Notes.

                  SECTION 6.12      Stay, Extension and Usury Laws.

                  The Company and each Guarantor covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Company and each Guarantor (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it shall not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law has been enacted.

                                  ARTICLE VII

                                     TRUSTEE

                  SECTION 7.01      Duties of Trustee.

                  (a) if an Event of Default with respect to the Notes has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture,




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

and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs.

                  (b)      Except during the continuance of an Event of Default:

                  (1) the Trustee need perform only those duties that are specifically set forth in this Indenture or the TIA, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

                  (2) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; provided, however, that in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall examine the certificates and opinions to determine whether or not, on their face, they conform to the requirements of this Indenture (but need not investigate or confirm the accuracy of mathematical calculations or other facts stated therein).

                  (c) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own wilful misconduct except that:

                  (1)      this paragraph does not limit the effect of paragraph
         (b) of this Section 7.01;

                  (2) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

                  (3) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05 hereof.

                  (d) Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b), (c) and (e) of this Section 7.01.

                  (e) No provision of this Indenture shall require the Trustee to expend or risk its own funds or incur any liability. The Trustee may refuse to perform any duty or exercise any right or power unless it receives indemnity satisfactory to it against any loss, liability, cost or expense (including, without limitation, reasonable fees of counsel).

                  (f) The Trustee shall not be obligated to pay interest on any money or other assets received by it unless otherwise agreed in writing with the Company. Assets held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

                  (g) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other





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

paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney at the sole cost of the Company and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation;

                  (h) the Trustee shall not be deemed to have notice of any Default or Event of Default unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a default is received by the Trustee at the Corporate Trust Office of the Trustee, and such notice references the Notes and this Indenture; and

                  (i) the rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and to each agent, custodian and other Person employed to act hereunder.

                  SECTION 7.02      Rights of Trustee.

                  Subject to Section 315(a) through (d) of the TIA:

                  (a) The Trustee may conclusively rely on any document believed by it to be genuine and to have been signed or presented by the proper person. The Trustee need not investigate any fact or matter stated in the document.

                  (b) Before the Trustee acts or refrains from acting, it may require an Officers' Certificate or an Opinion of Counsel, or both. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on the Officers' Certificate or Opinion of Counsel.

                  (c) The Trustee may act through attorneys and agents and shall not be responsible for the misconduct or negligence of any attorney or agent appointed with due care.

                  (d) The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within the rights or powers conferred upon it by this Indenture, unless the Trustee's conduct constitutes negligence.

                  (e) The Trustee may consult with counsel of its selection and the advice of such counsel as to matters of law shall be full and complete authorization and protection in respect of any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

                  (f) Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Company shall be sufficient if signed by an Officer of the Company.



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
                  SECTION 7.03      Individual Rights of Trustee.

                  The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Company or any Affiliate of the Company with the same rights it would have if it were not Trustee. However, in the event that the Trustee acquires any conflicting interest (as such term is defined in Section 3.10(b) of the TIA), it must eliminate such conflict within 90 days, apply to the SEC for permission to continue as trustee (to the extent permitted under Section 310(b) of the TIA) or resign. Any agent may do the same with like rights and duties. The Trustee is also subject to Sections 7.10 and 7.11 hereof.

                  SECTION 7.04      Money Held in Trust.

                  Money held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law. The Trustee shall be under no liability for interest on any money received by it hereunder except as otherwise provided herein or agreed in writing with the Company.

                  SECTION 7.05      Trustee's Disclaimer.

                  The Trustee (i) makes no representation as to the validity or adequacy of this Indenture, the Notes or the Guarantees, (ii) is not be accountable for the Company's use of the proceeds from the Notes, and (iii) is not be responsible for any statement in the Notes other than its certificate of authentication.

                  SECTION 7.06      Notice of Defaults.

                  If a Default or Event of Default with respect to the Notes occurs and is continuing, and if it is actually known to the Trustee, the Trustee shall mail to Holders a notice of the Default or Event of Default within 90 days after the occurrence thereof. Except in the case of a Default or Event of Default in payment of the Notes, the Trustee may withhold the notice if and so long as it in good faith determines that withholding the notice is in the interests of the Holders.

                  SECTION 7.07      Reports by Trustee to Holders.

                  The Trustee shall transmit to Holders such reports concerning the Trustee and its actions under this Indenture as may be required by Section 313 of the TIA at the times and in the manner provided by the TIA. If required by Section 313(a) of the TIA, the Trustee shall, within sixty days after each May 15, following the date of this Indenture deliver to the Holders a brief report, dated as of such May 15, which complies with the provisions of such
Section 313(a).

                  A copy of each report at the time of its mailing to Holders shall be filed with the SEC, if required, and each stock exchange, if any, on which the Notes are listed. The Company shall promptly notify the Trustee when the Notes become listed on any stock exchange.



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

                  SECTION 7.08      Compensation and Indemnity.

                  The Company shall pay to the Trustee from time to time such compensation as shall be agreed in writing between the Company and the Trustee for its services hereunder. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee upon request for all reasonable disbursements, advances and expenses incurred by it, including in particular, but without limitation, those incurred in connection with the enforcement of any remedies hereunder. Such expenses may include the reasonable fees and out-of-pocket expenses of the Trustee's agents and counsel.

                  Except as set forth in the next paragraph, the Company shall indemnify and hold harmless the Trustee and any predecessor trustee against any and all loss, liability, cost or expense, including taxes (other than taxes based upon, measured by or determined by the income of the Trustee) incurred by it arising out of or in connection with the acceptance or administration of the trust under this Indenture. The Trustee shall notify the Company promptly of any claim for which it may seek indemnity. The Company shall defend such claim and the Trustee shall cooperate in such defense. The Trustee may have separate counsel and the Company shall pay the reasonable fees and out-of-pocket expenses of such counsel.

                  The Company need not reimburse any expense or indemnify against any loss, liability, cost or expense incurred by the Trustee through negligence, wilful misconduct or bad faith.

                  To secure the Company's payment obligations in this Section 7.08, the Trustee shall have a lien prior to the Notes on all money or property held or collected by the Trustee, except that held in trust to pay the amounts payable in respect of particular Notes. The Trustee's right to receive payment of any amounts due under this Section 7.08 will not be subordinate to any other liability or indebtedness of the Company.

                  The Company's payment obligations pursuant to this Section
7.08 shall survive the satisfaction and discharge of this Indenture. When the Trustee incurs expenses or renders services after an Event of Default specified in clause (vii) or (viii) of Section 6.01 hereof occurs, the expenses and the compensation for the services are intended to constitute expenses of administration under any Bankruptcy Law.

                  The provisions of this Section shall survive the termination of this Indenture.

                  SECTION 7.09      Replacement of Trustee.

                  A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee's acceptance of appointment as provided in this Section 7.09.

                  The Trustee may resign and be discharged from the trust hereby created with respect to the Notes by so notifying the Company in writing. The Holders of a majority in

Principal Amount of the then outstanding Notes may remove the Trustee by so notifying the Trustee and the Company in writing. The Company must remove the Trustee if:

                  (i) the Trustee fails to comply with Section 7.11 hereof or Section 310 of the TIA;

                  (ii) the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

                  (iii) a Custodian or public officer takes charge of the Trustee or its property; or

                  (iv)     the Trustee becomes incapable of acting.

                  If the Trustee resigns or is removed or if a vacancy exists in the office of the Trustee for any reason, the Company shall promptly appoint a successor Trustee. The Trustee shall be entitled to payment of its fees and reimbursement of its expenses while acting as Trustee. Within one year after the successor Trustee takes office, the Holders of at least a majority in Principal Amount of then outstanding Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Company.

                  Any Holder of Notes may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee if the Trustee fails to comply with Section 7.11 hereof.

                  If an instrument of acceptance by a successor Trustee shall not have been delivered to the Trustee within 30 days after the giving of such notice of resignation or removal, the resigning or removed Trustee, as the case may be, may petition, at the expense of the Company, any court of competent jurisdiction for the appointment of a successor Trustee with respect to the Notes.

                  A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The Company shall mail a notice of the successor Trustee's succession to the Holders. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, subject to the lien provided for in Section 7.08 hereof. Notwithstanding replacement of the Trustee pursuant to this Section 7.09, the Company's obligations under Section 7.08 hereof shall continue for the benefit of the retiring Trustee with respect to expenses, losses and liabilities incurred by it prior to such replacement.

                  SECTION 7.10      Successor Trustee by Merger, Etc.

                  Subject to Section 7.11 hereof, if the Trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation or national banking association, the successor entity without any further act shall be the successor Trustee as to the Notes.

                  SECTION 7.11      Eligibility; Disqualification.

                  The Trustee shall at all times satisfy the requirements of
Section 310(a)(1), (2) and (5) of the TIA. The Trustee shall at all times have a combined capital and surplus of at least $100 million as set forth in its most recent published annual report of condition. The Trustee is subject to Section 310(b) of the TIA.

                  SECTION 7.12 Preferential Collection of Claims Against the Company.

                  The Trustee is subject to Section 311(a) of the TIA, excluding any creditor relationship listed in Section 311(b) of the TIA. A Trustee who has resigned or been removed shall be subject to Section 311(a) of the TIA to the extent indicated therein.

                                  ARTICLE VIII

                             DISCHARGE OF INDENTURE

                  SECTION 8.01      Satisfaction and Discharge of Indenture.

                  This Indenture shall cease to be of further effect (except as to any surviving rights of registration of transfer or exchange of Notes herein expressly provided for), and the Trustee, at the expense of the Company, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture, when:

                  (i)      either:

                           (a) all Notes previously authenticated and delivered (other than Notes which have been destroyed, lost or stolen and which have been replaced or paid) have been delivered to the Trustee for cancellation; or

                           (b) all Notes not previously delivered to the Trustee for cancellation have become due and payable (whether at stated maturity, early redemption or otherwise);

         and, in the case of clause (b) above, the Company has deposited, or caused to be deposited, irrevocably with the Trustee as trust funds in trust for the purpose of making the following payments, specifically pledged as security for and dedicated solely to the benefit of the Holders of Notes, Cash and/or U.S. Government Obligations which through the payment of amounts payable in respect thereof, in accordance with their terms, will provide (and without reinvestment and assuming no tax liability will be imposed on such Trustee), not later than one day before the due date of any payment of money, an amount in Cash, sufficient, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay all amounts payable in respect of all the Notes on the dates such payments are due to maturity or redemption;

                  (ii) the Company has paid or caused to be paid all other sums payable hereunder by the Company with respect to the Notes; and

                  (iii) the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture with respect to the Notes have been complied with.

                  Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Company to the Trustee under Section 7.08 hereof shall survive, and, if money will have been deposited with the Trustee pursuant to subclause (b) of clause (i) of this Section, the obligations of the Trustee under Sections 8.02 and 8.03 hereof shall survive.

                  SECTION 8.02      Application of Trust Funds; Indemnification.

                  (a) Subject to the provisions of Section 8.03 hereof, all money and U.S. Government Obligations deposited with the Trustee pursuant to
Section 8.01 hereof and all money received by the Trustee in respect of U.S. Government Obligations deposited with the Trustee pursuant to Sections 8.01 hereof, shall be held in trust and applied by it, in accordance with the provisions of the Notes and this Indenture, to the payment, either directly or through any Paying Agent as the Trustee may determine, to the persons entitled thereto, of the amounts for whose payment such money has been deposited with or received by the Trustee.

                  (b) The Company shall pay and shall indemnify the Trustee against any tax, fee or other charge imposed on or assessed against U.S. Government Obligations deposited pursuant to Sections 8.01 hereof or the interest and principal received in respect of such obligations other than any payable by or on behalf of Holders.

                  (c) The Trustee shall deliver or pay to the Company from time to time upon the request of the Company any U.S. Government Obligations or money held by it as provided in Sections 8.01 hereof which, in the opinion of a nationally recognized firm of independent certified public accountants expressed in a written certification thereof delivered to the Trustee, are then in excess of the amount thereof which then would have been required to be deposited for the purpose for which such U.S. Government Obligations or money were deposited or received. This provision shall not authorize the sale by the Trustee of any U.S. Government Obligations held under this Indenture.

                  SECTION 8.03      Repayment to Company.

                  The Trustee and the Paying Agent shall pay to the Company upon request any money held by them for the payment of principal or interest that remains unclaimed for two years after the date upon which such payment shall have become due. After payment to the Company, Holders entitled to the money must look to the Company for payment as general creditors unless an applicable abandoned property law designates another Person.

                                   ARTICLE IX

                       AMENDMENTS, SUPPLEMENTS AND WAIVERS

                  SECTION 9.01      Without Consent of Holders.

                  Without the consent of any Holder, the Company, the Guarantors and the Trustee may, at any time, amend this Indenture, the Notes or the Guarantees to:

                  (i) evidence that another person has become the Company's successor under the provisions of this Indenture relating to consolidations, mergers, and sales of assets and that the successor assumes the Company's covenants, agreements, and obligations in this Indenture and in the Notes;

                  (ii) surrender any of the Company's rights or powers under this Indenture, to add to the Company's covenants further covenants, restrictions, conditions, or provisions for the protection of the holders of the Notes, and to make a default in any of these additional covenants, restrictions, conditions, or provisions a Default or an Event of Default with respect to the Notes;

                  (iii) cure any ambiguity or to make corrections to this Indenture, any supplemental indenture, or the Notes, or to make such other provisions in regard to matters or questions arising under this Indenture that do not adversely affect the interests of any holders of the Notes in any material respect;

                  (iv) modify or amend this Indenture to permit the qualification of the Indenture or any supplemental indenture under the TIA as then in effect; provided that such change does not adversely affect the rights hereunder of any Holder in any material respect;

                  (v) add guarantees with respect to the Notes or remove a Guarantor in respect to the Notes which, in accordance with the terms of this Indenture, ceases to be liable in respect of its Guarantee, or to secure the Notes;

                  (vi) make any change that does not adversely affect the rights of any holder of the Notes in any material respect; and

                  (vii)    to evidence the appointment of a successor trustee.

                  SECTION 9.02      With Consent of Holders.

                  Except as provided below in this Section 9.02, this Indenture, the Notes or the Guarantees may be amended or supplemented, and noncompliance in any particular instance with any provision of this Indenture, the Notes or the Guarantees may be waived, in each case with the written consent of the Holders of at least a majority in Principal Amount of the then outstanding Notes affected thereby.

                  Without the consent of each Holder of Notes that is affected thereby, an amendment or waiver under this Section 9.02 may not:

                  (i) reduce the percentage in Principal Amount of Notes whose Holders must consent to an amendment;

                  (ii) reduce the Principal Amount, Restated Principal Amount or Accreted Value or extend the Maturity of any Note;

                  (iii) reduce the Redemption Price, Purchase Price or Fundamental Change Purchase Price of any Note;

                  (iv) make any change that adversely affects the rights of Holders to convert their Notes;

                  (v) make any change in the manner of calculation or rate of accrual of, or that adversely affects the right to receive, Original Issue Discount or interest, in respect of any Note; reduce the rate of interest referred to in paragraph 1 of the Notes, reduce the rate of interest referred to in Section 3.10 upon the occurrence of a Tax Event, or extend the time for payment of Original Issue Discount or interest, if any, on any Notes;

                  (vi) make any change that adversely affects the right to require the Company to purchase the Notes;

                  (vii) make any Note payable in currency other than that stated in the Note;

                  (viii) modify or change any provision of Article X in a manner which adversely affects the Holders;

                  (ix)     release any security that may have been granted in

        respect of the Notes;

                  (x) make any change in the provisions of this Indenture relating to waivers of Defaults or amendments that require unanimous consent;

                  (xi) impair the right to institute suit for the enforcement of any payment with respect to, or a conversion of, the Notes; or

                  (xii) modify any of the provisions of this Section 9.02, except to increase the percentage in Principal Amount whose Holders must consent to an amendment or to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the Holder of each outstanding Note affected thereby.

                  It shall not be necessary for the consent of the Holders under this Section 9.02 to approve the particular form of any proposed amendment or waiver, but it shall be sufficient if such consent approves the substance thereof.

                  After an amendment or waiver under this Section 9.02 becomes effective, the Company shall mail to Holders affected thereby a notice briefly describing the amendment or waiver. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amended or supplemental indenture or waiver.

                  SECTION 9.03      Compliance with Trust Indenture Act.

                  Every amendment to this Indenture or the Notes shall be set forth in a supplemental indenture that complies with the TIA as then in effect.

                  SECTION 9.04      Revocation and Effect of Consents.

                  Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder is a continuing consent by the Holder and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder's Note, even if notation of the consent is not made on any Note; provided, however, that unless a record date shall have been established pursuant to Section 2.14 hereof, any such Holder or subsequent Holder may revoke the consent as to its Note or portion of a Note if the Trustee receives written notice of revocation before the date the amendment, supplement or waiver becomes effective. An amendment, supplement or waiver becomes effective on receipt by the Trustee of consents from the Holders of the requisite percentage Principal Amount of the outstanding Notes, and thereafter shall bind every Holder of Notes; provided, however, if the amendment, supplement or waiver makes a change described in any of the clauses (i) through (xii) of Section 9.02 hereof, the amendment, supplement or waiver shall bind only each Holder of a Note which has consented to it and every subsequent Holder of a Note or portion of a Note that evidences the same indebtedness as the consenting Holder's Note.

                  SECTION 9.05      Notation on or Exchange of Notes.

                  If an amendment, supplement or waiver changes the terms of a
Note:

                  (a) the Trustee may require the Holder of a Note to deliver such Note to the Trustee, the Trustee may place an appropriate notation on the Note about the changed terms and return it to the Holder and the Trustee may place an appropriate notation on any Note thereafter authenticated; or

                  (b) if the Company or the Trustee so determines, the Company in exchange for the Note shall issue and the Trustee shall authenticate a new Note that reflects the changed terms.

                  Failure to make the appropriate notation or issue a new Note shall not affect the validity and effect of such amendment, supplement or waiver.

                  SECTION 9.06      Trustee to Sign Amendment, etc.

                  The Trustee shall sign any amendment authorized pursuant to this Article IX if the amendment does not adversely affect the rights, duties, liabilities or immunities of the Trustee. If it does, the Trustee may but need not sign it. In signing or refusing to sign such amendment, the Trustee shall be entitled to receive and shall be fully protected in relying upon an Officers' Certificate and an Opinion of Counsel as conclusive evidence that such amendment is authorized or permitted by this Indenture.

                                   ARTICLE X
                                   GUARANTEES

                  SECTION 10.01     Guarantees.

                  (a) Subject to the provisions of this Article X, each Guarantor, jointly and severally, irrevocably and unconditionally guarantees to each Holder of Notes and to the Trustee on behalf of the Holders:

                  (i) the due and punctual payment in full of all amounts payable in respect of the Notes when due, whether at stated maturity, upon acceleration, redemption, repurchase or otherwise;

                  (ii) the due and punctual payment in full of interest on the overdue principal amounts and, to the extent permitted by law, interest on the Notes; and

                  (iii) the due and punctual payment of all other Obligations of the Company and the other Guarantors to the Holders or the Trustee hereunder or under the Notes, including, without limitation, the payment of fees, expenses, indemnification or other amounts.

In case of the failure of the Company punctually to make any such payment or the failure of the Company or any other Guarantor to pay any such other Obligation, each Guarantor agrees to cause any such payment to be made punctually when due, whether at stated maturity, upon acceleration, redemption, repurchase or otherwise, and as if such payment were made by the Company and to perform any such other Obligation of the Company immediately. Each Guarantor further agrees to pay any and all expenses (including reasonable counsel fees and expenses) incurred by the Trustee or the Holders in enforcing any rights under these Guarantees. The Guarantees under this Article X are guarantees of payment and not of collection.

                  (b) Each of the Company and the Guarantors waives diligence, presentment, demand of payment, filing of claims with a court in the event of merger, insolvency or bankruptcy of the Company or any other Guarantor, any right to require a proceeding first against the Company or any other Guarantor, protest or notice with respect to the Notes and all demands whatsoever, and covenants that these Guarantees shall not be discharged except by complete performance of the Obligations contained in the Notes and in this Indenture, or as otherwise specifically provided therein or herein.

                  (c)      Each Guarantor waives and relinquishes:

                  (i) any right to require the Trustee, the Holders or the Company (each, a "Benefited Party") to proceed against the Company, the Subsidiaries of the Company or any other Person or to proceed against or exhaust any security held by a Benefited Party at any time or to pursue any other remedy in any secured party's power before proceeding against the Guarantors;

                  (ii) any defense that may arise by reason of the incapacity, lack of authority, death or disability of any other Person or Persons or the failure of a Benefited Party to file or enforce a claim against the estate (in administration, bankruptcy or any other proceeding) of any other Person or Persons;

                  (iii) demand, protest and notice of any kind (except as expressly required by this Indenture), including, but not limited to, notice of the existence, creation or incurrence of any new or additional indebtedness or obligation or of any action or non-action on the part of the Guarantors, the Company, the Subsidiaries of the Company, any Benefited Party, any creditor of the Guarantors, the Company or the Subsidiaries of the Company or on the part of any other Person whomsoever in connection with any obligations the performance of which are hereby guaranteed;

                  (iv) any defense based upon an election of remedies by a Benefited Party, including but not limited to an election to proceed against the Guarantors for reimbursement;

                  (v) any defense based upon any statute or rule of law which provides that the obligation of a surety must be neither larger in amount nor in other respects more burdensome than that of the principal;

                  (vi) any defense arising because of a Benefited Party's election, in any proceeding instituted under the Bankruptcy Law, of the application of Section 1111(b)(2) of the U.S. Bankruptcy Code; and

                  (vii) any defense based on any borrowing or grant of a security interest under Section 364 of the U.S. Bankruptcy Code.

                  (d) Each Guarantor further agrees that, as between such Guarantor, on the one hand, and Holders and the Trustee, on the other hand:

                  (i) for purposes of the relevant Guarantee, the maturity of the Obligations Guaranteed by such Guarantee may be accelerated as provided in Article VI, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Obligations guaranteed thereby, and

                  (ii) in the event of any acceleration of such Obligations (whether or not due and payable) such Obligations shall forthwith become due and payable by such Guarantor for purposes of such Guarantee.

                  (e) The Guarantees shall continue to be effective or shall be reinstated, as the case may be, if at any time any payment, or any part thereof, on any of the Notes is rescinded or must otherwise be returned by the Holders or the Trustee upon the insolvency, bankruptcy or reorganization of the Company or any of the Guarantors, all as though such payment had not been made.

                  (f) Each Guarantor shall be subrogated to all rights of the Holders against the Company in respect of any amounts paid by such Guarantor pursuant to the provisions of the Guarantees or this Indenture; provided, however, that a Guarantor shall not be entitled to enforce or to receive any payments until all amounts payable in respect of all Notes issued hereunder shall have been paid in full.

                  SECTION 10.02     Obligations of Guarantors Unconditional.

                  Each Guarantor agrees that its Obligations hereunder shall be Guarantees of payment and shall be unconditional, irrespective of and unaffected by the validity, regularity or enforceability of the Notes or this Indenture, or of any amendment thereto or hereto, the absence of any action to enforce the same, the waiver or consent by any Holder or by the Trustee with respect to any provisions thereof or of this Indenture, the entry of any judgment against the Company or any other Guarantor or any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor.

                  SECTION 10.03     Limitation on Guarantors' Liability.

                  Each Guarantor, and by its acceptance hereof each Holder, confirms that it is the intention of all such parties that the Guarantee by such Guarantor pursuant to its Guarantee not constitute a fraudulent transfer or conveyance for purposes of the Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law. To effectuate the foregoing intention, the Holders and such Guarantor irrevocably agree that the Obligations of such Guarantor under this Article X shall be limited to the maximum amount as shall, after giving effect to all other contingent and fixed liabilities of such Guarantor and after giving effect to any collections from or payments made by or on behalf of any other Guarantor in respect of the Obligations of such other Guarantor under this Article X, result in the Obligations of such Guarantor under its Guarantee not constituting a fraudulent transfer or conveyance under applicable federal or state law.

                  SECTION 10.04     Releases of Guarantees.

                  (a) In the event an entity that is a Guarantor ceases to be a guarantor under the Principal Credit Facilities and the Existing Senior Notes, such entity shall also cease to be a Guarantor, whether or not a Default or an Event of Default is then outstanding. In connection with any Guarantor ceasing to be a Guarantor hereunder, the Company shall deliver to the Trustee an Officers' Certificate certifying that a Guarantor has ceased to be a guarantor under the Principal Credit Facilities and the Existing Senior Notes (or will cease to be a guarantor concurrently with it ceasing to be a Guarantor). Upon delivery to the Trustee of such Officers' Certificate, upon the request of the Company, the Trustee shall execute proper documents acknowledging the release of such Guarantor from its obligations under this Indenture and the Notes, effective upon the Guarantor ceasing to be a guarantor under the Principal Credit Facilities and the Existing Senior Notes.

                  (b) Any Guarantor not released from its obligations under its Guarantee shall remain liable for the full amount payable on the Notes and for the other obligations of the

Company, such Guarantor and any other Guarantor under this Indenture as provided in this Article X.

                  SECTION 10.05 Application of Certain Terms and Provisions to Guarantors.

                  (a) For purposes of any provision of this Indenture which provides for the delivery by any Guarantor of an Officers' Certificate or an Opinion of Counsel or both, the definitions of such terms in Section 1.01 hereof shall apply to such Guarantor as if references therein to the Company were references to such Guarantor.

                  (b) Any request, direction, order or demand which by any provision of this Indenture is to be made by any Guarantor shall be sufficient if evidenced by a written order of the Guarantor signed by one Officer of such Guarantor.

                  (c) Any notice or demand which by any provision of this Indenture is required or permitted to be given or served by the Trustee or by the Holders to or on any Guarantor may be given or served as described in
Section 11.02 hereof.

                  (d) Upon any demand, request or application by any Guarantor to the Trustee to take any action under this Indenture, such Guarantor shall furnish to the Trustee such certificates and opinions as are required in
Section 7.02 hereof as if all references therein to the Company were references to such Guarantor.

                  SECTION 10.06     Additional Guarantors.

                  The Company shall cause each Subsidiary of the Company that becomes a guarantor under the Principal Credit Facilities or the Existing Senior Notes (including any Subsidiary that may have been formerly released as a Guarantor pursuant to Section 10.04), after the Issue Date, to execute and deliver to the Trustee, promptly upon any such formation or acquisition:

                  (i) a supplemental indenture in form and substance satisfactory to the Trustee which subjects such subsidiary to the provisions of this Indenture as a Guarantor, and

                  (ii) an Opinion of Counsel to the effect that such supplemental indenture has been duly authorized and executed by such Subsidiary and constitutes the legally valid and binding obligation of such Subsidiary (subject to exceptions concerning fraudulent conveyance laws, creditors' rights and equitable principles and other customary exceptions as may be acceptable to the Trustee in its discretion).

                                   ARTICLE XI

                                  MISCELLANEOUS

                  SECTION 11.01     Trust Indenture Act Controls.

                  This Indenture is subject to the provisions of the TIA which are required to be part of this Indenture, and shall, to the extent applicable, be governed by such provisions.

                  SECTION 11.02     Notices.

                  Any notice or communication to the Company, the Guarantors or the Trustee is duly given if in writing and delivered in person or mailed by first-class mail to the address set forth below:

                  If to the Company or any Guarantor, addressed to the Company or such Guarantor:

                           Lear Corporation
                           21557 Telegraph Road
                           Southfield, Michigan 48086-5008
                           Attention:  Vice President & Treasurer

                  with a copy to:

                           Winston & Strawn
                           200 Park Avenue
                           New York, New York 10166
                           Attention:  Daniel Ninivaggi

                  If to the Trustee:

                           The Bank of New York
                           101 Barclay Street
                           21st Floor
                           New York, New York  10286
                           Attention:  Corporate Trust Administration

The Company, the Guarantors or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.

                  Any notice or communication to a Holder shall be mailed by first-class mail to his address shown on the Register kept by the Registrar. Failure to mail a notice or communication to a Holder or any defect in such notice or communication shall not affect its sufficiency with respect to other Holders.

                  If a notice or communication is mailed or sent in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it, except that notice to the Trustee shall only be effective upon receipt thereof by the Trustee.

                  If the Company or any Guarantor mails a notice or communication to Holders, it shall mail a copy to the Trustee and each Agent at the same time.

                  SECTION 11.03 Communication by Holders with Other Holders.

                  Holders may communicate pursuant to Section 312(b) of the TIA with other Holders with respect to their rights under the Notes, the Guarantees or this Indenture. The

Company, the Guarantors, the Trustee, the Registrar and anyone else shall have the protection of Section 312(c) of the TIA.

                  SECTION 11.04 Certificate and Opinion as to Conditions Precedent.

                  Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the
Trustee:

                  (i) an Officers' Certificate (which shall include the statements set forth in Section 11.05 hereof) stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been complied with; and

                  (ii) an Opinion of Counsel (which shall include the statements set forth in Section 11.05 hereof) stating that, in the opinion of such counsel, all such conditions precedent and covenants have been complied with.

                  SECTION 11.05     Statements Required in Certificate or
                                    Opinion.

                  Each certificate (other than certificates provided pursuant to Section 4.04 hereof) or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:

                  (i) a statement that each individual signing such certificate or opinion has read such covenant or condition;

                  (ii) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

                  (iii) a statement that, in the opinion of each such person, he or she has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

                  (iv) a statement as to whether or not, in the opinion of each such person, such condition or covenant has been complied with; provided, however, that with respect to matters of fact, an Opinion of Counsel may rely on an Officers' Certificate or certificate of public officials.

                  SECTION 11.06     Rules by Trustee and Agents.

                  The Trustee may make reasonable rules for action by or for a meeting of Holders. The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.

                  SECTION 11.07 Legal Holidays.

                  A "Legal Holiday" is a Saturday, a Sunday or a day on which banking institutions in The City of New York are not required or authorized to be open. If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period.

                  SECTION 11.08 Duplicate Originals.

                  The parties may sign any number of copies of this Indenture. One signed copy is enough to prove this Indenture.

                  SECTION 11.09 Governing Law.

                  THIS INDENTURE, THE NOTES AND THE GUARANTEES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

                  SECTION 11.10 No Adverse Interpretation of Other Agreements.

                  This Indenture may not be used to interpret another indenture, loan or debt agreement of the Company or any of its Subsidiaries. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

                  SECTION 11.11 Successors.

                  All agreements of the Company under the Notes and this Indenture and of the Guarantors under the Guarantees and this Indenture shall bind their respective successors. All agreements of the Trustee in this Indenture shall bind its successor.

                  SECTION 11.12 Severability.

                  In case any provision in the Notes or in the Guarantees or in this Indenture is invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

                  SECTION 11.13 Counterpart Originals.

                  This Indenture may be signed in one or more counterparts. Each signed copy shall be an original, but all of them together represent the same agreement.

                  SECTION 11.14 Submission to Jurisdiction.

                  By the execution and delivery of this Indenture, the Company and each of the Guarantors submits to the nonexclusive jurisdiction of any federal or state court in the State of New York with respect to all matters related to this Indenture, the Notes and the Guarantees.

                  IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed by their respective officers thereunto duly authorized, on the date as of the day and date first written above.


                            LEAR CORPORATION


                            By: /s/ David C. Wajsgras
                            ...................................................
                            Name: David C. Wajsgras
                            Title: Senior Vice President and Chief Financial
                                   Officer



                            LEAR OPERATIONS CORPORATION


                            By: /s/ Joseph F. McCarthy
                            ...................................................
                            Name: Joseph F. McCarthy
                            Title: Vice President, Secretary and General
                                   Counsel



                            LEAR CORPORATION AUTOMOTIVE HOLDINGS


                            By: /s/ Joseph F. McCarthy
                            ...................................................
                            Name: Joseph F. McCarthy
                            Title:  Vice President and Secretary

                           LEAR SEATING HOLDINGS CORP. #50



                           By: /s/ Joseph F. McCarthy
                           ...................................................
                            Name: Joseph F. McCarthy
                            Title: Secretary and General Counsel



                           LEAR CORPORATION EEDS AND INTERIORS



                           By: /s/ Joseph F. McCarthy
                           ....................................................
                           Name: Joseph F. McCarthy
                           Title: Vice President and Secretary



                           LEAR CORPORATION AUTOMOTIVE SYSTEMS



                           By: /s/ Joseph F. McCarthy
                           ....................................................
                           Name: Joseph F. McCarthy
                           Title: Vice President and Secretary



                           LEAR TECHNOLOGIES, LLC



                            By: /s/ David C. Wajsgras
                            ...................................................
                            Name: David C. Wajsgras
                            Title: Senior Vice President and Chief Financial
                                   Officer - Lear Corporation

                            LEAR MIDWEST AUTOMOTIVE, LIMITED
                            PARTNERSHIP



                            By: /s/ Joseph F. McCarthy
                            ...................................................
                            Name: Joseph F. McCarthy
                            Title: Vice President, Secretary and General Counsel



                            LEAR AUTOMOTIVE (EEDS) SPAIN S.L.



                            By: /s/ Joseph F. McCarthy
                            ...................................................
                            Name: Joseph F. McCarthy
                            Title: Power of Attorney



                            LEAR CORPORATION MEXICO, S.A. DE C.V.



                            By: /s/ Joseph F. McCarthy
                            ...................................................
                            Name: Joseph F. McCarthy
                            Title: Power of Attorney



                            THE BANK OF NEW YORK, AS TRUSTEE



                            By:  Paul Schmalzel
                            ...................................................
                            Name: Paul Schmalzel
                            Title: Vice President

                                                                       EXHIBIT A


                                 [FACE OF NOTE]

                  FOR UNITED STATES FEDERAL INCOME TAX PURPOSES, THIS SECURITY BEARS ORIGINAL ISSUE DISCOUNT. INFORMATION INCLUDING THE ISSUE PRICE, AMOUNT OF ORIGINAL ISSUE DISCOUNT, THE ISSUE DATE, AND THE YIELD TO MATURITY WILL BE MADE AVAILABLE TO HOLDERS UPON WRITTEN REQUEST TO THE TREASURER OF THE COMPANY.

                   [if a Global Note, insert: UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY ("DTC") TO LEAR CORPORATION OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

                  [if a Restricted Security, insert: THIS NOTE (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE UNITED STATES SECURITIES ACT OF 1933 (THE "SECURITIES ACT"), AND THIS NOTE AND COMMON STOCK ISSUABLE UPON CONVERSION OR OTHERWISE IN RESPECT HEREOF MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THIS NOTE IS HEREBY NOTIFIED THAT THE SELLER OF THIS NOTE MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER.

                  THE HOLDER OF THIS NOTE AGREES FOR THE BENEFIT OF THE COMPANY THAT (A) THIS NOTE AND THE COMMON STOCK ISSUABLE UPON CONVERSION OR OTHERWISE IN RESPECT HEREOF MAY BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY
(I) IN THE UNITED STATES TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (II) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH RULE 904 UNDER THE SECURITIES ACT, (III) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE) OR (IV) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH OF CASES (I) THROUGH (IV) IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF

ANY STATE OF THE UNITED STATES, AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THIS NOTE FROM IT OF THE RESALE RESTRICTIONS REFERRED TO IN (A) ABOVE. IN ANY CASE, THE HOLDER HEREOF WILL NOT, DIRECTLY OR INDIRECTLY, ENGAGE IN ANY HEDGING TRANSACTIONS WITH REGARD TO THE NOTES OR THE COMMON STOCK EXCEPT AS PERMITTED UNDER THE SECURITIES ACT.]

                                LEAR CORPORATION

            Zero-Coupon Senior Convertible Note Due February 20, 2022



No. R-
Issue Date:  February 20, 2002              Original Issue Discount:  $608.94
Issue Price:  $391.06                       (for each $1,000 Principal Amount)
(for each $1,000 Principal Amount)          CUSIP:


                  Lear Corporation, a Delaware corporation (the "Company") for value received, hereby promises to pay to Cede & Co., or registered assigns, the Principal Amount of _______________ Dollars ($_________) on February 20, 2022.

                  The principal of this Note shall not bear interest, except in the case of default in payment of principal upon acceleration, redemption, repurchase or maturity or as specified on the other side of this Note. Original Issue Discount will accrue as specified on the other side of this Note. This
Note is convertible as specified on the other side of this Note.

                  Payment of the amounts due under this Note will be made at the office or agency of the Company maintained for that purpose in The City of New York, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that at the option of the Company, payment of interest, if any, may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Register. [if a Global Note, insert: Payments in respect of this Security shall be made by transfer of immediately available funds to the account specified by the Holder.]

                  Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

                  Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

                  IN WITNESS WHEREOF, the Company has caused this Note to be executed manually or by facsimile by its duly authorized officers.

Dated:                                 LEAR CORPORATION



                                       By:______________________________
                                       Name:
                                       Title:



                                       By:______________________________
                                       Name:
                                       Title:

Trustee's Certificate of Authentication

This is one of the Zero-Coupon Convertible Senior Notes due February 20, 2022 referred to in the within-mentioned Indenture.

THE BANK OF NEW YORK,
as Trustee



By:__________________________________
         Authorized Signatory

Date:

                             [REVERSE SIDE OF NOTE]

                                LEAR CORPORATION

            ZERO-COUPON CONVERTIBLE SENIOR NOTE DUE FEBRUARY 20, 2022

                  1. INTEREST

                  This Note shall not bear periodic interest, except as specified in this paragraph and in paragraph 9 hereof. If the Principal Amount hereof or any portion of such Principal Amount is not paid when due (whether upon acceleration pursuant to the Indenture, upon the date set for payment of the Redemption Price pursuant to paragraph 5 hereof, upon the date set for payment of a Purchase Price or Fundamental Change Purchase Price pursuant to paragraph 6 hereof or upon the Maturity Date of this Note) or if interest due hereon or any portion of such interest is not paid when due in accordance with paragraph 9 hereof, then in each such case the overdue amount shall bear interest at the rate of 4.75% per annum, compounded semiannually (to the extent that the payment of such interest shall be legally enforceable), which interest shall accrue from the date such overdue amount was due to the date payment of such amount, including, to the extent lawful, interest thereon, has been made or duly provided for. All such interest shall be payable on demand. The accrual of such interest on overdue amounts shall be in lieu of, and not in addition to, the continued accretion.

                  The Notes shall increase in Accreted Value commencing on the Issue Date, subject to the Notes being converted to Cash Pay Notes pursuant to paragraph 9.

                  "Accreted Value" means, at any date of determination, (1) prior to such time as this Note is converted into a Cash Pay Note, the sum of
(x) the Issue Price of this Note and (y) the portion of the excess of the Principal Amount of this Note over the Issue Price ("Original Issue Discount") which shall have been amortized by the Company in accordance with GAAP through such date, such amount to be so amortized on a daily basis and compounded semiannually on each February 20 and August 20 at the rate of 4.75% per annum from the Issue Date through the date of determination computed on the basis of a 360-day year and twelve 30-day months and (2) at or after such time as this Note is converted to a Cash Pay Note, its Restated Principal Amount.

                  2. METHOD OF PAYMENT

                  Subject to the terms and conditions of the Indenture, the Company shall make payments in respect of the Notes to the Persons who are registered Holders of Notes at the close of business on the Business Day preceding the Redemption Date or Maturity Date, as the case may be, or at the close of business on a Purchase Date or Fundamental Change Purchase Date, as the case may be. Holders must surrender Notes to a Paying Agent to collect such payments in respect of the Notes. The Company shall pay cash amounts in money of the United States that at the time of payment is legal tender for payment of public and private debts. However, the Company may make such cash payments by check payable in such money.

                  3. REGISTRAR, PAYING AGENT AND CONVERSION AGENT

                  Initially, The Bank of New York (the "Trustee'), shall act as Registrar, Paying Agent and Conversion Agent. The Company may appoint and change any Paying Agent, Conversion Agent, Registrar or co-registrar without notice, other than notice to the Trustee except that the Company will maintain at least one Paying Agent in the State of New York, The City of New York, Borough of Manhattan, which shall initially be an office or agency of the Trustee. The Company or any of its Subsidiaries or any of their Affiliates may act as Paying Agent, Conversion Agent, Registrar or co-registrar.

                  4. INDENTURE

                  The Company issued the Notes under an Indenture dated as of February 20, 2002 among the Company, the Guarantors and Trustee (the "Indenture"). The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 ("TIA") as in effect on the date of the Indenture. The Notes are subject to all such terms, and Holders are referred to the Indenture and the Act for a statement of them. Capitalized terms not defined herein have the meanings given to those terms in the Indenture.

                  The Notes are general unsecured obligations of the Company limited to $640,000,000 aggregate Principal Amount (subject to Sections 2.03 and
2.09 of the Indenture). The Indenture does not limit other indebtedness of the Company, secured or unsecured, of the Company.

                  The Company will furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to: Lear Corporation, 21557 Telegraph Road, Southfield, Michigan 48086-5008, Attention:
Vice President and Treasurer.

                  5. REDEMPTION AT THE OPTION OF THE COMPANY

                  No sinking fund is provided for the Notes. Beginning on February 20, 2007, the Company may redeem the Notes for Cash, in whole, or from time to time in part, at a redemption price equal to the Accreted Value thereof to but excluding the Redemption Date. The Company will give holders not less than 30 days nor more than 60 days notice of redemption.

                  The table below shows what the Accreted Value of a Note per $1,000 Principal Amount would be on February 20, 2007, and at specified dates thereafter prior to maturity and at the Maturity Date. The Accreted Value, in dollars, of a Note per $1,000 Principal Amount redeemed between such dates shall include an additional amount reflecting the increase in Accreted Value since the next preceding date in the table to but excluding the actual Redemption Date.


                                                                               INCREASE IN
                                                                            ACCRETED VALUE AT      REDEMPTION PRICE
REDEMPTION DATE                                        ISSUE PRICE(1)            4.75%(2)               (1+2)
---------------                                        --------------       -----------------      ----------------

February 20, 2007...............................        $     391.06           $     103.46          $     494.52
February 20, 2008...............................        $     391.06           $     127.23          $     518.29
February 20, 2009...............................        $     391.06           $     152.14          $     543.20
February 20, 2010...............................        $     391.06           $     178.25          $     569.31
February 20, 2011...............................        $     391.06           $     205.61          $     596.67
February 20, 2012...............................        $     391.06           $     234.29          $     625.35
February 20, 2013...............................        $     391.06           $     264.34          $     655.40
February 20, 2014...............................        $     391.06           $     295.85          $     686.91
February 20, 2015...............................        $     391.06           $     328.86          $     719.92
February 20, 2016...............................        $     391.06           $     363.46          $     754.52
February 20, 2017...............................        $     391.06           $     399.73          $     790.79
February 20, 2018...............................        $     391.06           $     437.74          $     828.80
February 20, 2019...............................        $     391.06           $     477.57          $     868.63
February 20, 2020...............................        $     391.06           $     519.32          $     910.38
February 20, 2021...............................        $     391.06           $     563.08          $     954.14
February 20, 2022...............................        $     391.06           $     608.94          $   1,000.00



                  If this Note has been converted to a Cash Pay Note, the Redemption Price will be equal to the Restated Principal Amount plus accrued and unpaid interest from the date of such conversion to the Redemption Date; but in no event will this Note be redeemable before February 20, 2007.

                  6. PURCHASE BY THE COMPANY AT THE OPTION OF THE HOLDER; PURCHASE AT THE OPTION OF THE HOLDER UPON A FUNDAMENTAL CHANGE

                  Subject to the terms and conditions of the Indenture, a Holder of Notes shall have the option to require the Company to purchase the Notes held by such Holder on the following Purchase Dates and at the following Purchase Prices per $1,000 Principal Amount, upon delivery of a Purchase Notice containing the information set forth in the Indenture, from the opening of business on the date that is 30 Business Days prior to such Purchase Date until the close of business on such Purchase Date and upon delivery of the Notes to the Paying Agent by the Holder as set forth in the Indenture. Such Purchase Prices may be paid, at the option of the Company, in cash or by the issuance and delivery of shares of Common Stock, or in any combination thereof.

                  The Purchase Price of a Note will be:

                  -   $494.52 per Note on February 20, 2007;

                  -   $625.35 per Note on February 20, 2012; and

                  -   $790.79 per Note on February 20, 2017.

                  Notes in denominations larger than $1,000 of Principal Amount may be purchased in part, but only in multiples of $1,000 of Principal Amount.

                  If prior to a Purchase Date this Note has been converted to a Cash Pay Note, the Purchase Price will be equal to the Restated Principal Amount plus accrued and unpaid interest from the date of conversion to the Purchase Date.

                  If a Fundamental Change shall occur at any time, each Holder shall have the right, at such Holder's option and subject to the terms and conditions of the Indenture, to require the Company to purchase such Holder's Notes on a date no later than 35 Business Days after the date of the Fundamental Change, for a Fundamental Change Purchase Price equal to the Accreted Value to but excluding the Fundamental Change Purchase Date. The Fundamental Change Purchase Price may be paid, at the option of the Company, in cash or by the issuance and delivery of shares of Common Stock, or in any combination thereof. If, prior to the Fundamental Change Purchase Date, this Note was converted to a Cash Pay Note the Fundamental Change Purchase Price will be equal to the Restated Principal Amount plus accrued and unpaid interest from the date of conversion to the Fundamental Change Purchase Date. Notes in denominations larger than $1,000 of Principal Amount may be surrendered for purchase in part in connection with a Fundamental Change, but only in multiples of $1,000 of Principal Amount.

                  Holders have the right to withdraw any Purchase Notice or Fundamental Change Purchase Notice, as the case may be, by delivery to the Paying Agent of a written notice of withdrawal in accordance with the provisions of the Indenture.

                  7.  NOTICE OF REDEMPTION AT THE OPTION OF THE COMPANY

                  Notice of redemption at the option of the Company shall be mailed at least 30 days but not more than 60 days before the Redemption Date to each Holder of Notes to be redeemed at the Holder's registered address. If money sufficient to pay the Redemption Price of, together with any accrued and unpaid interest, if any, with respect to, all Notes (or portions thereof) to be redeemed on the Redemption Date is deposited with the Paying Agent prior to or on the Redemption Date, on and after such date Original Issue Discount and interest, if any, on the Notes (or portions thereof) called for redemption will cease to accrue. Notes in denominations larger than $1,000 Principal Amount may be redeemed in part but only in multiples of $1,000 Principal Amount.

                  8.  CONVERSION

                  A Holder of a Note may convert this Note into Common Stock at any time on or before the close of business on February 20, 2022 if at least one of the following conditions is satisfied:

                  (a) the Twenty-Day Average Price on the Conversion Date is at least a specified percentage, beginning at 120% for the first year following the Issue Date and declining 1/2% on February 20 of each year thereafter, declining to 110% at the Maturity

         Date, of the Accreted Value as of such date of conversion, divided by the Conversion Rate;

                  (b) the long-term credit rating assigned to the Notes by either Moody's or S&P is reduced to below Ba3 or BB-, respectively, or any one of these rating services withdraws its long-term credit rating assigned to the Notes;

                  (c) the Notes have been called for redemption by the Company;
         or

                  (d) the Company elects (i) to distribute to all holders of Common Stock rights entitling them to purchase, for a period expiring within 60 days after the date of such distribution, Common Stock at a purchase price less than the Sale Price at the time of such distribution, (ii) to distribute to all holders of Common Stock assets, debt, securities or rights to purchase securities of the Company, which distribution has a per share value as determined by the Company's Board of Directors exceeding 15% of the Sale Price of the Common Stock on the day preceding the declaration date for such distribution, or (iii) to become a party to a consolidation, merger or binding share exchange pursuant to which the Common Stock would be converted into cash, securities or other property, in which case the Holder may surrender this Note for conversion at any time from and after the date which is 15 days prior to the anticipated effective date for the transaction until 15 days after the actual effective date of such transaction.

                  For purposes of the foregoing, "Twenty Day Average Price" means the average of the Sale Price of the Common Stock for each Trading Day in the 20 Trading Day period ending on the last Trading Day prior to the applicable Conversion Date, appropriately adjusted to take into account the occurrence, during such 20 Trading Day period, of any event requiring adjustment of the Conversion Rate under the Indenture.

                  In the case of the foregoing clauses (d)(i) and (ii), the Company must notify the Holders of Notes at least 20 days prior to the ex-dividend date for such distribution. Once the Company has given such Notice, Holders may surrender their Notes for conversion at any time thereafter until the earlier of the close of business on the Business Day prior to the ex-dividend date or the Company's announcement that such distribution will not take place.

                  If this Note is called for redemption, the Holder may convert it at any time before the close of business on the last Business Day prior to the Redemption Date. A Note in respect of which a Holder has delivered a notice of exercise of the option to require the Company to purchase such Note or to purchase such Note in the event of a Fundamental Change may be converted only if the notice of exercise is withdrawn in accordance with the terms of the Indenture.

                  The initial Conversion Rate is 7.5204 shares of Common Stock per Note with a $1,000 Principal Amount, subject to adjustment in certain events described in the Indenture. The Company shall deliver cash or a check in lieu of any fractional share of Common Stock.

                  In the event the Company exercises its option pursuant to
Section 3.10 of the Indenture to convert the Notes to Cash Pay Notes, the Holder will be entitled on conversion to receive the same number of shares of Common Stock such Holder would have received if the

Company had not exercised such option. If the Company exercises such option, Notes surrendered for conversion during the period from the close of business on any Regular Record Date next preceding any Interest Payment Date to the opening of business of such Interest Payment Date (except Notes with respect to which the Company has mailed a notice of redemption) must be accompanied by payment of an amount equal to the interest thereon that the registered Holder is to receive. Except where Notes surrendered for conversion are so surrendered after a Regular Record Date but prior to the opening of business on the corresponding Interest Payment Date (in which case such converting Holder shall receive a final interest payment on such Interest Payment Date, which interest payment may be repayable to the Company upon conversion as described in this paragraph), no interest on converted Notes will be payable by the Company on any Interest Payment Date subsequent to the date of conversion.

                  To convert this Note a Holder must (1) complete and manually sign the conversion notice on the back of this Note (or complete and manually sign a facsimile of such notice) and deliver such notice to the Conversion Agent at the office maintained by the Conversion Agent for such purpose, (2) surrender this Note to the Conversion Agent, (3) furnish appropriate endorsements and transfer documents if required by the Conversion Agent, the Company or the Trustee and (4) pay any transfer or similar tax, if required.

                  A Holder may convert a portion of this Note only if the Principal Amount of such portion is $1,000 or a multiple of $1,000. No payment or adjustment shall be made for dividends on the Common Stock except as provided in the Indenture. On conversion of this Note, that portion of Accreted Value (or, interest, if the Company has exercised its option provided for in paragraph 9 hereof) attributable to the period from the Issue Date (or, if the Company has exercised the option referred to in paragraph 9 hereof, the later of (x) the date of such exercise and (y) the date on which interest was last paid) to the Conversion Date shall not be cancelled, extinguished or forfeited, but rather shall be deemed to be paid in full to the Holder thereof through the delivery of the Common Stock (together with any cash payment in lieu of fractional shares) in exchange for the portion of this Note being converted pursuant to the terms hereof; and the fair market value of such shares of Common Stock (together with any such cash payment in lieu of fractional shares) shall be treated as issued, to the extent thereof, first in exchange for Original Issue Discount accrued through the Conversion Date, and the balance, if any, of such fair market value of such Common Stock (and any such cash payment) shall be treated as issued in exchange for the Issue Price of the Note being converted pursuant to the provisions hereof.

                  9. TAX EVENT

                     (a) From and after (i) the date (the "Tax Event Date") of the occurrence of a Tax Event and (ii) the date the Company exercises such option, whichever is later (the "Option Exercise Date"), at the option of the Company, all of the Notes will cease to accrete, and cash interest shall accrue at the rate of 4.75% per annum on the restated principal amount (the "Restated Principal Amount"), equal to the Accreted Value on the Option Exercise Date, and shall be payable semi-annually on February 20 and August 20 of each year (each an "Interest Payment Date") to holders of record at the close of business on February 5 or August 5 (each a "Regular Record Date") immediately preceding such Interest Payment Date. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months and will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the Option Exercise Date.

                     (b) Interest on any Note that is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the person in whose name that Note is registered at the close of business on the Regular Record Date for such interest at the office or agency of the Company maintained for such purpose. Each installment of interest on any Note shall be paid in same-day funds by transfer to an account maintained by the payee located inside the United States.

                  10. GUARANTEES

                  The Notes are guaranteed by the Guarantors, subject to the release of such guarantees under certain circumstances, as provided in the Indenture.

                  11. DEFAULTED INTEREST

                  Except as otherwise specified with respect to the Notes, any Defaulted Interest on any Note shall forthwith cease to be payable to the registered Holder thereof on the relevant Regular Record Date or accrual date, as the case may be, by virtue of having been such Holder, and such Defaulted Interest may be paid by the Company as provided for in Section 3.11 of the Indenture.

                  12. DENOMINATIONS; TRANSFER; EXCHANGE

                  The Notes are in registered form, without coupons, in denominations of $1,000 of Principal Amount and multiplies of $1,000. A Holder may transfer or convert Notes in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not transfer or exchange any Notes selected for redemption (except, in the case of a Note to be redeemed in part, the portion of the Note not to be redeemed) or any Notes in respect of which a Purchase Notice or Fundamental Change Purchase Notice has been given and not withdrawn (except, in the case of a Note to be purchased in part, the portion of the Note not to be purchased) or any Notes for a period of 15 days before any selection of Notes to be redeemed.

                  13. PERSONS DEEMED OWNERS

                  The registered Holder of this Note may be treated as the owner of this Note for all purposes.

                  14. UNCLAIMED MONEY OR PROPERTY

                  If money for the payment of amounts payable in respect of the Notes remains unclaimed for two years, the Trustee and the Paying Agent will pay the money back to the Company at its request. After that, Holders entitled to the money must look to the Company for payment, unless an abandoned property law designates another Person, and all liability of the Trustee and such Paying Agent with respect to such money shall cease.

                  15. SATISFACTION AND DISCHARGE

                  When either (a) all Notes previously authenticated and delivered (other than Notes which have been destroyed, lost or stolen and which have been replaced or paid) have been delivered to the Trustee for cancellation or (b) all Notes not previously delivered to the Trustee for cancellation have become due and payable (whether at stated maturity, or upon early redemption, repurchase or otherwise), the obligations under the Notes, the Guarantees and the Indenture may be terminated if the Company deposits with the Trustee Cash and/or U.S. Government Obligations sufficient to pay all amounts payable in respect of the Notes in accordance with the terms of the Indenture.

                  16. AMENDMENT; SUPPLEMENT; WAIVER

                  Subject to certain exceptions, the Indenture, the Notes and the Guarantees may be amended or supplemented with the consent of the Holders of at least a majority in Principal Amount of the Notes then outstanding, and any existing Default or Event of Default or compliance with any provision of the Indenture or the Notes may be waived with the consent of the Holders of at least a majority in Principal Amount of the Notes then outstanding. Without notice to or the consent of any Holder, the parties thereto may amend or supplement the Indenture, the Notes or the Guarantees to, among other things, cure any ambiguity, defect or inconsistency and make any change that does not materially and adversely affect the rights of any Holder.

                  17. RESTRICTIVE COVENANTS

                  The Indenture imposes certain limitations on the ability of the Company and its Restricted Subsidiaries, among other things, to create liens and engage in sale and lease-back transactions. In addition, the Indenture imposes certain limitations on the ability of the Company to engage in mergers and consolidations or transfers of all or substantially all of its assets. The Indenture requires the Company to deliver to the Trustee an Officers' Certificate within 120 days after the end of each fiscal year stating whether or not the signers thereof know of any Default or Event of Default under such restrictive covenants.

                  18. DEFAULTS AND REMEDIES

         The Indenture provides that each of the following events constitutes an Event of Default with respect to this Note: (i) failure to pay the Principal Amount (or if the Notes have been converted to Cash Pay Notes following a Tax Event pursuant to paragraph 9, the Restated Principal Amount), Redemption Price, Purchase Price or Fundamental Change Purchase Price with respect to any Notes when such amount becomes due and payable at maturity, upon acceleration, redemption, repurchase or otherwise; (ii) if the Notes have been converted to Cash Pay Notes following a Tax Event pursuant to paragraph 9 or Additional Interest is payable pursuant to the Registration Rights Agreement, the Company defaults in the payment of interest when it becomes due and payable and such default continues for a period of 30 days; (iii) failure to comply with any of the other agreements or covenants under the Indenture, which failure is not cured within 30 days after notice is given as specified in the Indenture; (iv) any Guarantee ceases to be in full force and effect or any Guarantor denies or disaffirms its obligations under its

Guarantee, except, in each case, in connection with a release of a Guarantee in accordance with the terms of this Indenture; (v) the nonpayment at maturity or other default (beyond any applicable grace period) under any agreement or instrument relating to any other Indebtedness of the Company or any of its Subsidiaries (the unpaid principal amount of which is not less than $40 million), which default results in the acceleration of the maturity of such Indebtedness prior to its stated maturity or occurs at the final maturity thereof; (vi) the entry of any final judgment or orders against the Company or any of its Subsidiaries in excess of $40 million individually or in the aggregate (not covered by insurance) that is not paid, discharged or otherwise stayed (by appeal or otherwise) within 60 days after the entry of such judgments or orders; and (vii) certain events of bankruptcy, insolvency or reorganization of the Company or any Significant Subsidiary.

                  If an Event of Default occurs and is continuing, the principal amount hereof may be declared due and payable in the manner and with the effect provided in the Indenture.

                  19. TRUSTEE DEALINGS WITH THE COMPANY

                  The Trustee under the Indenture, in its individual or any other capacity, may make loans to, accept deposits from and perform services for the Company or its Affiliates and may otherwise deal with the Company or its Affiliates as if it were not the Trustee.

                  20. NO RECOURSE AGAINST OTHERS

                  A director, officer, employee, agent, manager, controlling person, stockholder, incorporator or other Affiliate of the Company, as such, shall not have any liability for any obligations of the Company under the Notes or the Indenture or for any claim based on, in respect of or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes.

                  21. AUTHENTICATION

                  This Note shall not be valid until the Trustee signs the certificate of authentication on the other side of this Note.

                  22. ABBREVIATIONS

                  Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= custodian), and U/G/MIA (= Uniform Gift to Minors
Act).

                  23. ADDITIONAL RIGHTS OF HOLDERS OF RESTRICTED SECURITIES

                  In addition to the rights provided to Holders under the Indenture, Holders of Restricted Securities shall have all the rights set forth in the Registration Rights Agreement.

                  24. CUSIP NUMBERS

                  Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Notes and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

                  25. GOVERNING LAW

                  THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

                  26. SUCCESSOR CORPORATION

                  When a successor corporation assumes all the obligations of its predecessor under the Notes and the Indenture, the predecessor corporation will be released from those obligations.

                            FORM OF CONVERSION NOTICE

To:      Lear Corporation

                  The undersigned registered holder of this Note hereby exercises the option to convert this Note, or portion hereof (which is $1,000 Principal Amount or a multiple thereof) designated below, for shares of Common Stock of Lear Corporation in accordance with the terms of the Indenture referred to in this Note, and directs that the shares issuable and deliverable upon such conversion, together with any check for any cash deliverable upon such conversion, and any Notes representing any unconverted Principal Amount hereof, be issued and delivered to the registered holder hereof unless a different name has been indicated below. If shares or any portion of this Note not converted are to be issued in the name of a Person other than the undersigned, the undersigned shall pay all transfer taxes payable with respect thereto.

                  This notice shall be deemed to be an irrevocable exercise of the option to convert this Note.

Dated:
      ------------------------------------


      ------------------------------------
                 Signature(s)


Fill in for registration of shares if to be delivered, and Notes if to be issued other than to and in the name of registered holder:

Principal Amount
to be converted (if less than all):



------------------------------------
               (Name)



------------------------------------
          (Street Address)




------------------------------------          Social Security or
    (City, state, and zip code)               Other Taxpayer Number
                                                                    -----------



Please print name and address

              OPTION TO ELECT TO PURCHASE UPON A FUNDAMENTAL CHANGE

To:      Lear Corporation
         The Bank of New York, as Paying Agent

         The undersigned registered holder of this Note hereby acknowledges receipt of a notice from Lear Corporation (the "Company") as to the occurrence of a Fundamental Change with respect to the Company and requests and instructs the Company to purchase this Note, or the portion hereof (which is $1,000 Principal Amount or a multiple thereof) designated below, in accordance with the terms of the Indenture referred to in this Note and directs that the check in payment for this Note or the portion thereof and any Notes representing any unpurchased Principal Amount hereof, be issued and delivered to the registered holder hereof unless a different name has been indicated below. If any portion of this Note not repurchased is to be issued in the name of a Person other than the undersigned, the undersigned shall pay all transfer taxes payable with respect thereto.


Dated:

                            ------------------
                       Signature(s)



Fill in for registration of shares if to be delivered, and Notes if to be issued other than to and In the name of registered holder:


                            ------------------
                          (Name)

                            ------------------
                     (Street Address)


                            ------------------
                      (City, state and zip code)


Please print name and address           Certificate Number, if certificated:

Principal Amount to be purchased (if less than all): $__,000

If the Company elects, pursuant to a Fundamental Change Notice, to pay the Fundamental Change Purchase Price to be paid as of such Fundamental Change Purchase Date, in whole or in part, in Common Stock but such portion of the Fundamental Change Purchase Price shall ultimately be payable to such Holder in Cash because any of the conditions to the payment of the Fundamental Change Purchase Price in Common Stock are not satisfied prior to or on the Fundamental Change Purchase Date, I elect

[ ] to withdraw such Purchase Notice as to [$___________] Principal Amount of Notes [all of the Notes to which this Fundamental Change Purchase Notice relates] or

[ ] to receive Cash in respect of the entire Fundamental Change Purchase Price for all Notes (or portions thereof) to which this Fundamental Change Purchase Notice relates.

                                   ASSIGNMENT

For value received ___________________ hereby sell(s), assign(s) and transfer(s) unto ________________ (Please insert social security or other Taxpayer Identification Number of assignee) the within Note, and hereby irrevocably constitutes and appoints _______________ as attorney-in-fact to transfer such Note on the books of the Company, with full power of substitution in the premises.

In connection with any transfer of the Note within the period prior to the expiration of the holding period applicable to sales thereof under Rule 144(k) (other than any transfer pursuant to a registration statement that has been declared effective under the Securities Act) under the Securities Act of 1933, as amended, (or any successor provision), the undersigned confirms that such
Note is being transferred:

              [ ] Pursuant to and in compliance with Rule 144A under the Securities Act of 1933, as amended; or

              [ ] outside the United States in an offshore transaction in accordance with Rule 904 under the Securities Act of 1933, as amended; or

              [ ] Pursuant to an exemption from registration under the Securities Act of 1933, as amended, provided by Rule 144 thereunder,

and unless the box below is checked, the undersigned confirms that to its knowledge such Security is not being transferred to an "affiliate" of the Company as defined in Rule 144 under the Securities Act of 1933, as amended (an "Affiliate").

              [ ]  The transferee is an Affiliate of the Company.

Dated:                             Name:
      ------------------------          ---------------------------------------

                                   Signature:
                                             ----------------------------------


                                   Signature(s) must be guaranteed by an
                                   eligible Guarantor Institution (a bank, a stock broker, a savings and loan association or a credit union) with membership in an approved signature guarantee program pursuant to Securities and Exchange Commission Rule 17Ad-15) if shares of Common Stock are to be issued, or Securities to be delivered, other than to or in the name of the registered holder.


                                   By:
                                       -----------------------------------------
                                                      Signature Guarantor

NOTICE: The above signatures of the holder(s) hereof must correspond with the name as written upon the face of the Security in every particular without alteration or enlargement or any change whatever.

            SCHEDULE OF CHANGES OF PRINCIPAL AMOUNT OF GLOBAL NOTE(1)

      The following changes of a part of this Global Note have been made:



                       Amount of decrease or
                       increase in Principal
                       Amount of this Global    Principal Amount of this Global   Signature of Authorized
                        Note and reason for    Note following such decrease (or           Officer
        Date                  change                       increase)                     of Trustee
------------------------------------------------------------------------------------------------------------





































































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(1)  This schedule should be included only if the Note is issued in global form.